UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR THE USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-12

ITT Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

ITT

ENGINEERED FOR LIFE

2019
Notice of Annual Meeting & Proxy Statement
ITT Inc.

ITT Inc.

1133 Westchester Avenue

White Plains, NY 10604

DEAR FELLOW

SHAREHOLDER

FRANK T. MACINNIS

CHAIRMAN OF THE BOARD

April 8, 2019

On behalf of the ITT Inc. Board of Directors, we would like to thank you for your continued investment in ITT Inc. The Company delivered strong performance in 2018, a testament to our focused strategy and the Board’s commitment to overseeing long-term shareholder value. It is my pleasure to invite you to attend the 2019 Annual Meeting of Shareholders of ITT Inc. to be held on May 22, 2019, at 9:00 a.m. Eastern Time, in White Plains, New York. Details regarding admission to the meeting and the business to be conducted are provided in the accompanying Notice of Annual Meeting and Proxy Statement.

Since last year’s Annual Meeting, Denise L. Ramos has retired from our Board and as Chief Executive Officer. The Board is extremely grateful to Denise for her significant contributions and many years of dedicated service to the Board and to our shareholders as a director and as CEO of ITT since 2011.

Your Board believes in strong corporate governance and is committed to having sound governance principles and practices. We believe that maintaining a robust governance structure helps ensure the sustainable success of our company, and the Board - along with our senior leadership team - sets the tone and drives our core values. We focus our attention on overseeing ITT’s business strategies, succession planning, board composition and engagement with our shareholders.

OVERSIGHT OF BUSINESS STRATEGY

ITT has a rich and vibrant legacy of transformation and growth, shaped by our highly engineered products and services, ongoing global expansion and successful strategic reinventions. We are committed to creating sustainable value for all of our stakeholders, supported by a balanced strategy designed to achieve long-term profitable growth. The Board oversees ITT’s long-term strategy, the elements of which include disciplined organic and inorganic growth generated through global market expansion, new product development and smart investments, combined with operational advancements that improve overall productivity, quality and safety while reducing costs and cycle times.

SUCCESSFUL LEADERSHIP TRANSITION AND SUCCESSION PLANNING

One of our most important duties as a Board is to oversee the development of executive talent and ensure continuity in our senior leadership, and in particular to effect an orderly and stable CEO succession process. In 2018, we implemented a leadership transition under which Luca Savi, previously Chief Operating Officer, became President in August 2018 and for the remainder of 2018 worked together with Denise, the ITT leadership team and the Board to ensure a seamless transition. Luca assumed the role of CEO effective January 1, 2019 and was elected to serve as a director effective at that time. Luca brings broad knowledge of the Company’s operations and deep experience to his new role. We are very pleased with the initial progress the Company is making under his leadership.

BOARD COMPOSITION & REFRESHMENT

We also take Board succession planning very seriously and our goal is to ensure that the Board is composed of a group of directors who represent the long-term interests of our shareholders. We believe that periodic refreshment of the Board fosters critical thinking and introduces new perspectives and ideas.

In October 2018, as we prepared for Denise’s planned retirement and as we looked forward to other anticipated retirements over the next several years, we added two new directors to the Board. Cheryl L. Shavers and Sabrina Soussan each bring valued expertise and diverse perspectives to the Board. Our Board’s commitment over time to continuous self-evaluation, refreshment and proactive succession planning has resulted in the addition of nine new directors since 2013, a reduction in the average tenure on the Board, and rotation of all three Board committee chairs in 2017.

Our next planned transition is for my role as independent Chair of the Board. I had intended to retire at the 2019 Annual Meeting in May pursuant to our Corporate Governance Principles, under which directors typically do not stand for reelection after reaching age 72. As the Board evaluated the timing of the CEO transition, and recognizing that significant management transitions can be disruptive to an organization, it determined that continuity of leadership in the non-executive Chair role would be beneficial for a short time following the CEO transition in order to provide for stability to ITT. At the Board’s request, I have agreed to serve through the 2020 Annual Meeting. The Board will be focused on the process for transitioning to a new independent Board Chair over the next year.

ENGAGEMENT WITH SHAREHOLDERS

We value the variety of perspectives received through engagement with our shareholders and a priority for this Board is understanding and considering the views of our shareholders as part of our decision-making process. We continue to actively engage with our shareholders through a program that is overseen by the Board. During fiscal 2018, we engaged with governance professionals from our largest shareholders collectively representing approximately 43% of our outstanding shares. Our engagement discussions covered a number of topics including our leadership transition, the Board’s composition and governance overall, our executive compensation practices and our approach to sustainability.

Thank you for your continued support and confidence in ITT. We hope you can join us at the Annual Meeting.

Sincerely,

FRANK T. MACINNIS

NOTICE OF 2019 ANNUAL

MEETING OF SHAREHOLDERS

MEETING INFORMATION

WEDNESDAY, MAY 22, 2019

9:00 a.m. Eastern Time

ITT Inc.

1133 Westchester Avenue

White Plains, NY 10604

ITEMS OF BUSINESS

1.	To elect the 13 nominees named in the attached Proxy Statement to the Board of Directors to serve until the 2020 annual meeting of shareholders or until their respective successors shall have been duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year.

3.	To conduct an advisory vote on the compensation of the Company’s named executive officers.

4.	To consider a shareholder proposal, if properly presented at the Annual Meeting.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

WHO CAN VOTE, RECORD DATE

Holders of record of ITT Inc. common stock at the close of business on March 25, 2019 are entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

MAILING OR AVAILABILITY DATE

Beginning on or about April 8, 2019, this Notice of 2019 Annual Meeting of Shareholders and the attached Proxy Statement are being mailed or made available, as the case may be, to shareholders of record on March 25, 2019.

ABOUT PROXY VOTING

It is important that your shares be represented and voted at the Annual Meeting. If you are a registered shareholder, you may vote online at www.proxyvote.com, by telephone or by mailing a proxy card. You may also vote in person at the Annual Meeting. If you hold shares through a bank, broker or other institution, you may vote your shares by any method specified on the voting instruction form that they provide. See details under “How do I vote?” under “Additional Information about Proxy Statement and Voting.” We encourage you to vote your shares as soon as possible.

By order of the Board of Directors,

LORI B. MARINO

Corporate Secretary

April 8, 2019

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

ONLINE	BY MAIL	BY PHONE	IN PERSON
Visit the website on	Sign, date and return your proxy	Call the telephone number	Attend the Annual Meeting in White Plains, NY
your proxy card	card in the enclosed envelope	on your proxy card	See page 77 for instructions on how to attend

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

ITT Inc.’s Annual Meeting of Shareholders to be held on Wednesday, May 22, 2019, at 9:00 a.m. Eastern Time
The Proxy Statement and 2018 Annual Report to Shareholders are available online at www.proxyvote.com

ITT INC. | 2019 PROXY STATEMENT    6

Back to Contents

ITT INC. | 2019 PROXY STATEMENT    7

Back to Contents

PROXY STATEMENT EXECUTIVE SUMMARY

This summary highlights selected information in this Proxy Statement. Please review the entire document before voting.

ANNUAL MEETING OF SHAREHOLDERS OF ITT INC.

Date	May 22, 2019
Time	9:00 a.m. Eastern Time
Location	ITT Inc., 1133 Westchester Avenue, White Plains, NY 10604
Admission Information	See page 77 for instructions

VOTING ITEMS

Voting Item		Board Voting Recommendation	Further Information (page)
1.	To elect the 13 nominees named in the Proxy Statement to ITT’s Board of Directors	FOR each nominee	30
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019	FOR	38
3.	To conduct an advisory vote on the compensation of the Company’s named executive officers	FOR	42
4.	To consider a shareholder proposal requiring a policy that the chair of the board be independent	AGAINST	75

HOW TO VOTE

Your vote is important. You are eligible to vote if you were a shareholder of record at the close of business on March 25, 2019. Even if you plan to attend the meeting, please vote as soon as possible using one of the following methods. In all cases, you should have your proxy card in hand.

YOUR VOTE IS IMPORTANT:

ONLINE	BY MAIL	BY PHONE	IN PERSON
Visit the website on your proxy card	Sign, date and return your proxy card in the enclosed envelope	Call the telephone number on your proxy card	Attend the Annual Meeting in White Plains, NY. See page 77 for instructions on how to attend

ITT INC. | 2019 PROXY STATEMENT    9

Back to Contents

2018 FISCAL HIGHLIGHTS

In August 2018, we announced the results of our thorough, multi-year CEO succession planning process undertaken by our Board. On January 1, 2019, Luca Savi became our President and CEO, succeeding Denise L. Ramos, who had served as President and CEO for seven years. As a member of the ITT Leadership Team since joining ITT in 2011, Mr. Savi has helped shape and execute the strategies that have driven our strong ongoing performance, and he has a proven track record of leading innovation, business and market growth, and operational excellence, both at ITT and in other roles throughout his career. Mr. Savi has held various senior leadership roles since joining the Company, most recently the role of President and Chief Operating Officer where he oversaw all three of the Company’s business units.

The following are highlights from our reported fiscal 2018 performance (all financial comparisons are 2018 to 2017):

■	$2.89B Total Orders +10%; Organic Orders +8%
■	$2.75B Total Revenue +6%; Organic Revenue +4%
■	Segment Operating Income +27%; Adjusted Segment Operating Income +18%
■	$3.75 EPS +191%; $3.23 Adjusted EPS +25%
■	Operating Cash Flow +50%; Free Cash Flow +106%; Adjusted Free Cash Flow +34%

In 2018, we also returned $97 million to shareholders, in dividends and share repurchases, and we will continue to be disciplined and thoughtful in our capital deployment approach.

See the section titled “Key Performance Indicators and Non-GAAP Financial Measures” in our Annual Report on Form 10-K filed with the SEC for the reasons why we use non-GAAP financial measures and reconciliations to the comparable GAAP financial measures.

ITT INC. | 2019 PROXY STATEMENT    10

Back to Contents

SNAPSHOT OF 2019 DIRECTOR NOMINEES

As a whole, our director nominees possess a variety of important qualifications, skills and attributes, including those set forth in the chart below.

DIRECTOR SNAPSHOT
					Board Committees
			Other
			Public				Nominating
		Director	Company			Compensation	and
Name	Age	Since	Boards	Position	Audit	and Personnel	Governance
Orlando D. Ashford	50	2011	0	President of Holland America Line
Geraud Darnis	59	2015	0	Former President & CEO of UTC Building & Industrial Systems
Donald DeFosset, Jr.	70	2011	3	Former Chairman, President & CEO of Walter Industries, Inc.
Nicholas C. Fanandakis	62	2016	1	Executive Vice President of DowDuPont
Christina A. Gold	71	1997	2	Former President & CEO of The Western Union Company
Richard P. Lavin	67	2013	2	Former President & CEO of Commercial Vehicle Group, Inc.
Mario Longhi	64	2017	1	Former President & CEO of United States Steel Corporation
Frank T. MacInnis	72	2011	0	Former CEO of EMCOR Group, Inc.
Rebecca A. McDonald	66	2013	0	Former CEO of Laurus Energy, Inc.
Timothy H. Powers	69	2015	1	Former Chairman, President & CEO of Hubbell, Inc.
Luca Savi	53	2018	0	President & CEO of ITT Inc.
Cheryl L. Shavers	65	2018	2	Co-Founder, Chairman & Chief Executive Officer of Global Smarts, Inc.
Sabrina Soussan	49	2018	0	CEO, Mobility Division of Siemens AG

Chair

*	Is a citizen of a non-U.S. country (in some cases, in addition to the U.S.)

ITT INC. | 2019 PROXY STATEMENT    11

Back to Contents

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to strong governance practices that protect the long-term interests of our shareholders and establish strong Board and management accountability. The “Corporate Governance and Related Matters” section beginning on page 15 describes our governance framework. We have adopted key corporate governance best practices, including:

WHAT WE DO
Independent Chair	Annual Board and committee evaluation and self-assessments
Highly independent and diverse Board	Active Board refreshment
Annual election of directors	Director skillsets aligned with corporate strategy
Majority voting for uncontested director elections	Formal limit on outside directorships
Regular executive sessions of the Board and its committees	Meaningful stock ownership guidelines for directors
Proxy access right	Formal director orientation and continuing education program
Shareholder right to call special meetings	Proactive engagement with shareholders

SHAREHOLDER ENGAGEMENT AND RESPONSIVENESS

We have taken a more proactive approach to engagement since formalizing our process in 2017. We increased the number of shareholders and percentage of shares covered by our outreach in late 2018 to 59% of our shares outstanding. This year, in addition to representatives from management, our independent Chairman also participated in engagement meetings upon request. The feedback we received was shared with the entire Board of Directors and members of senior management.

Given our recent CEO transition, our shareholders were particularly interested in understanding how our Board oversees succession planning, and investors appreciated ITT’s thoughtful long-term succession process and our smooth leadership transition over the past year. Other key themes included sustainability initiatives, human capital management and Board composition. These conversations continue to inform our Board’s actions, including our approach to Board refreshment and diversity, and our reporting efforts on sustainability topics. The Sustainability Report that ITT published in February 2019 was shaped by our discussions with investors and is intended to be a first step to more meaningful disclosure by the Company in this area.

We encourage our registered shareholders to use the space provided on the proxy card to let us know your thoughts about ITT or to bring a particular matter to our attention. If you hold shares through an intermediary or received the proxy materials electronically, please feel free to write directly to us.

ITT INC. | 2019 PROXY STATEMENT    12

Back to Contents

EXECUTIVE COMPENSATION HIGHLIGHTS

As previously described in the Letter From Our Chairman, we recently completed a thorough, multi-year CEO succession planning process. On January 1, 2019, Luca Savi, previously President and Chief Operating Officer of the Company, was promoted to President and CEO. In setting compensation for our new CEO, the Compensation and Personnel Committee considered a number of factors, including peer group benchmarking and prior CEO compensation levels.

The Committee believes that CEO pay should increase with sustained individual and company performance. In light of the fact that 2019 will be Mr. Savi’s first year in the CEO role, the Committee set Mr. Savi’s target pay below the target pay of Ms. Ramos. For more information regarding CEO compensation, please see “CEO Succession and Pay Decisions” later in this Proxy Statement.

		2018 CEO Target	2019 CEO Target
		Pay	Pay
	Pay Component	Denise Ramos	Luca Savi
The Committee believes CEO target pay should increase with sustained individual and company performance.	Base Salary	$1,000,000	$900,000
	Annual Incentive Plan	$1,200,000	$900,000
	Target (“AIP”)	(120% of salary)	(100% of salary)

	Long-Term Incentives (“LTI”)(1)	$4,500,000	$3,200,000
	ANNUAL TARGET COMPENSATION	$6,700,000	$5,000,000
(1)	The 2018 LTI value for Ms. Ramos differs from what is displayed in the Summary Compensation Table (“SCT”) and Grants of Plan-Based Awards table for 2018, each of which present the grant date fair value. Mr. Savi’s 2019 LTI award was granted in March 2019 and is not included in the SCT and the Grants of Plan-Based Awards table.

The Compensation and Personnel Committee firmly believes in pay-for-performance and has designed our compensation programs to align the pay of our senior executives with both our short-term and long-term financial results and the performance of our stock. The majority of pay for our CEO and other NEOs is “at risk” and is impacted by our financial results and stock price performance.

Our pay-for-performance approach is illustrated by the alignment of our CEO’s realized pay over the last three years to our three-year total shareholder return (“TSR”) and one-year adjusted EPS growth. See the section titled “2018 AIP Performance Metrics and Weightings” for the definition of adjusted EPS. For additional details about our CEO realized pay calculation, please see “CEO Realized Pay” later in this Proxy Statement.

ITT INC. | 2019 PROXY STATEMENT    13

Back to Contents

Target pay for each calendar year includes: annual salary rate + AIP award at target payout + the grant date fair value of LTI awards granted during the year.

Realized pay for each calendar year includes: annual salary rate + actual AIP payout + the intrinsic value of RSU and stock option awards that vested during the year, and the most recent PSU award payout (for stock awards granted three years prior), calculated as of the vesting date.

ITT INC. | 2019 PROXY STATEMENT    14

Back to Contents

CORPORATE GOVERNANCE AND RELATED MATTERS

INTRODUCTION

We strive to maintain the highest standards of corporate governance and ethical conduct. Maintaining full compliance with the laws, rules and regulations that govern our business, and reporting results with accuracy and transparency, are critical to those efforts. We monitor developments in the area of corporate governance, consider the feedback of our shareholders, and review our processes and procedures in light of this input. We also review federal and state laws affecting corporate governance, as well as rules and requirements of the New York Stock Exchange (the “NYSE”). We implement other corporate governance practices that we believe are in the best interests of the Company and its shareholders.

We also understand that corporate governance practices evolve over time, and we seek to maintain practices that provide the right framework for our operations at that time, that are of value to our shareholders and that positively aid in the governance of the Company.

The following sections provide an overview of ITT’s corporate governance structure and processes, including independence and other criteria we use in selecting director nominees, our leadership structure, and certain responsibilities and activities of the Board of Directors and its committees.

ITT’s key governance documents, including our Corporate Governance Principles (the “Principles”), and the charters for the Audit, Compensation and Personnel and Nominating and Governance Committees, are available on our website at www.itt.com/investors/governance/. Our Code of Conduct is available on our website at www.itt.com. We have included our website addresses only as inactive textual references and do not intend them to be active links to our website. Our website is not incorporated into or a part of this Proxy Statement. Shareholders may also obtain copies of these documents free of charge by sending a written request to ITT Inc., 1133 Westchester Avenue, White Plains, NY 10604, Attention: Corporate Secretary.

CORPORATE GOVERNANCE PRINCIPLES

The Board of Directors has adopted the Principles, which govern the operations of the Board and its committees and guide the Board and ITT’s leadership team in the execution of their responsibilities. The Nominating and Governance Committee is responsible for overseeing the Principles. The Nominating and Governance Committee reviews the Principles at least annually and makes recommendations to the Board for updates in response to changing regulatory requirements, issues raised by shareholders or other stakeholders, changing regulatory requirements or otherwise as circumstances warrant. The Board may amend, waive, suspend or repeal any of the Principles at any time, with or without public notice, as it determines necessary or appropriate in the exercise of the Board’s judgment or fiduciary duties. As noted above, we have posted the Principles on our website at: www.itt.com/investors/governance/. The Principles include the following items concerning the Board:

■	no director may stand for re-election after he or she has reached the age of 72;
■	directors must be able to devote the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary for good corporate governance;
■	directors are limited to service on four public company boards (including the ITT Board). If the director serves as an active CEO of a public company, the director is limited to service on two public company boards (including the ITT board) in addition to service on his or her own board;
■	the CEO reports at least annually to the Board on succession planning and management development;
■	the Board evaluates the performance of the CEO and other senior management personnel at least annually; and
■	the Board maintains a process whereby the Board and its committees are subject to annual evaluation and self-assessment.

ITT INC. | 2019 PROXY STATEMENT    15

Back to Contents

OUR BOARD LEADERSHIP STRUCTURE

Our Board does not have a formal policy with respect to the separation of the roles of Chair of the Board and Chief Executive Officer. The Board believes that this is a matter that should be discussed and determined by the Board from time to time and that each of the possible leadership structures for a board of directors has its particular advantages and disadvantages. These factors must be considered in the context of the specific circumstances, giving due consideration to the individuals involved, the culture and performance of the Company, the needs of the business, fulfillment of the duties of the Board and the best interests of shareholders. Although the Board may determine to combine the roles of Chair and Chief Executive Officer in the future, since 2011 the Board has determined that having separate individuals holding the Chair and Chief Executive Officer positions is the right leadership structure for the Company. This structure allows our Chief Executive Officer to focus on the operations of our business while the independent Chair focuses on leading the Board in its responsibilities. The Board most recently considered the appropriate leadership structure for the Board as part of the recently completed CEO transition and confirmed that this separation continues to be in the best interests of ITT’s shareholders at this time as well as for the foreseeable future.

THE BOARD’S ROLE IN LEADERSHIP SUCCESSION PLANNING

The Board is actively engaged in our talent management program. The Compensation and Personnel Committee oversees the process for succession planning for the CEO and other senior executives and updates the full Board in its executive sessions. The full Board holds a formal succession planning and talent review session each summer. These sessions include the identification and development of internal candidates and assessment of key capabilities, desired leadership skills and the ability to influence our business and strategic direction consistent with our core values.

Directors interact with ITT leaders through Board presentations and discussions, as well as through informal events and interactions throughout the year such as lunch, dinner, small group and planned one-on-one sessions.

CEO TRANSITION

Pursuant to our succession planning process, effective January 1, 2019, the Board appointed Mr. Savi as CEO to succeed Ms. Ramos. In appointing Mr. Savi to this role, the Board considered his significant experience in many of the Company’s most important end-markets as well as his extensive operational and manufacturing experience with industrial companies. The Board also considered his strong performance in senior leadership roles at ITT since joining in 2011, particularly as President of the Company’s largest business unit and as its Chief Operating Officer since January 2017.

As part of the succession planning process, the Board also reviews and maintains an emergency succession plan for the position of CEO.

INDEPENDENT CHAIR TRANSITION

Under the Company’s Corporate Governance Principles, directors shall not stand for reelection after reaching the age of 72. Pursuant to this provision, ITT’s non-executive Chairman, Frank T. MacInnis, was scheduled to retire at the 2019 Annual Meeting of Shareholders. However, in light of the Company’s CEO transition which was effective on January 1, 2019, the Board approved a one-year waiver to the Corporate Governance Principles to permit Mr. MacInnis to stand for reelection at the 2019 Annual Meeting of Shareholders and, should he be elected, to continue in his role as independent Chairman for up to one additional year. The Board recognizes that significant management events such as a CEO transition can be disruptive to an organization and believes that the Company will benefit from the stability provided by continuity of leadership in the independent Chair role for an additional year. As such, the Board requested that Mr. MacInnis continue his service for an additional year and he agreed to do so.

ITT INC. | 2019 PROXY STATEMENT    16

Back to Contents

DIRECTORS’ QUALIFICATION AND SELECTION PROCESS

BOARD MEMBERSHIP CRITERIA

The Nominating and Governance Committee regularly considers and reviews with the Board the appropriate skills and characteristics for Board members in fulfilling its responsibility to identify and recommend qualified candidates for membership on the Board.

The Corporate Governance Principles state that as part of the membership criteria for new Board members, individuals who are nominated are expected to have significant accomplishments and recognized business stature and possess attributes and experiences such as diversity, management skills and business, technological and international experience. The Nominating and Governance Committee’s top priority is therefore ensuring that the Board is composed of directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds, and effectively represent the long-term interests of shareholders.

Additional criteria for identifying and evaluating candidates for the Board include:

■	personal qualities and characteristics, accomplishments and reputation in the business community;
■	current knowledge and contacts in the communities in which the Company does business and in the Company’s industry;
■	the fit of the individual’s skills and personality with those of other directors in building a Board that is effective, collegial and responsive;
■	ability and willingness to commit adequate time to Board and committee matters;
■	diversity of viewpoints, background, experience and other demographics;
■	independence (including independence from the interests of a particular group of shareholders);
■	absence of potential conflicts with our interests; and
■	such other criteria as the Board may determine relevant.

DIRECTOR SKILLS

Our director nominees possess relevant experience, skills and qualifications that contribute to a well-functioning Board that effectively oversees the Company’s strategy and management. All of our director nominees bring to the Board a wealth of executive leadership experience derived from their diverse professional backgrounds and areas of expertise. As a group, they have global industrial and financial expertise, public company board experience and sound business acumen.

DIRECTOR SKILLS, EXPERIENCE AND EXPERTISE

BOARD DIVERSITY

The Board actively seeks to consider diverse candidates for membership on the Board when it has a vacancy to fill and includes diversity as a specific factor when conducting any search for candidates. In identifying and evaluating candidates for the Board, the Nominating and Governance Committee considers the diversity of the Board, including diversity of skills, experience and backgrounds, as well as ethnic and gender diversity. We believe that our Board nominees appropriately reflect a diversity of skills, of professional, gender, ethnic and personal backgrounds, and of experience.

BOARD TENURE

The Board also strives to maintain an appropriate balance of tenure and turnover among directors. The Board believes that there are significant benefits from the valuable experience and familiarity with the Company and its people and processes that longer-tenured directors bring, as well as significant benefits from the fresh perspective and ideas brought by new directors. We believe that our Board strikes the right balance of longer serving and newer directors.

ITT INC. | 2019 PROXY STATEMENT    17

Back to Contents

PROCESS FOR IDENTIFYING AND SELECTING NEW BOARD MEMBERS

The Nominating and Governance Committee identifies director candidates through a variety of sources including an independent search firm, personal references, business contacts and our shareholders.

Shareholders who wish to recommend candidates may contact the Nominating and Governance Committee in the manner described in “Communication with the Board of Directors.” Shareholder nominations must be made according to the procedures required by our Amended and Restated By-laws (the “By-laws”) and described in this Proxy Statement under the heading “Information about the Proxy Statement & Voting.” Shareholder-recommended candidates and shareholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Nominating and Governance Committee in the same manner as other nominees.

A key component to the nomination (and re-nomination) process is the Nominating and Governance Committee’s consideration of the results of the Board’s evaluation process. The results generated from this evaluation process include nominee attributes and experiences that will individually and collectively complement the existing Board, taking into account the Board’s needs for expertise and recognizing that the Company’s businesses and operations are diverse and global in nature.

Prior to recommending nominees for election as directors, the Nominating and Governance Committee, and then the full Board of Directors, engages in a deliberative process and considers the following to ensure that the nominee will contribute to an effective Board of Directors:

■	the nominee’s fit with the membership criteria discussed above;
■	the nominee’s skills and attributes and overall complement to the skills matrix discussed above; and
■	the diversity that the nominee will add to the Board.

Biographical information for each candidate for election as a director is evaluated and candidates for election participate in interviews with existing Board members and management. Each candidate is subject to thorough background checks and nominees must meet the requirements of the Company’s By-laws and the Corporate Governance Principles.

BOARD AND COMMITTEE EVALUATION PROCESS

We recognize the critical role that Board and committee evaluations play in ensuring the effective functioning of our Board. Our Board annually evaluates the performance of the Board and its committees. As part of the Board’s self-assessment process, directors complete questionnaires that consider various topics related to Board composition, structure, effectiveness and responsibilities, as well as the overall mix of director skills, experience and backgrounds. As set forth in its charter, the Nominating and Governance Committee oversees the Board and committee evaluation process. Annually, the Nominating and Governance Committee reviews the questionnaires and the process and considers whether changes are recommended.

TOPICS CONSIDERED DURING THE BOARD AND COMMITTEE SELF-ASSESSMENTS INCLUDE:

Board and Committee Operations	Board Performance	Committee Performance
■ Board and committee membership, including director skills, background, expertise and diversity	■ Key areas of focus for the Board	■ Performance of committee duties under committee charters
■ Committee structure and process, including keeping the full Board abreast of committee matters	■ Oversight of the Company’s strategy	■ Effectiveness of management support for committees
■ Access to management, experts and internal and external resources	■ Effectiveness of risk oversight	■ Identification of topics that should receive more attention and discussion, particularly emerging risk areas
■ Materials and information, including the quality and quantity of information received	■ Performance of Board Chair	■ Performance of committee chairs
■ Conduct of meetings, including encouragement of and time allocated for candid dialogue

ITT INC. | 2019 PROXY STATEMENT    18

Back to Contents

The Company’s Corporate Secretary aggregates and summarizes all of the directors’ responses to the questionnaires, highlighting comments and year-over-year trends. Responses are not attributed to specific Board or committee members to promote candor. These summaries are shared with the Board and committee members to inform their review and discussion. The Chair of the Nominating and Governance Committee, with support from the Corporate Secretary, leads a discussion of the Board and committee results at the Nominating and Governance Committee meeting as well as with the full Board. Each committee chair, with support from the Corporate Secretary, leads a discussion at their committee meeting of their individual assessments. As a result of these discussions, an action plan is created and practices are updated based on the self-assessment observations and suggestions. As an outcome of these discussions, directors share relevant feedback with management and suggest changes or areas of improvement or focus.

Following the in-person review of the results of the Board and committee self-assessments, our independent Chair has individual one-on-one discussions with each director to elicit any further information about their views on the functioning of the Board and its committees. Feedback from those discussions is also incorporated into the overall action plan.

Examples of changes made in response to the self-assessment process over the last several years include:

■	prioritizing diversity in the next director search;
■	increased Board exposure both formally and informally to key executives;
■	additional reserved time for “Board only” discussions to continue to foster openness and cohesiveness among the Board; and
■	a coordinated director education schedule to provide additional education on relevant topics as part of regularly scheduled meetings.

The Board of Directors has considered whether to engage an independent third party to conduct or facilitate the Board self-assessments and has to date concluded that an independent review is not necessary. The Board has agreed that it will consider this as needed.

The results of the self-assessment process in 2018 confirmed the Board’s belief that the Board and its committees are currently operating effectively.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

As part of ITT’s director orientation program, new directors participate in one-on-one introductory meetings with members of ITT’s leadership team and other functional leaders. This director orientation familiarizes the directors with our business and strategic plans, significant financial, accounting and risk management issues, human resources matters, our compliance programs and other controls, policies and procedures. The orientation also addresses Board procedures, our Principles and our Board committee charters. Finally, it provides directors with the opportunity to meet with our officers and other key members of senior management.

The Company endeavors to provide ongoing director education throughout the year. Our annual strategy session, where senior management presents the strategic plans for each of the businesses and the Company as a whole, is one component of that ongoing education. We aim to periodically hold the annual strategy session at an ITT facility in order to increase the Board’s understanding of the Company’s people, operations, product lines and overall business. Our senior management also presents topics throughout the year to the Board in order to increase their understanding of the Company’s business operations, strategies, risks and opportunities.

Directors may enroll in external continuing education programs at ITT’s expense on topics associated with a director’s service on a public company board in order to provide a forum for them to maintain their insight into leading governance practices, exchange ideas with peers and keep current their skills and understanding of their duties as directors.

SHAREHOLDER ENGAGEMENT

Our Board values the views of our shareholders, and the feedback we receive from shareholders is a key input to our corporate governance, executive compensation and sustainability practices.

ENGAGEMENT PROGRAM

We have taken a more proactive approach to engagement since formalizing our process in 2017, and through our expanded shareholder outreach efforts we increased the number of shareholders and percentage of shares engaged in our 2018 outreach. In 2018, in addition to representatives from management, our independent Chairman also participated in engagement meetings upon request.

We believe it is important for the Company to have a direct line of communication with shareholders so that the Board and management are better able to assess our policies and practices continually, all as informed by shareholder perspectives.

ITT INC. | 2019 PROXY STATEMENT    19

Back to Contents

2018 ENGAGEMENT FEEDBACK

An overview of the specific areas of focus for our shareholders during these meetings is provided in the table below:

Shareholder Engagement Outreach Efforts
Percent of Shares Outstanding Contacted: 58.8%	Percent of Shares Outstanding Engaged: 42.6%
Specific Areas of Focus and Feedback
Corporate Governance	Executive Compensation	Sustainability
Succession Planning	Compensation Program	Sustainability Reporting
■ Discussed Board’s active role in overseeing CEO transition	■ Shareholders appreciated straightforward program structure and connection between metrics and ITT’s long-term business strategy	■ Shareholders recognized rationale for publication of Sustainability Report in 2019 to allow for input from new CEO
■ Discussed Board’s focus on independent oversight, including continuity provided by maintaining independent Chair through transition	■ Shareholders acknowledged alignment of pay and overall company performance, including reduced payouts at times in recent years driven by results	■ Shareholders encouraged updated sustainability disclosure, including discussion of areas most relevant to ITT’s business
■ Shareholders were appreciative of thoughtful long-term succession process and smooth transition	■ Discussed component of AIP based on individual and team goals	■ Discussed investors’ views on various data sources and emerging reporting standards

Diversity and Refreshment	Transition-Related Decisions	Human Capital Management
■ Shareholders recognized ITT’s commitment to Board diversity, including gender, race/ethnicity, age, geography and business experience	■ Discussed incoming and outgoing CEO pay arrangements	■ Discussed Board’s focus on measuring employee engagement and culture, and next steps to continue cultivating our culture
■ Shareholders appreciated ITT’s regular Board refreshment, attention to balanced tenure and skillsets, and overall Board diversity	■ Shareholders were supportive of minimal use of transition-related compensation as a result of thoughtful succession planning

BOARD ACTIONS IN RESPONSE TO SHAREHOLDER FEEDBACK

We have taken a number of actions as a result of the feedback we have received in recent years, including the following:

■	Disclosure. We have made concerted efforts to improve our disclosure on key areas of shareholder interest, including long-term strategy, shareholder engagement and information regarding sustainability practices and approach.
■	Board Refreshment. Our approach to Board refreshment and diversity was informed by our discussions with shareholders, and the actions we took in 2018 continued to decrease the average tenure of our Board and to increase its overall diversity.
■	Shareholder Rights. One area of particular focus during our engagements with investors in recent years was the right of our shareholders to call a special meeting. In part due to a shareholder proposal and shareholder feedback we received, the Board took action in 2018 to propose amendments to the Company’s Articles of Incorporation and By-laws to reduce the percentage of outstanding stock required for shareholders to call a special meeting of shareholders to 25%.
■	Sustainability. With respect to sustainability, we will continue to actively engage with investors and thought leaders regarding this evolving area of interest to inform and advance the dialogue and to assess appropriate next steps relating to disclosure of environmental, social and governance (“ESG”) metrics. ITT recently published a Sustainability Report, which was shaped by our discussions with investors and is intended to be a first step to more meaningful disclosure by the Company in this area.

We encourage shareholders to continue to engage with us and let us know your thoughts about ITT or to bring any matters to our attention. Please feel free to write directly to us at ITT Inc., 1133 Westchester Avenue, White Plains, NY 10604. Attention: Corporate Secretary.

ITT INC. | 2019 PROXY STATEMENT    20

Back to Contents

BOARD AND COMMITTEE MEETINGS AND MEMBERSHIP

The Board of Directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. Under the Principles, directors are expected to attend all meetings of the Board and all meetings of the committees of which they are members. Members may attend by telephone or video conference, although in-person attendance at regularly scheduled meetings is strongly encouraged. The Board of Directors held 11 meetings during the 2018 fiscal year, and there were 17 meetings of standing committees. All directors attended at least 75% of the aggregate of all meetings of the Board and standing committees on which they served. It is Company practice that all directors attend our annual meetings. All directors who were on the Board at that time attended our 2018 Annual meeting of shareholders either in person or telephonically.

The Board of Directors has an Audit Committee, a Compensation and Personnel Committee and a Nominating and Governance Committee. The following table summarizes the current membership of each Committee:

Name	Audit	Compensation and Personnel	Nominating and Governance
Orlando D. Ashford
Geraud Darnis
Donald DeFosset, Jr.
Nicholas C. Fanandakis
Christina A. Gold
Richard P. Lavin
Mario Longhi
Frank T. MacInnis
Rebecca A. McDonald
Timothy H. Powers
Luca Savi
Cheryl L. Shavers
Sabrina Soussan
Chair

ITT INC. | 2019 PROXY STATEMENT    21

Back to Contents

BOARD AND COMMITTEE ROLES IN OVERSIGHT OF RISK

ITT INC. | 2019 PROXY STATEMENT    22

Back to Contents

OVERVIEW OF COMMITTEES

The charters of each of the Audit, Compensation and Personnel and Nominating and Governance Committees conform with the applicable NYSE listing standards, and each committee reviews its charter at least annually, and as regulatory developments and business circumstances warrant. Each of the committees considers revisions to its respective charter from time to time to reflect evolving best practices. The descriptions below of the roles and responsibilities of each of the committees of the Board are qualified by reference to the complete committee charters, which are available on our website at www.itt.com/investors/governance/.

AUDIT COMMITTEE

Attendance	Responsibilities
Meetings Held in 2018: 9 Committee Members Timothy H. Powers (Chair) Geraud Darnis Donald DeFosset, Jr. Nicholas C. Fanandakis Richard P. Lavin Sabrina Soussan (appointed December 18, 2018)	Purpose: assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the financial reporting process.

The Audit Committee is primarily responsible for:

	■	reviewing and discussing with management and the independent auditor the annual audited and quarterly unaudited financial statements and approving those financial statements for inclusion in the Company’s public filings;

	■	reviewing and overseeing the Company’s selection and application of accounting principles and matters relating to the Company’s internal controls and disclosure controls and procedures;

	■	overseeing the Company’s compliance with legal and regulatory requirements, including reviewing the effect of regulatory and accounting initiatives on the Company’s financial statements;

	■	overseeing the structure and scope of the Company’s internal audit function; and

	■	overseeing the Company’s policies on risk assessment and management.

The Audit Committee is also directly responsible for the selection and oversight of the Company’s independent registered public accounting firm, including determining the firm’s qualifications, independence, scope of responsibility and compensation.
Audit Committee Report, Page 40

The Audit Committee has established policies and procedures for the pre-approval of all services by our independent registered public accounting firm. The Audit Committee also has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received regarding accounting, internal controls and auditing matters. Additional details on the role of the Audit Committee may be found in “Ratification of the Independent Registered Public Accounting Firm (Proxy Item No. 2)” later in this Proxy Statement.

The Board of Directors has determined that each member of the Audit Committee is financially literate and independent, as defined by the rules of the Securities and Exchange Commission (the “SEC”) and the NYSE’s listing standard, as well as independent under the Principles. Although more than one member of the Audit Committee satisfies the relevant requirements, the Board of Directors has identified Timothy H. Powers as the Audit Committee financial expert. The Board of Directors has evaluated the performance of the Audit Committee consistent with regulatory requirements.

ITT INC. | 2019 PROXY STATEMENT    23

Back to Contents

COMPENSATION AND PERSONNEL COMMITTEE

Attendance	Responsibilities
Meetings Held in 2018: 4 Committee Members Richard P. Lavin (Chair) Orlando D. Ashford Christina A. Gold Mario Longhi Rebecca A. McDonald	Purpose: provide oversight of the compensation and benefits provided to employees of the Company.

The Compensation and Personnel Committee reviews and approves the Company’s overall compensation philosophy and oversees the administration of the Company’s executive compensation and benefit programs, policies and practices. Its responsibilities also include:

	■	establishing annual performance objectives, evaluating performance and approving individual compensation actions for the Chief Executive Officer and other executive officers;

	■	reviewing and discussing the Company’s talent review and development process, succession planning process for senior executive positions and aspects of culture and diversity for the Company;

	■	approving the Compensation Discussion and Analysis included in the Company’s annual proxy statement;

	■	reviewing and approving the Company’s peer companies and data sources for purposes of evaluating our compensation competitiveness and the mix of compensation; and

	■	leading the Company’s Chief Executive Officer succession process.
Compensation and Personnel Committee Report, Page 72

The Board of Directors has determined that each member of the Compensation and Personnel Committee is independent, as defined by the rules of the SEC and the NYSE’s listing standard, as well as independent under the Principles. In addition, each committee member is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (“Exchange Act”) and an “outside director” as defined in Section 162(m) of the Internal Revenue Code. The Board of Directors has evaluated the performance of the Compensation and Personnel Committee consistent with regulatory requirements.

NOMINATING AND GOVERNANCE COMMITTEE

Attendance	Responsibilities
Meetings Held in 2018: 4 Committee Members Donald DeFosset, Jr. (Chair) Orlando D. Ashford Geraud Darnis Frank T. MacInnis Timothy H. Powers Cheryl L. Shavers (appointed December 18, 2018)
Purpose: ensure that the Board of Directors is appropriately constituted to meet its fiduciary obligations to shareholders of the Company.

The Nominating and Governance Committee oversees the practices, policies and procedures of the Board and its committees. Responsibilities include:

	■	evaluating the size, composition, governance and structure of the Board and the qualifications, compensation and retirement age of directors;

	■	identifying, evaluating and proposing nominees for election to the Board;

	■	considering the independence and possible conflicts of interest of directors and executive officers and ensuring compliance with applicable laws and NYSE listing standards; and

	■	overseeing the Company’s overall enterprise risk management program.

The Committee is directly responsible for:

	■	overseeing the self-evaluations of the Board and its committees;

	■	reviewing the Principles;

	■	reviewing material related party transactions in accordance with our Related Party Transactions Policy; and

	■	monitoring our directors’ outside engagements and administering our director resignation procedures when there is a change in a director’s employment status.

The Committee also maintains an informed status on the Company’s sustainability initiatives and on activities involving community relations and philanthropy.

ITT INC. | 2019 PROXY STATEMENT    24

Back to Contents

The Board of Directors has determined that each member of the Nominating and Governance Committee is independent, as defined by the rules of the SEC and the NYSE’s listing standard, as well as independent under the Principles. The Board of Directors has evaluated the performance of the Nominating and Governance Committee consistent with regulatory requirements.

As stated above, the Nominating and Governance Committee evaluates the compensation program for the non-management directors and makes recommendations to the Board regarding their compensation. The Nominating and Governance Committee has retained Pay Governance LLC (“Pay Governance”) as an independent consultant for this purpose. Pay Governance’s responsibilities include providing market comparison data on non-management director compensation at peer companies, tracking trends in non-management director compensation practices, and advising the Nominating and Governance Committee regarding the components and levels of non-management director compensation. The Nominating and Governance Committee is not aware of any conflict of interest on the part of Pay Governance arising from these services or any other factor that would impair Pay Governance’s independence. Executive officers do not play any role in either determining or recommending non-management director compensation.

EXECUTIVE SESSIONS OF DIRECTORS

Agendas for meetings of the Board of Directors include regularly scheduled executive sessions led by the Board’s non-executive Chair for the independent directors to meet without management present. Board members have access to our employees outside of Board meetings, and the Board encourages directors to visit different Company sites and events periodically and meet with local management at those sites and events, either as part of a regularly scheduled Board meeting or otherwise.

DIRECTOR INDEPENDENCE

The Board of Directors, through the Nominating and Governance Committee, conducts an annual review of the independence of its members. With the assistance of legal counsel to the Company, the Nominating and Governance Committee has reviewed the applicable standards for Board and committee member independence, as well as the standards established by the Principles. A summary of the answers to annual questionnaires completed by each of the directors and a report of transactions with director-affiliated entities are also made available to the Nominating and Governance Committee to enable its comprehensive independence review. On the basis of this review, the Nominating and Governance Committee has delivered a report to the full Board of Directors, and the Board has made its independence determinations based upon the committee’s report and the supporting information.

Under NYSE listing standards, an independent director must not have any material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The NYSE requirements pertaining to director independence also include a series of objective tests, such as the requirement that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. The Board also considers whether directors have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The SEC has a separate independence requirement for Audit Committee members that overlays the NYSE requirements. The NYSE also requires directors that serve on compensation committees to satisfy additional independence requirements specific to that service.

The Board of Directors has determined that Mr. Savi is not “independent” because of his employment as President and Chief Executive Officer of the Company. The Board of Directors has reviewed all relationships between the Company and each other member of the Board of Directors and has affirmatively determined that all of the members of the Board other than Mr. Savi are “independent” pursuant to the applicable listing standards of the NYSE. None of these directors were disqualified from “independent” status under the objective tests set forth in the NYSE standards. In assessing independence under the subjective relationships test described above, the Board of Directors took into account the criteria for disqualification set forth in the NYSE’s objective tests, and reviewed and discussed additional information provided by each director and the Company with regard to each director’s business and personal activities as they may relate to the Company and its management. Based on the foregoing, as required by the NYSE, the Board made the subjective determination as to each of these directors that no material relationships with the Company exist and no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of such director. The Board also determined that the current members of the Audit Committee and of the Compensation and Personnel Committee meet the applicable SEC and NYSE listing standard independence requirements with respect to membership on such committees.

In making its independence determinations, the Board considered transactions occurring since the beginning of the Company’s 2016 fiscal year between the Company and entities

ITT INC. | 2019 PROXY STATEMENT    25

Back to Contents

associated with the directors or members of their immediate family. All identified transactions that appear to relate to the Company and a person or entity with a known connection to a director were presented to the Board of Directors for consideration. The Board also considered in its analysis the Company’s contributions to tax-exempt organizations with respect to each of the non-management directors. In making its subjective determination that each non-management director is independent, the Board considered the transactions in the context of the NYSE objective standards, the special standards established by the SEC for members of audit committees, and the SEC and Internal Revenue Service (the “IRS”) standards for compensation committee members. In each case, the Board determined that, because of the nature of the director’s relationship with the entity and/or the amount involved in the transaction, the relationship did not impair the director’s independence. The Company did not make any contributions to any tax exempt organizations in which any non-management director serves as an executive officer within the past three fiscal years where such contributions exceeded the greater of $1 million or 2% of such organization’s consolidated gross revenues.

CODE OF CONDUCT

The Company has also adopted the ITT Code of Conduct, which applies to all employees, including the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer and, where applicable, to its non-management directors. We disclose on our website any changes or waivers from the Code of Conduct for the Company’s Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, our non-management directors and other executive officers. In addition, the Company will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, or persons performing similar functions. We intend to do this by posting such information on our website as set forth above rather than by filing a Form 8-K.

The Company has established a confidential ethics phone line and website to respond to employees’ questions and reports of ethical concerns. Also, the Audit Committee has established a policy with procedures to receive, retain and treat complaints received by the Company regarding accounting, internal controls or auditing matters, and to allow for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation and Personnel Committee during 2018 or as of the date of this Proxy Statement has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of our Compensation and Personnel Committee or Board of Directors.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders and other interested parties may contact any of our directors (including the non-executive Chair), a committee of the Board, the Board’s non-management directors as a group, or the Board as a whole by writing to them c/o ITT Inc., 1133 Westchester Avenue, White Plains, NY 10604, Attention: Corporate Secretary. Communications are distributed to the Board, or to any individual director(s), as appropriate under the facts and circumstances. Junk mail, advertisements, product inquiries or complaints, resumes, spam and surveys are not forwarded to the Board. Material that is threatening, unduly hostile or similarly inappropriate will also not be forwarded, although any non-management director may request that any communications that have been excluded be made available.

ITT INC. | 2019 PROXY STATEMENT    26

Back to Contents

POLICIES FOR APPROVING RELATED PARTY TRANSACTIONS

The Board has adopted a written Related Party Transaction Policy (the “Policy”) that addresses the reporting, review and approval or ratification of transactions with related parties. The Policy covers (but is not limited to) those related party transactions and relationships required to be disclosed under Item 404(a) of the SEC’s Regulation S-K, and applies to each director or executive officer of the Company, any nominee for election as a director of the Company, any security holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company’s voting securities, and any immediate family member of any of the foregoing persons (each, a “Related Party”).

The Company recognizes that transactions with Related Parties may involve potential or actual conflicts of interest and pose the risk that they may be, or be perceived to have been, based on considerations other than the Company’s best interests. Accordingly, as a general matter, the Company seeks to avoid such transactions. However, the Company recognizes that in some circumstances transactions between Related Parties and the Company may be incidental to the normal course of business, may provide an opportunity that is in the best interests of the Company to pursue or that may otherwise not be inconsistent with the best interests of the Company. In other cases it may be inefficient for the Company to pursue an alternative transaction. The Policy therefore is not designed to prohibit Related Party transactions; rather, it is designed to provide for timely internal reporting of such transactions and appropriate review, oversight and public disclosure of them. The Policy supplements the provisions of our Code of Conduct concerning potential conflict of interest situations. Under the Policy, an amendment to an arrangement that is considered a Related Party transaction is, unless clearly incidental in nature, considered a separate Related Party transaction.

The Policy provides for the Nominating and Governance Committee to review all Related Party transactions and, wherever possible, to approve such transactions in advance of any such transaction being given effect. In connection with approving or ratifying a Related Party transaction, the Nominating and Governance Committee considers, in light of the relevant facts and circumstances, whether or not the transaction is in, or not inconsistent with, the best interests of the Company, including, as applicable, consideration of the following factors:

■	the position within or relationship of the Related Party with the Company;

■	the materiality of the transaction to the Related Party and the Company, including the dollar value of the transaction, without regard to profit or loss;

■	the business purpose for and reasonableness of the transaction, taken in the context of the alternatives available to the Company for attaining the purposes of the transaction;

■	whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that the Company offers generally to persons who are not Related Parties;

■	whether the transaction is in the ordinary course of our business and was proposed and considered in the ordinary course of business; and

■	the effect of the transaction on our business and operations, including on the Company’s internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

The Policy provides standing pre-approval for certain types of transactions that the Nominating and Governance Committee has determined do not pose a significant risk of conflict of interest, either because a Related Party would not have a material interest in a transaction of that type or due to the nature, size and/or degree of significance to the Company. The Policy is re-evaluated periodically.

ITT INC. | 2019 PROXY STATEMENT    27

Back to Contents

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Given that our business is rooted in manufacturing and industrial processes, we are focused on maintaining a strong governance and cultural framework that meaningfully impacts our employees, customers, communities and shareowners.

The Board understands that sustainability is a key focus for today’s investors and takes investor feedback on sustainability seriously. We continue to evaluate which ESG factors pose the most material risks to the Company and create the strongest opportunities to enhance our bottom line and sustain long-term financial value.

SUSTAINABILITY OVERSIGHT

Our governance processes and policies are designed to provide appropriate oversight of sustainability and inform our Board about significant ESG issues impacting the Company. These policies and processes, as well as areas of focus most relevant given our business and industry, are informed by proactive engagement with our shareholders as well as other stakeholders, including the Sustainability Accounting Standards Board (“SASB”).

At the Board level, the Nominating and Governance Committee and the Compensation and Personnel Committee have primary responsibility for sustainability-related topics. The Board also receives periodic reports from our internal Environment, Safety, Health & Security (“ESH&S”) team in order to stay apprised of the Company’s overall approach to these matters.

Sustainability was a key discussion topic for our investors during the Company’s 2018 shareholder engagement cycle (as discussed earlier in the Proxy Statement under “Shareholder Engagement”). We utilized these discussions as an opportunity to better understand how our shareholders are looking at this area, including emerging reporting standards, the various data sources available and companies’ reporting on this topic in general. We also used these engagement opportunities to discuss the Company’s current sustainability focus areas and recent successes we have had. The Company published a Sustainability Report in February 2019 that was informed by those discussions with investors and is intended to be a first step to more meaningful disclosure by the Company in this area. The Sustainability Report incorporated the SASB metrics relevant to the Company, as requested by many of our shareholders in our engagement discussions.

ITT INC. | 2019 PROXY STATEMENT    28

Back to Contents

SUSTAINABILITY FOCUS AREAS

ITT is dedicated to operating in an efficient, responsible and increasingly sustainable manner for the benefit of our stakeholders. A few of our key focus areas include:

Environmental Sustainability	■	With manufacturing locations in more than 20 countries, we aim to ensure that our facilities are in compliance with local, federal and international environmental laws and strive to develop and sustain environmental excellence around the world.
“Green” Products	■	The development of sustainable products that add value for our customers around the world is critical to our sustainability goals — over the past several years we are proud to have brought the following products to market:
		–	A powerful, innovative electric vehicle charging connector system enabling our customers to develop a smart charging station that is simple to use, easy to install, hassle-free to maintain and supports conversion to electric vehicles.
		–	Interior isolators for our aerospace customers that have the same performance but are significantly lighter than the traditional stainless steel isolators, reducing the overall weight of the aircraft and therefore saving on fuel consumption.
		–	Industrial off-the-shelf hydraulic shock absorbers that are filled with biodegradable industrial oil that is safer for both people and the environment.
	■	We also manufacture products that address sustainability challenges.
		–	For example, the twin screw pumps developed by our Bornemann business help the oil industry eliminate methane flaring when processing multiphase mixtures of liquids and gases. This improves our customers’ production efficiency, reduces emissions and helps them comply with governmental regulations.
Human Capital Management	■	Culture at ITT starts at the top — oversight of culture and diversity at ITT is delegated to our Compensation and Personnel Committee, and our full Board is focused on measuring and developing a high-performance culture.
	■	We spend significant time and attention, both at the Board level and within management, in driving a robust and meaningful succession planning process.
	■	We are focused on the attraction, retention and development of a diverse and engaged workforce.
	■	We strive to make ITT a compelling place to work through providing strong, dynamic leadership, a supportive work environment with the opportunity to address challenging questions, maintaining industry-leading performance, providing competitive benefits and pay, and appropriately rewarding and recognizing outstanding performance.

ITT INC. | 2019 PROXY STATEMENT    29

Back to Contents

ELECTION OF DIRECTORS

(PROXY ITEM NO. 1)

ELECTION PROCEDURES

Each director must be elected by a majority of the votes cast by the shareholders represented in person or by proxy at the Annual Meeting. A “majority of the votes cast” means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director (with abstentions and broker non-votes not counted as votes cast with respect to that director). In a contested election for director (an election in which the number of nominees for election as director is greater than the number of directors to be elected), the vote standard would be a plurality of votes cast.

In accordance with our By-laws and the Principles, the Board will only nominate director candidates who agree to tender an irrevocable resignation promptly following their failure to receive the required vote for re-election in an uncontested election. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender the same form of resignation promptly following their appointment to the Board.

If an incumbent director fails to receive the required vote for re-election in an uncontested election and submits his or her resignation to the Chair of the Board or the Corporate Secretary, then the Nominating and Governance Committee (or the equivalent committee then in existence) shall promptly consider the resignation and all relevant facts and circumstances concerning any vote and the best interests of the Company and its shareholders. After such consideration, the Nominating and Governance Committee will make a recommendation to the Board regarding whether the resignation should be accepted or rejected, or whether any other action should be taken. The Board will act on the committee’s recommendation no later than its next regularly scheduled Board meeting (after certification of the shareholder vote) or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision.

Each nominee elected as a director will continue in office until the earlier of the 2020 Annual Meeting of Shareholders, his or her successor having been duly elected and qualified, or his or her death, resignation or removal.

The 13 nominees for election to the Board in 2019 have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, then the persons named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy. Alternatively, the Board may reduce the size of the Board of Directors. The individuals named as proxies in the proxy card intend to vote your proxy (if you are a shareholder of record) FOR the election of each of these nominees, unless you indicate otherwise on the proxy card.

2019 DIRECTOR NOMINEES

Thirteen members of our Board are standing for election to hold office until the 2020 Annual Meeting of Shareholders.

We believe our 2019 director nominees evidence our commitment to maintain an appropriate balance of tenure, turnover, diversity and skills on the Board. Of the 13 directors who are nominees for election at the Annual Meeting, four are female, three are racially or ethnically diverse and six are citizens of non-U.S. countries (in some cases in addition to the U.S.).As discussed in detail in our nominees’ biographies, the nominees come from diverse professional backgrounds and industries, including manufacturing, finance and technology.

ITT INC. | 2019 PROXY STATEMENT    30

Back to Contents

The principal occupation and certain other information about the nominees is set forth on the following pages.

ORLANDO D. ASHFORD
Age: 50 Director since: December 2011 President of Holland America Line	CAREER:
Orlando D. Ashford has served as the President of Holland America Line, a division of Carnival Corporation, since December 2014. Previously, Mr. Ashford was the President of the Talent business segment at Mercer, a global consulting leader and subsidiary of Marsh & McLennan Companies (“Marsh”). From 2008 to 2012, Mr. Ashford was the Senior Vice President, Chief Human Resources and Communications Officer for Marsh. Prior to joining Marsh in 2008, Mr. Ashford served as Group Director of Human Resources for Eurasia and Africa for the Coca-Cola Company and as Vice President of Global Human Resources Strategy and Organizational Development for Motorola, Inc. He has also held leadership positions with Mercer Delta Consulting, Ameritech and Andersen Consulting. Mr. Ashford serves on the board of directors for the Executive Leadership Council as immediate past chair, the Seattle chapter of the Positive Coaching Alliance and the Virginia Mason Medical Center. He also serves on the advisory board for Purdue University School of Technology.
REASONS FOR ELECTION TO THE BOARD OF ITT:
In considering Mr. Ashford for director of the Company, the Board considered his expertise in addressing talent, culture and human capital issues at the executive level, as well as his significant experience in multinational organizations, providing experience and skills relevant to the Company’s international sales operations.
BOARD COMMITTEES:
■ Compensation and Personnel Committee
■ Nominating and Governance Committee

GERAUD DARNIS
Age: 59 Director since: October 2015 Former President & CEO of UTC Building & Industrial Systems	CAREER:
Geraud Darnis served as the President & Chief Executive Officer of UTC Building & Industrial Systems, the world’s largest provider of high-technology building systems, whose brands include Otis, Carrier, Chubb, Kidde and Automated Logic, from September 2013 to December 2015. UTC Building & Industrial Systems is a unit of United Technologies Corporation. Mr. Darnis served as the President and Chief Executive Officer of UTC Climate, Controls and Security from September 2011 to September 2013. In 2001, he served briefly as President of UTC Power before being named President of Carrier, a position he held until 2011 when Carrier and UTC Fire & Security were combined into UTC Climate, Controls & Security. Prior to 2001, Mr. Darnis held a number of general management and financial positions at UTC in Latin America, Europe and Asia. Mr. Darnis currently serves as a director of Miliken & Company Inc. (Finance Committee and Nominating & Governance Committee). Mr. Darnis also served as a member on the Air-Conditioning, Heating and Refrigeration Institute from 2003 to 2006, including Chairman from November 2004 to November 2005, and then as an advisory member of the Executive Committee from 2007 to 2014.
REASONS FOR ELECTION TO THE BOARD OF ITT:
In considering Mr. Darnis for director of the Company, the Board considered his significant management experience as president of a major operating unit at a large global manufacturing company and his wide-ranging expertise in a variety of industries in which the Company operates, including industrial and aerospace.
BOARD COMMITTEES:
■ Audit Committee
■ Nominating and Governance Committee

ITT INC. | 2019 PROXY STATEMENT    31

Back to Contents
DONALD DEFOSSET, JR.
Age: 70 Director since: October 2011 Former Chairman, President & CEO of Walter Industries, Inc.	CAREER:
Donald DeFosset, Jr. retired in 2005 as Chairman, President and Chief Executive Officer of Walter Industries, Inc., a diversified public company with principal operating businesses in homebuilding and home financing, water transmission products and energy services. Mr. DeFosset had served since November 2000 as President and Chief Executive Officer, and since March 2002 as Chairman, of Walter Industries. Over his career, Mr. DeFosset held significant leadership positions in major multinational corporations, including Dura Automotive Systems, Inc., Navistar International Corporation and AlliedSignal, Inc. Mr. DeFosset is currently a director of the following public companies: National Retail Properties Inc. since 2008 (Non-Executive Chairman of the Board); Regions Financial Corporation since 2005 (Chairman of the Compensation Committee; Risk Committee); and Terex Corporation since 1999 (Chairman of the Nominating and Governance Committee; Audit Committee). Mr. DeFosset is also a director of various private companies and not-for-profit organizations.
REASONS FOR ELECTION TO THE BOARD OF ITT:
In considering Mr. DeFosset for director of the Company, the Board considered his extensive experience as a chief executive of a large diversified industrial company and as a senior executive of an international machinery manufacturer. His service on the boards of directors of a variety of large public companies further enhances his experience and adds value to the Company’s Board.
	BOARD COMMITTEES:	OTHER PUBLIC COMPANY BOARDS:
	■ Nominating and Governance Committee (Chair)	■ National Retail Properties, Inc.
	■ Audit Committee	■ Regions Financial Corporation
■ Terex Corporation

NICHOLAS C. FANANDAKIS
Age: 62 Director since: October 2016 Executive Vice President of DowDuPont	CAREER:
Nicholas C. Fanandakis currently serves as Executive Vice President of DowDuPont. From November 2009 to September 2017, he served as Executive Vice President and Chief Financial Officer of DuPont. He previously served as Group Vice President of DuPont Applied BioSciences in 2008 and the Vice President of Corporate Plans in 2007. Prior to 2007, Mr. Fanandakis served in several positions within the DuPont organization ranging from a variety of plant, marketing and product management positions within Petrochemicals, Chemicals & Pigments, and Specialty Chemicals, as well as in the Industrial Solutions market space. Mr. Fanandakis joined DuPont in 1979 as an accounting and business analyst in the Petrochemicals Department. Mr. Fanandakis is currently a director of the following public company: FTI Consulting, Inc. since January 2014 (Chairman of the Audit Committee).
REASONS FOR ELECTION TO THE BOARD OF ITT:
In considering Mr. Fanandakis for director of the Company, the Board considered his significant financial and business experience resulting from holding various management positions at a large public manufacturing company, his overall financial management abilities, including multinational legal, tax and banking expertise, and his experience and knowledge of global industrial markets.
	BOARD COMMITTEES:	OTHER PUBLIC COMPANY BOARDS:
	■ Audit Committee	■ FTI Consulting, Inc.

ITT INC. | 2019 PROXY STATEMENT    32

Back to Contents
CHRISTINA A. GOLD
Age: 71 Director since: December 1997 Former President & CEO of The Western Union Company	CAREER:
Christina A. Gold was President and Chief Executive Officer of The Western Union Company, a leading company in global money transfer, from September 2006 to September 2010. She was President of Western Union Financial Services, Inc. and Senior Executive Vice President of First Data Corporation, former parent company of The Western Union Company, from May 2002 to September 2006. Prior to that, Ms. Gold served as Vice Chairman and Chief Executive Officer of Excel Communications, Inc., from October 1999 to May 2002. From 1998 to 1999, Ms. Gold served as President and CEO of Beaconsfield Group, Inc., a direct selling advisory firm that she founded. Ms. Gold began her career in 1970 at Avon Products, Inc., where she spent 28 years in a variety of significant leadership positions. She currently serves on the board of Carleton University. Ms. Gold is currently a director of the following public companies: International Flavors & Fragrances, Inc. since 2013 (Compensation Committee; Governance Committee) and Korn/Ferry International since 2014 (Compensation and Personnel Committee; Governance Committee). Ms. Gold has also served as a director since 2001 of New York Life Insurance Company and currently serves on the board of the Safe Water Network.
REASONS FOR ELECTION TO THE BOARD OF ITT:
In considering Ms. Gold for director of the Company, the Board considered her extensive experience as the Chief Executive Officer of a public company with wide ranging global leadership, management and marketing experience. The Board also considered her long history as a director and extensive knowledge of the Company, its operations and its people.
	BOARD COMMITTEES:	OTHER PUBLIC COMPANY BOARDS:
	■ Compensation and Personnel Committee	■ International Flavors & Fragrances, Inc.
■ Korn/Ferry International

RICHARD P. LAVIN
Age: 67 Director since: May 2013 Former President & CEO of Commercial Vehicle Group, Inc.	CAREER:
Richard P. Lavin was Chief Executive Officer and President of Commercial Vehicle Group, Inc., a leader in the development, manufacturing and fulfillment of fully integrated system solutions for the commercial vehicle market from May 2013 to November 2015. Prior to joining Commercial Vehicle Group, Mr. Lavin spent 29 years in a variety of positions with Caterpillar Inc. (“Caterpillar”), including as Vice President of manufacturing operations for the Asia Pacific Division, serving as Chairman of Shin Caterpillar Mitsubishi Ltd. - now Caterpillar Japan Ltd. - and Chairman of Caterpillar (China) Investment Co., Ltd, and as a group president for Construction Industries and Growth Markets. Mr. Lavin is currently a director of the following public companies: USG Corporation since 2009 (Chairman of the Compensation Committee; Audit Committee) and Allison Transmission Holdings, Inc. since 2016 (Compensation Committee; Nominating & Governance Committee).
REASONS FOR ELECTION TO THE BOARD OF ITT:
In considering Mr. Lavin for director of the Company, the Board considered his experience overseeing Caterpillar’s largest operating division and extensive international experience through overseeing that company’s operations in China, India, Japan and the Asia-Pacific region. In addition, Mr. Lavin has a diverse legal and human resources background, having served as director of Corporate Labor and Human Relations and director of Compensation and Benefits, as well as the Vice President of Caterpillar’s Human Services Division.
	BOARD COMMITTEES:	OTHER PUBLIC COMPANY BOARDS:
	■ Compensation and Personnel Committee (Chair)	■ USG Corporation
	■ Audit Committee	■ Allison Transmission Holdings, Inc.

FORMER PUBLIC COMPANY BOARDS:
■ Commercial Vehicle Group, Inc. (2013-2015)

ITT INC. | 2019 PROXY STATEMENT    33

Back to Contents
MARIO LONGHI
Age: 64 Director since: October 2017 Former President & CEO of United States Steel Corporation	CAREER:
Mario Longhi served as the President and Chief Executive Officer of United States Steel Corporation, an integrated producer and manufacturer of flat-rolled sheet and tubular steel products for a wide range of industries, from September 2013 to May 2017. Previously, Mr. Longhi was President of Gerdau Ameristeel Corporation from 2005 to 2006 and President and Chief Executive Officer from 2006 to 2011. He was also the Group President, Global Extrusions, at Alcoa Inc., where he served in a number of increasingly responsible roles over a more than 20-year career with the company. Throughout his career, he has gained experience in the appliance, container, mining, automotive and transportation, aerospace, power generation, industrial machinery and construction industries. Mr. Longhi is currently a director of the following public companies: Harsco Corporation (Management Development & Compensation Committee; Audit Committee).
REASONS FOR ELECTION TO THE BOARD OF ITT:
In considering Mr. Longhi for director of the Company, the Board considered his significant industrial leadership experience and global viewpoint, as well as his deep knowledge of the steel industry and commodities, which are important to understanding the Company’s overall business and results.
	BOARD COMMITTEES:	OTHER PUBLIC COMPANY BOARDS:
	■ Compensation and Personnel Committee	■ Harsco Corporation

FORMER PUBLIC COMPANY BOARDS:
■ United States Steel Corporation (2013-2017)

FRANK T. MACINNIS
Age: 72 Director since: October 2001 Chairman Since: October 2011 Former CEO of EMCOR Group, Inc.	CAREER:
Frank T. MacInnis was Chief Executive Officer of EMCOR Group, Inc., one of the world’s largest providers of electrical and mechanical construction services, energy infrastructure and facilities services, from 1994 to 2011 and Chairman of the Board from 1994 to 2013. Throughout his career Mr. MacInnis has managed construction and operations all over the world, including in Tehran, Baghdad, Bangkok, the United Arab Emirates, London, the United States and Canada. Mr. MacInnis is also a director of various private companies and not-for-profit organizations.
REASONS FOR ELECTION TO THE BOARD OF ITT:
In considering Mr. MacInnis for director of the Company, the Board considered his more than 25 years of broad-based experience as a chief executive officer of a leading, publicly held, international mechanical and electrical construction, energy infrastructure and facilities services provider. The Board also considered his experiences on the boards of various other public companies, his leadership and insights in many of the commercial and defense markets served by the Company, as well as his background in corporate governance, finance and accounting, legal, strategy and risk management. The Board also considered his long history as a director and extensive knowledge of the Company, its operations and its people.
	BOARD COMMITTEES:	FORMER PUBLIC COMPANY BOARDS:
	■ Nominating and Governance Committee	■ EMCOR Group, Inc. (1994-2015)
■ The Williams Companies, Inc. (1998-2016)

ITT INC. | 2019 PROXY STATEMENT    34

Back to Contents
REBECCA A. MCDONALD
Age: 66 Director since: December 2013 Former CEO of Laurus Energy Inc.	CAREER:
Rebecca A. McDonald retired in July 2012, having served since December 2008 as Chief Executive Officer of Laurus Energy Inc., a company involved in underground coal gasification development. She previously served as President, Gas and Power, BHP Billiton from March 2004 to September 2007, and, from October 2001 to January 2004, she served as President of the Houston Museum of Natural Science. Ms. McDonald has more than 25 years of experience in the energy industry. She has been responsible for the development, construction and operation of natural gas and liquids pipelines, gas and electricity distribution companies, as well as power plant and gas processing facilities in North America, Asia, Africa and South America.
REASONS FOR ELECTION TO THE BOARD OF ITT:
In considering Ms. McDonald for director of the Company, the Board considered her significant expertise in the oil and gas industry, as well as her executive-level experience and extensive knowledge of business systems and operations. The Board also considered her experience as a director of a variety of public and private companies within the energy industry.
	BOARD COMMITTEES:	FORMER PUBLIC COMPANY BOARDS:
	■ Compensation and Personnel Committee	■ Aggreko plc (2001-2015)
■ Granite Construction Incorporated (1994-2015)
■ CRH public limited company (2015-2016)
■ Veresen Inc. (2008-2017)

TIMOTHY H. POWERS
Age: 69 Director since: February 2015 Former Chairman, President & CEO of Hubbell Inc.	CAREER:
Timothy H. Powers was the Chairman, President and Chief Executive Officer of Hubbell Incorporated from 2004 to 2013. He was appointed to the position of Chairman after having served as the President and Chief Executive Officer of Hubbell from 2001 to 2004 and as the Senior Vice President and Chief Financial Officer from 1998 to 2001. Mr. Powers also served as Executive Vice President, Finance and Business Development Americas Region at ABB, Inc. and as Vice President and Corporate Controller for BBC Brown Boveri, Inc. Mr. Powers is currently a director of the following public company: WestRock Company (formerly MeadWestvaco Corporation) since 2006 (Audit Committee; Compensation Committee). In addition, Mr. Powers served as a director of the National Electric Manufacturers Association and as a trustee for Manufacturers Alliance for Productivity and Innovation until 2013.
REASONS FOR ELECTION TO THE BOARD OF ITT:
In considering Mr. Powers for director of the Company, the Board considered his significant experience as a Chief Executive Officer and finance officer in global manufacturing and engineering companies. The Board also considered his experience in the areas of management, strategic planning, and mergers and acquisitions in the manufacturing industry.
	BOARD COMMITTEES:	OTHER PUBLIC COMPANY BOARDS:
	■ Audit Committee (Chair)	■ WestRock Company
■ Nominating and Governance Committee
FORMER PUBLIC COMPANY BOARDS:
■ Hubbell Incorporated (2004-2014)

ITT INC. | 2019 PROXY STATEMENT    35

Back to Contents
LUCA SAVI
Age: 53 Director since: January 2019 CEO & President of ITT Inc.	CAREER:
Luca Savi was appointed President, Chief Executive Officer and a director of the Company in January 2019. He previously served as President and Chief Operating Officer of the Company since August 2018 and as Executive Vice President and Chief Operating Officer since January 2017. Prior to that, he served as Executive Vice President and President, Motion Technologies since February 2016 and as Senior Vice President and President, Motion Technologies since November 2011. Prior to joining the Company, Mr. Savi served as Chief Operating Officer, Comau Body Welding at Comau, a subsidiary of the Fiat Group responsible for producing and serving advanced manufacturing systems, from 2009 to 2011 and as Chief Executive Officer, Comau North America from 2007 to 2009. Mr. Savi previously held leadership roles at Honeywell International, Royal Dutch Shell and technical roles at Ferruzzi-Montedison Group.
REASONS FOR ELECTION TO THE BOARD OF ITT:
In considering Mr. Savi. for director of the Company, the Board considered Mr. Savi’s significant experience in many of the companies’ most important end markets. The Board also considered his extensive operational, strategy and growth and innovation experience with industrial companies and, in particular, his knowledge of the Company’s business and operations having served as the President of the Company’s largest business unit and as its Chief Operating Officer since January 2017.

CHERYL L. SHAVERS
Age: 65 Director since: October 2018 Chairman & CEO of Global Smarts, Inc.	CAREER:
Dr. Cheryl L. Shavers has served as the Chairman and Chief Executive Officer of Global Smarts, Inc., an advisory services and strategy firm that specializes in integration of capital, technology and information across national borders, since February 2001. From 1999 to 2001, Dr. Shavers served as the Undersecretary of Commerce for Technology at the U.S. Department of Commerce, where she oversaw the Office of Technology Policy and the Technology Administration, the focal point for partnerships between the U.S. government and the private sector pertaining to commercial and industrial innovation, productivity and economic growth. She also served as Undersecretary Designate from April 1999 to November 1999.
REASONS FOR ELECTION TO THE BOARD OF ITT:
In considering Dr. Shavers for director of the Company, the Board considered her extensive experience as a highly regarded and sought after technical and business expert and her extensive experience with technology development, innovation and management of growth opportunities.
	BOARD COMMITTEES:	OTHER PUBLIC COMPANY BOARDS:
	■ Nominating and Governance Committee	■ Knowles Corporation (2007 - Present)

FORMER PUBLIC COMPANY BOARDS:
■ Rockwell Collins Corporation (2001- 2018)
■ Mentor Graphics Inc. (2016-2017)
■ Advanced Materials Technology Inc. (2008-2014)

ITT INC. | 2019 PROXY STATEMENT    36

Back to Contents
SABRINA SOUSSAN
Age: 49 Director since: October 2018 CEO of Mobility Division Siemens AG	CAREER:
Sabrina Soussan has served as the Chief Executive Officer of the Mobility Division of Siemens AG since October 2017. Previously she served as the Chief Executive Officer of Seimens AG’s High-Speed, Commuter Trains, Locomotive, Metro and Light Rail business unit from October 2015 to September 2017. Ms. Soussan has held several other leadership positions in various other divisions of Siemens, including the Vice President of Sustainability and Energy Management of the Siemens Switzerland Ltd. Building Technologies Division, the head of strategy, marketing and global account management for the Building Automation unit and the head of Powertrain business for Renault Nissan (Europe and Japan) for Siemens Automotive division. Ms. Soussan held various other positions at Siemens since she joined in 1997. Prior to Siemens, she was an Engine Research & Development Engineer for Renault.
REASONS FOR ELECTION TO THE BOARD OF ITT:
In considering Ms. Soussan for director of the Company, the Board considered her extensive business and technical experience in the automotive, building technology, rail systems and aeronautics markets, as well as her leadership experience in a multinational organization.
BOARD COMMITTEES:
■ Audit Committee

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE 13 NOMINEES LISTED ABOVE AS DIRECTORS. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE ELECTION OF THE 13 NOMINEES LISTED ABOVE AS DIRECTORS.

ITT INC. | 2019 PROXY STATEMENT    37

Back to Contents

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROXY ITEM NO. 2)

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in a comprehensive  annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence and considers whether the independent registered public accounting firm should be rotated and the potential impact of selecting a different independent registered public accounting firm.

The Audit Committee selected, and the Board of Directors ratified the selection of, Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for 2018. Deloitte has served as the Company’s independent registered public accounting firm since 2002. In accordance with SEC rules and Deloitte policies, audit partners are subject to rotation requirements that limit the number of consecutive years an individual partner may provide service to our Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full committee and with management.

The Audit Committee and Board of Directors believe that the continued retention of Deloitte as our independent registered public accounting firm is in the best interest of the Company and our shareholders, and we are asking our shareholders to ratify the selection of Deloitte as our independent registered public accounting firm for 2019. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of Deloitte to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider the selection of a different firm. In addition, even if shareholders ratify the selection of Deloitte, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Deloitte is a registered public accounting firm regulated by the Public Company Accounting Oversight Board (the “PCAOB”). Representatives of Deloitte attended all regularly scheduled meetings of the Audit Committee during 2018. The Audit Committee discussed with the independent registered public accounting firm all communications required by auditing standards of the PCAOB. In addition, the committee discussed with the registered public accounting firm its independence from the Company and its management. The Audit Committee annually reviews and considers Deloitte’s performance of the Company’s audit, including the following performance factors:

■	independence
■	experience
■	technical capabilities
■	client service assessment
■	responsiveness
■	financial strength
■	industry insight
■	leadership
■	non-audit services
■	management structure
■	peer review program
■	commitment to quality report
■	appropriateness of fees charged
■	compliance and ethics program

The Audit Committee also reviewed the terms and conditions of Deloitte’s engagement letter including an agreement between the Company and Deloitte to submit disputes between Deloitte and the Company to a dispute resolution process.

The Audit Committee discussed the engagement letter, as well as Deloitte’s fees and services with Deloitte and Company management. The Audit Committee also determined that any non-audit services (services other than those described in the annual audit services engagement letter) provided by Deloitte were permitted under the rules and regulations concerning auditor independence promulgated by the SEC and rules promulgated by the PCAOB. Representatives of Deloitte will be present at the Annual Meeting to answer questions. Representatives of Deloitte also will have the opportunity to make a statement if they desire to do so.

ITT INC. | 2019 PROXY STATEMENT    38

Back to Contents

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Aggregate fees billed to the Company for the fiscal years ended December 31, 2018 and 2017 represent fees billed by Deloitte and its foreign affiliates.

Fiscal Year Ended (in thousands)	2018	2017
Audit Fees(1)	$3,862	$4,250
Audit-Related Fees(2)	15	100
Tax Fees:(3)
Tax Compliance Services	168	418
Tax Planning Services	150	154
Total Tax Services (sum of Tax Fees)	318	572
All Other Fees	—	—
TOTAL	$4,195	$4,922

(1)	Fees for audit services billed in 2018 and 2017 consisted of:
	•	audit of the Company’s annual financial statements and internal control over financial reporting;
	•	reviews of the Company’s quarterly financial statements;
	•	statutory and regulatory audits, consents and other services related to SEC matters; and
	•	financial accounting and reporting consultations.
(2)	Fees for audit-related services billed in 2018 and 2017 consisted of miscellaneous attest services.
(3)	Fees for tax services billed in 2018 and 2017 consisted of tax compliance and tax planning and advice:
	•	tax compliance services are services rendered, based upon facts already in existence or transactions that have already occurred, to document, compute and obtain government approval for amounts to be included in tax filings consisting primarily of:
		-	federal, foreign, state and local income tax return assistance;
		-	Internal Revenue Code and foreign tax code technical consultations; and
		-	transfer pricing analyses.
	•	tax planning services are services and advice rendered with respect to proposed transactions or services to analyze an anticipated tax result. Such services consisted primarily of tax advice related to intra-group restructuring.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee pre-approves audit services provided by Deloitte. The Audit Committee has a policy on pre-approval of permitted non-audit services provided by Deloitte. The purpose of the policy is to identify thresholds for services, project amounts and circumstances where Deloitte may perform permitted non-audit services. A second level of review and approval by the Audit Committee is required when such permitted non-audit services, project amounts or circumstances exceed the specified amounts.

The Audit Committee has determined that, where practical, all permitted non-audit services shall first be placed for competitive bid prior to selection of a service provider. Management may select the party deemed best suited for the particular engagement, which may or may not be Deloitte. The policy is reviewed and reaffirmed on a regular basis to assure conformance with applicable rules.

The Audit Committee has approved specific categories of audit, audit-related and tax services incremental to the normal auditing services, which Deloitte may provide without further Audit Committee pre-approval. These categories include, among others, the following:

1.	Due diligence, closing balance sheet audit services, purchase price dispute support and other services related to mergers, acquisitions and divestitures;
2.	Employee benefit advisory services, independent audits and preparation of tax returns for the Company’s defined contribution, defined benefit and health and welfare benefit plans, preparation of the associated tax returns or other employee benefit advisory services;
3.	Tax compliance and certain tax planning and advice work; and
4.	Accounting consultations and support related to U.S. generally accepted accounting principles (“GAAP”).

ITT INC. | 2019 PROXY STATEMENT    39

Back to Contents

The Audit Committee has also approved specific categories of audit-related services, including the assessment and review of internal controls and the effectiveness of those controls, which outside internal audit service providers may provide without further approval.

If fees for any pre-approved non-audit services provided by either Deloitte or any outside internal audit service provider exceed a pre-determined threshold during any calendar year, any additional proposed non-audit services provided by that service provider must be submitted for second-level approval by the Audit Committee. Other audit, audit-related and tax services that have not been pre-approved are subject to specific prior approval. The Audit Committee reviews the fees paid or committed to Deloitte during regularly scheduled meetings and at other times as necessary.

The Company has policies and procedures in place prohibiting, in some cases, employment of former Deloitte employees who were members of the audit engagement team.

RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2019 FISCAL YEAR. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE RATIFICATION OF DELOITTE.

AUDIT COMMITTEE REPORT

ROLE OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors provides oversight on matters relating to the Company’s financial reporting process and ensures that the Company develops and maintains adequate financial controls and procedures, and monitors compliance with these processes. This includes responsibility for, among other things:

■	determination of qualifications and independence of Deloitte, the Company’s independent registered public accounting firm;
■	appointment, compensation and oversight of Deloitte in preparing or issuing audit reports and related work;
■	review of financial reports and other financial information provided by the Company, its systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements;
■	oversight and review of procedures developed for consideration of accounting, internal accounting controls and auditing-related complaints;
■	review of the Company’s policies with respect to risk assessment, risk management and the Company’s major financial risk exposures;
■	monitoring all elements of the Company’s internal control over financial reporting; and
■	adoption of and monitoring the implementation and compliance with the Company’s Non-Audit Services Policy.

The Audit Committee also has oversight responsibility for confirming the scope and monitoring the progress and results of internal audits conducted by the Company’s internal auditor. The Audit Committee discussed with the Company’s internal auditors and Deloitte the plans for their respective audits. The Audit Committee met with the internal auditors and Deloitte, with and without management present, and discussed the results of their examinations, their evaluation of the Company’s internal controls, and the Company’s financial reporting.

The Company’s management has primary responsibility for the financial statements, including the Company’s system of disclosure and internal controls. The Audit Committee may investigate any matter brought to its attention. In that regard, the Audit Committee has full access to all books, records, facilities and personnel of the Company, and the Audit Committee may retain outside counsel, auditors or other independent experts to assist the Committee in performing its responsibilities. Any individual may also bring matters to the Audit Committee by following the procedures set forth in this Proxy Statement under the heading “Communication with the Board of Directors.”

ITT INC. | 2019 PROXY STATEMENT    40

Back to Contents

AUDIT COMMITTEE CHARTER

The Board of Directors has adopted a written charter for the Audit Committee, which the Board of Directors and the Audit Committee review, and at least annually update and reaffirm. The charter sets out the purpose, membership and organization, and key responsibilities of the Audit Committee.

REGULAR REVIEW OF FINANCIAL STATEMENTS

During 2018, the Audit Committee reviewed and discussed the Company’s audited financial statements with management. The Audit Committee, management and Deloitte reviewed and discussed the Company’s unaudited financial statements before the release of each quarter’s earnings report and filing on Form 10-Q, and the Company’s audited financial statements before the annual earnings release and filing on Form 10-K.

COMMUNICATIONS WITH DELOITTE

The Audit Committee has reviewed and discussed with management and Deloitte the matters required to be discussed under the standards of the PCAOB. These discussions included Deloitte’s responsibilities under generally accepted auditing standards in the United States, significant accounting policies and management judgments, the quality of the Company’s accounting principles and accounting estimates. The Audit Committee met privately with Deloitte eight times during 2018.

INDEPENDENCE OF DELOITTE

Deloitte is directly accountable to the Audit Committee and the Board of Directors. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte their independence from management and the Company, any disclosed relationships and the impact of those relationships on Deloitte’s independence.

RECOMMENDATION REGARDING ANNUAL REPORT ON FORM 10-K

In performing its oversight function with regard to the 2018 financial statements, the Audit Committee relied on financial statements and information prepared by the Company’s management. It also relied on information provided by the internal audit staff as well as Deloitte. The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2018. Based on these discussions, and the information received and reviewed, the Audit Committee recommended to the Company’s Board of Directors that the Company’s financial statements be included in the Company’s 2018 Annual Report on Form 10-K.

This report is furnished by the members of the Audit Committee.

■	Geraud Darnis	■	Donald DeFosset, Jr.	■	Nicholas C. Fanandakis
■	Richard P. Lavin	■	Timothy H. Powers (Chair)	■	Sabrina Soussan

ITT INC. | 2019 PROXY STATEMENT    41

Back to Contents

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
(PROXY ITEM NO. 3)

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding vote, the compensation of our named executive officers as defined by the SEC in Item 402 of Regulation S-K (the “Named Executive Officers” or “NEOs”) as disclosed later in this Proxy Statement in the Compensation Discussion and Analysis. The following resolution will be submitted for a shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders of ITT Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to Item 402 of the Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures.”

In considering their vote, shareholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the NEOs presented in this Proxy Statement in the Compensation Discussion and Analysis.

In particular, shareholders should note that the Company’s Compensation and Personnel Committee bases its executive compensation decisions on the following:

■	alignment of executive and shareholder interests by providing incentives linked to the performance of certain financial metrics;
■	the ability for executives to achieve long-term shareholder value creation without undue business risk;
■	creating a clear link between an executive’s individual contribution and performance and his or her compensation;
■	the extremely competitive nature of the industries in which we operate and our need to attract and retain the most creative and talented industry leaders; and
■	comparability to the practices of peers in the industries that we operate in and other comparable companies generally.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.

The Board values the opinions of the Company’s shareholders as expressed through their votes and other communications. This vote is advisory in nature and non-binding; however, the Board will review and consider the shareholder vote when determining executive compensation. The current frequency of non-binding advisory votes on executive compensation is an annual vote, and we anticipate that the next vote will be at next year’s annual meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS MANAGEMENT PROPOSAL.

ITT INC. | 2019 PROXY STATEMENT    42

Back to Contents

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

BUSINESS ENVIRONMENT AND FINANCIAL RESULTS

During 2018, we achieved record financial results through strong operational execution and solid share gains across key end markets. The following are highlights from our reported fiscal 2018 performance (all financial comparisons are 2018 to 2017):

■	$2.89B Total Orders +10%; Organic Orders +8%
■	$2.75B Total Revenue +6%; Organic Revenue +4%
■	Segment Operating Income +27%; Adjusted Segment Operating Income +18%
■	$3.75 EPS +191%; $3.23 Adjusted EPS +25%
■	Operating Cash Flow +50%; Free Cash Flow +106%; Adjusted Free Cash Flow +34%

See the section titled “Key Performance Indicators and Non-GAAP Financial Measures” in our Annual Report on Form 10-K filed with the SEC for the reasons why we use non-GAAP financial measures and for reconciliations to the comparable GAAP financial measures.

OUR SAY ON PAY AND ENGAGEMENT WITH SHAREHOLDERS

Our annual advisory vote on executive compensation (“Say on Pay”) has received an average of 93% support over the last six years. Last year, our Say on Pay received 85% support.

Our investor outreach effort, as described under “Shareholder Engagement” on page 19, continued to evolve and develop last year. We increased the number of shareholders and percentage of shares covered by our outreach in late 2018 to 59% of our shares outstanding. While not all of these investors felt that a discussion on our governance and compensation program was necessary, through our discussions we heard the following general themes:

■	investors appreciated our thorough, multi-year CEO succession planning process and the thoughtful compensation decisions that resulted from that process;
■	investors understood the alignment of our compensation program metrics to our business strategy and acknowledged our link between pay and performance, including below target payouts at times in recent years driven by financial results; and
■	investors supported our short-term incentive plan metrics and long-term incentive award metrics and mix.

ITT INC. | 2019 PROXY STATEMENT    43

Back to Contents

OUR COMMITMENT TO PAY FOR PERFORMANCE ALIGNMENT

We have designed our compensation programs to align the pay of our senior executives with both our short-term and long-term financial results and the performance of our stock. The majority of pay for our CEO and other NEOs is “at risk” and is impacted by our financial results and stock price performance.

THE IMPACT OF BUSINESS RESULTS ON OUR 2018 INCENTIVE PLANS

Our business strategy drives the design and metrics of our incentive plans. Our 2018 AIP includes metrics and weightings that encourage both growth (30% Adjusted EPS and 20% Adjusted Revenue) and operational excellence (20% Adjusted Cash Flow and 20% Adjusted Operating Margin), in addition to a 10% component that rewards executive officers for individual and team performance. 2018 was the final performance year of our 2016 PSU award, which had a payout determined by (i) our relative return on invested capital (“ROIC”), which is intended to encourage efficient and disciplined use of capital and (ii) relative TSR, which is intended to directly align executive pay with shareholder return relative to our peer companies.

As a result of our above target financial performance in 2018, the payouts of our incentive plans were also above target.

■	Our CEO, Denise L. Ramos, received an AIP payout that was 148.5% of target, and the average payout to our other NEOs was also 148.5%.

■	All of our NEOs, including the CEO, received a 126% payout on their 2016 PSU awards.

CEO SUCCESSION AND PAY DECISIONS

As previously described in the Letter From Our Chairman, we recently completed a thorough, multi-year CEO succession planning process. On December 31, 2018, Denise L. Ramos stepped down as CEO and director of the Company and began a transition period as a special adviser to the new CEO through March 1, 2019. On January 1, 2019, Luca Savi, previously President and Chief Operating Officer of the Company, was promoted to President and CEO and became a director of the Company.

In setting compensation for our new CEO, the Committee considered a number of factors, including peer group benchmarking, prior CEO compensation levels, and increases in connection with Mr. Savi’s promotion to President and Chief Operating Officer in August 2018. The Committee believes that CEO pay should be evaluated each year and that increases should occur based on sustained individual and company performance. Given that 2019 will be Mr. Savi’s first year in the CEO role, the Committee set Mr. Savi’s target pay below the 2018 target pay of Ms. Ramos (see comparison table below).

ITT INC. | 2019 PROXY STATEMENT    44

Back to Contents
	Pay Component	2018 CEO Target Pay Denise Ramos	2019 CEO Target Pay Luca Savi
	Base Salary	$1,000,000	$900,000
The Committee believes CEO target pay should increase with sustained individual and company performance.	Annual Incentive Plan Target	$1,200,000	$900,000
		(120% of salary)	(100% of salary)

	Long-Term Incentives (“LTI”)(1)	$4,500,000	$3,200,000

	TOTAL DIRECT COMPENSATION	$6,700,000	$5,000,000

(1)	The 2018 LTI value for Ms. Ramos differs from what is displayed in the Summary Compensation Table (“SCT”) and Grants of Plan-Based Awards table for 2018, each of which present the grant date fair value. Mr. Savi’s 2019 LTI award was granted in March 2019 and is not included in the SCT and the Grants of Plan-Based Awards table.

Ms. Ramos served as special advisor to the CEO, Mr. Savi, for a transition period January 1, 2019 through March 1, 2019, during which time she continued to receive her regular 2018 salary. Ms. Ramos did not receive an LTI award in 2019 and will not be eligible for a 2019 bonus payment under the Annual Incentive Plan.

In connection with the CEO succession plan and as disclosed in our August 2018 announcement of the CEO transition, the Committee granted Thomas M. Scalera, the Company’s Executive Vice President and Chief Financial Officer, $500,000 of PSUs and $500,000 of RSUs in August 2018. In making the decision to grant these awards, the Committee considered Mr. Scalera’s significant contributions and impact on the business and the importance of leadership continuity through the succession process. The Committee chose PSUs and RSUs, consistent with the Company’s regular long-term incentive award granting practices, to continue to align Mr. Scalera’s pay with the Company’s financial results and shareholder returns. These awards would be forfeited if Mr. Scalera voluntarily leaves the Company during their respective three-year vesting periods. The Committee has approved no other transition-related compensation arrangements for any other members of management. For a discussion of the CEO succession planning process, please see the “Board’s Role in Leadership Succession Planning” earlier in this Proxy Statement.

CEO REALIZED PAY

Our pay-for-performance approach is illustrated by the alignment of our CEO’s realized pay over the last three years to our three-year TSR and one-year adjusted EPS growth.

■	In 2018, our three-year TSR (2016-2018) was +38% and our adjusted EPS increased 25% from the previous year. Ms. Ramos’ realized pay increased to $9.6M after being significantly below target during 2017 ($5.4M) and 2016 ($3.9M).

■	In 2017, our three-year TSR (2015-2017) was +37% and our adjusted EPS increased 12% from the previous year, while Ms. Ramos’ realized pay was 21% below target at $5.4M because the 2015 PSUs paid below target and the stock option award that was granted in 2014 (and vested in 2017) did not have any intrinsic value at the time of vesting.

■	In 2016, our three-year TSR (2014-2016) was -8% and adjusted EPS decreased by 9% from the previous year. Ms. Ramos’ realized pay was 41% below target at $3.9M as a result of the 2014 PSU award having a 0% payout.

Target pay for each calendar year includes: annual salary rate + AIP award at target payout + the grant date fair value of LTI awards granted during the year.

Realized pay for each calendar year includes: annual salary rate + actual AIP payout + the intrinsic value of RSU and stock option awards that vested during the year, and the most recent PSU award payout (for stock awards granted three years prior), calculated as of the vesting date.

ITT INC. | 2019 PROXY STATEMENT    45

Back to Contents

GOVERNANCE AND COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

We have designed our compensation programs to help us recruit and retain the executive talent required to successfully manage our business, achieve our business objectives and maximize their long-term contributions to our success. We include compensation elements that are designed to align the interests of executives with our goals of enhancing shareholder value and achieving our long-term strategies. We determine total annual compensation by reviewing the median of the competitive market, then position compensation at, above or below the median based on experience, performance, critical skills and the general talent market for each senior executive.

BEST PRACTICES THAT SUPPORT OUR EXECUTIVE COMPENSATION PHILOSOPHY

The Compensation and Personnel Committee oversees the design and administration of our executive compensation programs and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends.

The Compensation and Personnel Committee has incorporated the following best practices into our programs:

WHAT WE DO	WHAT WE DON’T DO
Emphasize Long-Term Compensation to Ensure Alignment of Pay With Long-Term Performance	No Hedging or Pledging of Company Stock
Significant Majority of Pay is Performance-Based and Not Guaranteed	No Accelerated Vesting of Equity Awards or Severance Benefits Solely Upon a Change in Control
Stock Ownership Requirements Require Meaningful Holdings (increased CEO from 5X to 6X in 2018)	No Tax Gross-Ups (unless related to international assignment or relocation)
Double-Trigger Change in Control Vesting of Equity Awards	No Golden Parachutes
Clawback Policy That Applies to Our Annual Incentive Plan and Equity Awards	No Repricing of Stock Options
Proactive Engagement with Shareholders	No Supplemental Defined Benefit Pension for Executives
Engages Independent Compensation Consultant	No Excessive Perquisites or Personal Benefits

KEY PARTICIPANTS IN THE COMPENSATION PROCESS

ROLE OF THE COMPENSATION AND PERSONNEL COMMITTEE

The Compensation and Personnel Committee reviews and approves the compensation elements and the compensation targets for each of our executive officers, including the NEOs. The Compensation and Personnel Committee also makes determinations with respect to the AIP as it relates to our executive officers, including the approval of annual performance goals and subsequent full-year achievement against those goals. It administers all elements of the Company’s long-term incentive plan, and approves the benefits and perquisites offered to executive officers. Further, the Compensation and Personnel Committee evaluates the Company’s compensation programs on an annual basis to ensure that our plans do not induce or encourage excessive risk-taking by participants. Pursuant to its charter, the Compensation and Personnel Committee may delegate authority to act upon specific matters to a subcommittee.

ROLE OF MANAGEMENT

During 2018, our CEO and our Chief Human Resources Officer made recommendations to the Compensation and Personnel Committee regarding executive compensation actions and incentive awards. The Chief Human Resources Officer serves as the liaison between the Compensation and Personnel Committee and Pay Governance, providing internal data on an as-needed basis so that Pay Governance can produce comparative analyses for the Compensation and Personnel Committee. In 2018, the Company’s human resources, finance

ITT INC. | 2019 PROXY STATEMENT    46

Back to Contents

and legal departments supported the work of the Compensation and Personnel Committee by providing information, answering questions and responding to various requests of committee members.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

In 2018, the Compensation and Personnel Committee continued to use the services of Pay Governance in fulfilling its obligations under its charter, the material terms of which are described elsewhere in this Proxy Statement under the heading “Corporate Governance and Related Matters—Compensation and Personnel Committee.”

Pay Governance attended the four regularly scheduled meetings of the Compensation and Personnel Committee in 2018 and provided the Committee with objective expert analyses, assessments, research, and recommendations for executive compensation programs, incentives, perquisites and compensation standards. In this capacity, they provided services that related solely to work performed for, and at the direction of, the Compensation and Personnel Committee, including analysis of material prepared by management for the Committee’s review. Pay Governance provided no other services to the Company during 2018. The total amount of fees paid to Pay Governance for 2018 services was $89,602. In addition, the Company reimburses Pay Governance for reasonable travel and business expenses, and any fees related to the purchasing of compensation benchmarking data.

The Compensation and Personnel Committee selected Pay Governance to serve as its Independent Compensation consultant only after assessing the firm’s independence. As part of its independence review, the Compensation and Personnel Committee reviewed the Company’s relationship with Pay Governance and determined that no conflicts of interest existed. The Compensation and Personnel Committee has the sole authority to retain and terminate consultants, including Pay Governance.

EXTERNAL BENCHMARKING

In 2018, as in past years, the Compensation and Personnel Committee considers competitive market compensation data, in addition to other factors, in determining policies and programs that address executive compensation, benefits and perquisites.

For 2018 pay decisions for the CEO and CFO, the Committee reviewed a peer group of 16 companies comparable to ITT in terms of revenue, market capitalization and industry in order to better evaluate executive compensation market practices (the “Representative Peer Group”). When making pay decisions the Committee also considers other factors such as individual experience and performance, the need for critical skills and the general talent market for each senior executive. The Compensation and Personnel Committee annually reviews and evaluates this Representative Peer Group to ensure that it remains appropriate.

The 2018 Representative Peer Group consisted of the companies below, which included replacing Roper Industries Inc. (ROP) with WABCO Holdings (WBC) to better reflect ITT’s expanding portfolio related to the transportation industry:

Representative Peer Group
■	Actuant Corporation (ATU)	■	EnPro Industries, Inc. (NPO)	■	Nordson Corporation (NDSN)
■	AMETEK, Inc. (AME)	■	Esterline Technologies Corp (ESL)	■	SPX Flow, Inc. (FLOW)
■	Barnes Group, Inc. (B)	■	Flowserve Corporation (FLS)	■	WABCO Holdings (WBC)
■	Carlisle Companies, Inc. (CSL)	■	Harsco Corporation (HSC)	■	Woodward, Inc. (WWD)
■	Colfax Corporation (CFX)	■	Hubbell Incorporated (HUB)
■	Crane Co. (CR)	■	IDEX Corporation (IEX)

The Compensation and Personnel Committee’s review of external market data also included analysis of compensation benchmark data from Willis Towers Watson and other compensation survey information provided by Pay Governance. This data provides a broader view of executive compensation benchmarking for jobs that are not reported in the Proxy Statement.

In particular, the Committee’s analysis used a benchmark group from a Willis Towers Watson survey consisting of 64 companies from the Industrials, Materials and Energy sectors with annual revenue between approximately $1.25 billion and $5 billion (see Appendix A attached).

ITT INC. | 2019 PROXY STATEMENT    47

Back to Contents

ELEMENTS OF COMPENSATION

NEO COMPENSATION ELEMENTS AT A GLANCE

The disclosure of our NEO compensation for 2018 covers the following executive officers:

■	Denise L. Ramos, Chief Executive Officer (through December 31, 2018);
■	Luca Savi, President and Chief Operating Officer (now President and Chief Executive Officer);
■	Thomas M. Scalera, Executive Vice President and Chief Financial Officer;
■	Mary Beth Gustafsson, Senior Vice President, General Counsel and Chief Compliance Officer; and
■	Farrokh Batliwala, Senior Vice President and President, Connect & Control Technologies.

As previously described in the “Executive Summary,” we recently completed a thorough, multi-year CEO succession planning process. On December 31, 2018, Denise Ramos stepped down as CEO and Luca Savi, previously President and Chief Operating Officer, was promoted to President and CEO effective January 1, 2019.

The compensation of our executive officers, including our NEOs, is reviewed in detail by the Compensation and Personnel Committee during the first quarter of every year. NEO direct compensation for 2018 consisted of a base salary, an AIP award and LTI awards, each of which is detailed below.

2018 Compensation Element	Form	Rationale for Providing
Base Salary	Cash	Base salary is a competitive fixed pay element tied to role, experience, performance and criticality of skills.
Annual Incentive Plan Award	Cash	The AIP is designed to reward achievement of Company, business segment (where applicable) and individual performance objectives. The AIP is structured to emphasize overall performance and collaboration across ITT. It uses metrics (adjusted earnings per share, adjusted cash flow, adjusted operating margin and adjusted revenue) that are fundamental short-term drivers of shareholder value. Each NEO also has 10% of his or her AIP tied to the achievement of individual and team goals.
Long-Term Incentive Awards	Stock

The LTI plan is designed to reward performance that drives long-term shareholder value through the use of three-year cliff vesting:

•
PSUs (50% of LTI mix) provide rewards linked to absolute stock price performance (due to denomination as ITT share units) and can go up or down based on two key measures, equally weighted, and aligned with long-term growth:

■
Relative Total Shareholder Return (TSR)

■
Return on Invested Capital (ROIC)

•
RSUs (50% of LTI mix) link executive compensation to absolute stock price performance and strengthen retention value.

The grant date of PSUs and RSUs is determined on the date on which the Compensation and Personnel Committee approves these awards, which is typically in February or March.

The Company also provides benefits and limited perquisites to its NEOs that it believes are competitive with the external market for talent. For a more detailed discussion of these benefits and perquisites, see the discussion under the heading “Benefits and Perquisites.”

2018 BASE SALARY INCREASES

The Compensation and Personnel Committee reviewed the compensation level of each NEO based on the Representative Peer Group and the external survey data. Based on the Committee’s targeted pay positioning, the evaluation of each NEO’s performance and the external market data on competitive pay levels provided by Pay Governance, the Committee awarded base salary merit increases effective in February 2018 to Mr. Savi, Mr. Scalera, Ms. Gustafsson and Mr. Batliwala. In addition, Mr. Savi’s annual salary was further increased in August 2018 in connection with his appointment to the position of President and Chief Operating Officer and designation as successor CEO. Ms. Ramos did not receive a salary increase during 2018 because the Committee considered her salary as CEO to be competitively positioned.

ITT INC. | 2019 PROXY STATEMENT    48

Back to Contents
	2017 Annual	2018 Annual	Percent
	Base Salary	Base Salary	Increase
Denise L. Ramos	$1,000,000	$1,000,000	—
Luca Savi(1)	600,000	750,000	25.0%
Thomas M. Scalera	515,000	530,000	2.9%
Mary Beth Gustafsson	460,000	472,500	2.7%
Farrokh Batliwala	370,000	380,000	2.7%
(1)	Mr. Savi received two increases to his salary during 2018. The first increase of 4% (from $600,000 to $625,000) was effective in February 2018 as part of the annual salary review process. The second increase of 20% (from $625,000 to $750,000) was effective in August 2018 and was associated with his promotion to President as part of the CEO transition. Mr. Savi is employed by ITT Italy Holding s.r.l. and has been paid in euros. His 2017 and 2018 base salaries were converted to U.S. dollars using the 2018 average exchange rate of 1.16 dollars per euro for both years.

2018 ANNUAL INCENTIVE PLAN

For 2018, AIP payouts averaged 148.5% of target for all of the NEOs, reflecting record financial results, including above target achievement, on average, of annual financial goals. The Company’s AIP provides for an annual cash payment to participating executives established as a target percentage of base salary. In setting AIP awards, the Compensation and Personnel Committee approves target AIP awards after careful consideration of external data, individual roles and responsibilities and individual performance.

The Company pays for AIP performance that demonstrates substantial achievement of plan goals. We established strong incentives and set aggressive goals for all financial metrics. The Company must achieve a certain threshold for each of the four financial performance metrics discussed below in order for each performance component to be considered in the calculation of the AIP payout. Performance below the threshold performance level results in a zero payout for that particular performance component.

The formula to determine each NEO’s AIP total potential payment is as follows:

2018 AIP Potential Payout =
(Base Salary) x (Target Award Percentage) x (AIP Performance Factor)

Both the individual performance component of the AIP and the overall AIP award payout are capped at 200% of an individual’s annual cash bonus target.

2018 AIP AWARDS PAID IN 2019

The 2018 AIP awards paid in March 2019 are as follows:

Named Executive Officer	2018 Target AIP Awards as Percentage of Base Salary	2018 AIP Target Amounts	2018 AIP Awards (Paid in 2019)	2018 AIP Awards as Percentage of Target (Paid in 2019)
Denise L. Ramos	120%	$1,200,000	$1,782,000	148.5%
Luca Savi(1)	91.25%	590,995	877,630	148.5%
Thomas M. Scalera	75%	397,500	580,350	146.0%
Mary Beth Gustafsson	75%	354,375	526,250	148.5%
Farrokh Batliwala	75%	285,000	430,350	151.0%
(1)	Mr. Savi’s AIP target was increased from 85% to 100% of salary in August 2018 in connection with his promotion to President and Chief Operating Officer and successor CEO. His target amounts are based on a prorated salary rate and target percentage for time worked in each position. His 2018 Target AIP Award and 2018 AIP Award paid have been converted from euros to U.S. dollars using the 2018 average exchange rate of 1.16.

ITT INC. | 2019 PROXY STATEMENT    49

Back to Contents

2018 AIP PERFORMANCE METRICS AND WEIGHTINGS

Based on the Company’s 2018 business objectives, the Compensation and Personnel Committee identified financial performance metrics and an individual component, for the 2018 performance year, which together comprise the AIP Performance Factor. The following table shows the weighting assigned to each NEO for each AIP performance metric:

Adjusted EPS	Adjusted ITT Free Cash Flow	Adjusted ITT Operating Margin	Adjusted ITT Revenue	Individual Component
30%	20%	20%	20%	10%

All NEO’s have AIP metrics and targets based on overall ITT results except for Mr. Batliwala. As Senior Vice President and President of Connect & Control Technologies, Mr. Batliwala’s metrics and targets are based on his business segment. As permitted by the ITT Annual Incentive Plan for Executive Officers, the Compensation and Personnel Committee may exclude the impact of acquisitions, dispositions and other special items in computing AIP awards. Special items represent significant charges or credits that impact current results, which management views as unrelated to the Company’s ongoing operations and performance. Special items may include, but are not limited to, asbestos-related costs, restructuring costs, realignment costs, pension settlement and other curtailment costs, certain acquisition-related expenses, income tax settlements or adjustments, and unusual and infrequent items. The four financial performance metrics applicable to each NEO are therefore non-GAAP financial measures and should not be considered a substitute for measures determined in accordance with GAAP. These non-GAAP financial measures may not be comparable to similar measures reported by other companies or those that we use in our Form 10-K or other external financial presentations. Descriptions of each of the performance metrics used for purposes of calculating the AIP Performance Factor are as follows:

Metric	Reason for Selection	Details
Adjusted Earnings Per Share	Important measure of the value provided to shareholders	Adjusted EPS is defined as income from continuing operations attributable to ITT Inc. per diluted share, adjusted to exclude special items on an after-tax basis. The after-tax basis of each special item is determined using the jurisdictional tax rate of where the expense or benefit occurred.
Adjusted ITT Cash Flow and Adjusted Segment Free Cash Flow	Important measure of how the Company converts its net earnings into deployable cash	Adjusted ITT Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, cash payments for restructuring and realignment costs, other significant items that impact current results that management believes are not related to ongoing operations and performance, and the impact of foreign currency fluctuations. Adjusted Segment Free Cash Flow is defined as segment level net cash provided by operating activities less capital expenditures, adjusted for special items and the impact of foreign currency fluctuations.
Adjusted ITT Operating Margin and Adjusted Segment Operating Margin	Emphasizes the importance of maintaining healthy margins	Adjusted ITT Operating Margin is defined as the ratio of adjusted operating income, over Adjusted ITT Revenue. Adjustments to operating income include, but are not limited to, the impact of foreign currency fluctuations, unbudgeted acquisitions and divestitures and special items. Adjusted revenue is defined below. Adjusted Segment Operating Margin is defined as the ratio of adjusted segment operating income over Adjusted Segment Revenue. Adjustments to segment operating income items include, but are not limited to, the impact of foreign currency fluctuations, unbudgeted acquisitions and divestitures and special items.
Adjusted ITT Revenue and Adjusted Segment Revenue	Reflects the Company’s emphasis on growth	Adjusted ITT Revenue is defined as GAAP revenue excluding the estimated impact of foreign currency fluctuations and the impact from unbudgeted acquisitions and divestitures made in the last 12 months. Adjusted Segment Revenue is defined as segment level GAAP revenue excluding the estimated impact of foreign currency fluctuations and the segment impact from unbudgeted acquisitions and divestitures made in the last 12 months.
Individual Component	Provides focus on supporting enterprise initiatives that will create growth and increase shareholder value

Each NEO establishes several personal or team goals related to Company initiatives or business segment initiatives that are aligned with the strategy of the business and the goals of the CEO. For 2018, five areas were established at the start of the performance period:

■   Financial: Deliver on our financial commitments.

■   Culture and Talent: Focus on our people and their work environment by continuing our culture journey through engaging and energizing employees around our strategy, purpose and principles, and increasing the skills of our leaders.

■   Execution: Differentiate ourselves through safety, effectiveness and efficiency; ensure each part of the organization or segment is optimized and delivering on our commitments to our customers.

■   Growth and Innovation: Advance technology and customer relationships to create new opportunities and growth.

■   Capital Deployment: Drive actions to optimize the portfolio through mergers and acquisitions and organic investments.

ITT INC. | 2019 PROXY STATEMENT    50

Back to Contents

2018 AIP PERFORMANCE TARGETS AND RESULTS

The Adjusted EPS, Adjusted Free Cash Flow, Adjusted Operating Margin and Adjusted Revenue targets were based on the Company’s 2018 operating budget. These targets were set early in 2018. The Compensation and Personnel Committee reviewed the operating budget with management to ensure that the targets were appropriate and determined that the achievement of the combination of financial goals would be challenging and reflect strong performance considering the uncertainty in some of our key end markets. In addition to these metrics, ITT Corporate and each of the business Segments have working capital financial targets that if not achieved will result in up to a five point reduction of the AIP Performance Factor. In 2018, ITT Corporate and each business segment achieved working capital targets and no penalties were assessed. The table below sets forth the target and actual results for each 2018 AIP financial performance metric at the corporate level.

CORPORATE FINANCIAL PERFORMANCE TARGETS

The financial targets for Ms. Ramos, Mr. Savi, Mr. Scalera and Ms. Gustafsson reflect ITT Corporate targets.

	Threshold	Target	Maximum
Metric	(50%)	(100%)	(200%)	2018 Results	2018 Payout
Adjusted Earnings Per Share	$2.55	$3.00	$3.60	$3.23	138%
Adjusted Cash Flow	$155.9M	$183.4M	$220.1M	$244.6M	200%
Adjusted Operating Margin	11.7%	13.0%	14.9%	13.5%	128%
Adjusted Revenue	$2,473M	$2,747M	$3,022M	$2,800M	119%

SEGMENT FINANCIAL PERFORMANCE TARGETS

The financial targets for Mr. Batliwala reflect the Connect & Control Technologies business segment, in addition to the ITT Corporate Adjusted Earnings Per Share target. The business segments, including Connect & Control Technologies, also receive an additional benefit to their financial score and bonus payout pool when ITT exceeds financial targets.

	Threshold	Target	Maximum
Metric	(50%)	(100%)	(200%)	2018 Results	2018 Payout
Adjusted Segment Cash Flow	$82.5M	$97.1M	$116.5M	$107.2M	152%
Adjusted Segment Operating Margin	14.7%	16.4%	18.8%	16.1%	92%
Adjusted Segment Revenue	$560M	$623M	$685M	$650M	143%

AIP INDIVIDUAL COMPONENT CONSIDERATIONS

Each NEO has 10% of their AIP bonus target based on the individual component, which rewards achievement of their individual and team goals. The Compensation and Personnel Committee considered the following achievements when determining the individual component payout of each NEO.

■	Denise L. Ramos, Chief Executive Officer:
•	Led ITT to record financial results for orders, revenue, operating income, margins, EPS and free cash flow
•	Successfully transitioned the President and CEO role to Luca Savi
•	Positioned ITT for future success through continued investments in people, production capabilities and R&D
■	Luca Savi, President and Chief Operating Officer:
•	Delivered record operational results, including record cash flow and significant working capital improvements
•	Drove market share gains in key end markets (automotive, rail, aerospace, connectors)
•	Implemented an innovation approach across the segments to better enable long-term growth
■	Thomas M. Scalera, Executive Vice President and Chief Financial Officer:
•	Managed investor relations including effective messaging of CEO transition and activities
•	Improved the size and quality of the M&A pipeline
•	Implemented a successful global tax strategy in light of U.S. tax reform

ITT INC. | 2019 PROXY STATEMENT    51

Back to Contents
■	Mary Beth Gustafsson, Senior Vice President, General Counsel and Chief Compliance Officer:
•	Continued to successfully manage ITT’s asbestos liabilities
•	Completed environmental activities to ensure the successful sale of a manufacturing location resulting in a $39M gain
•	Continued to assist in the re-qualification of connector products for the defense industry
■	Farrokh Batliwala, Senior Vice President and President, Connect & Control Technologies:
•	Drove strong revenue and margin growth in the Connectors business
•	Expanded rotorcraft and electric vehicle charging revenue
•	Delivered long-term contracts for significant aerospace platforms

2018 LONG-TERM INCENTIVE COMPENSATION

In 2018, the Committee approved two types of vehicles for the Company’s annual LTI awards with each addressing long-term shareholder value alignment in different ways. The Committee believed that granting a combination of PSUs and RSUs was appropriate to provide shareholder alignment, retention value and the opportunity to leverage awards up and down consistent with stock price performance, as well as Company performance over the long term. 2018 LTI for our NEOs was allocated as follows:

As discussed in more detail below, LTI awards for executive officers granted in March 2019 were comprised of 60% PSUs and 40% RSUs. The following table shows the target value of the LTI award grants made to NEOs in February 2018 as part of the Company’s regular annual compensation process. These LTI values were determined, taking into account base pay and annual incentive values, in developing market competitive total compensation levels and an appropriate mix of fixed versus variable and short-term versus long-term incentives. These values also considered each NEO’s role, potential long-term contribution, performance, experience and skills.

	PSUs
Named Executive Officer	(Target Award)	RSUs	Total(1)
Denise L. Ramos	$2,250,000	$2,250,000	$4,500,000
Luca Savi	750,000	750,000	1,500,000
Thomas M. Scalera	487,500	487,500	975,000
Mary Beth Gustafsson	365,000	365,000	730,000
Farrokh Batliwala	220,000	220,000	440,000
(1)	The values in this table reflect target amounts approved by the Compensation and Personnel Committee; the values reported in the SCT and the Grants of Plan-Based Awards tables present the grant date fair value.

PERFORMANCE UNITS

PSUs are settled in shares after a three-year performance vesting period, with performance tied equally to the Company’s ROIC and the Company’s three-year TSR performance relative to a group of peer companies.

Delivery of shares generally requires employment throughout the three-year performance period. PSUs therefore provide alignment with absolute stock performance, relative stock performance, Company financial performance and potential retention value. There are up to three outstanding PSU awards at any time. No dividend equivalents are paid on unvested PSUs.

ROIC (50% WEIGHTING)

■	The Committee approved ROIC as a metric to align executive pay with the Company’s result in driving efficient and disciplined deployment of capital. In 2018, absolute ROIC, with specific targets, replaced relative ROIC, which was used for the 2016 and 2017 PSU awards. The Committee approved the change for the following reasons: (1) absolute ROIC provides a tighter alignment with our strategy and timing of our capital investments, which may be different than our peer companies and (2) absolute ROIC targets are easier to communicate to executives and for executives to take into consideration when making decisions as compared to relative ROIC.
■	ROIC for the 2018 PSUs is a percentage that will be calculated by dividing (A) pre-tax income from continuing operations attributable to the Company, adjusted to exclude the pre-tax impact from special items, interest income or expense and amortization of expense from intangible assets by (B) average total assets from continuing operations, less asbestos-related assets (including deferred tax assets on asbestos-related matters) and non-interest bearing current liabilities for the five preceding quarterly periods. Special items represent significant charges or credits that impact results, such as unbudgeted acquisitions or divestitures, but may not be related to the Company’s ongoing operations and performance, as disclosed in the Company’s filings with the SEC.

ITT INC. | 2019 PROXY STATEMENT    52

Back to Contents

RELATIVE TSR (50% WEIGHTING)

■	Relative TSR was again selected as a metric by the Committee to ensure executive compensation is aligned with shareholder value creation.
■	In 2018, the relative TSR peer group was expanded beyond the S&P 400 Capital Goods index to include additional transportation and industrial pump/flow companies. This change was made to better align the relative TSR peer group to ITT’s portfolio mix. Before this change was approved by the Committee, we tested the impact of expanding the peer group on our unvested 2015, 2016 and 2017 PSU awards. The expanded peer group did not change the current estimated payouts of the unvested PSU awards by more than 5%, which supported the Committee’s objective of better aligning the relative TSR peer group to ITT’s portfolio without driving a substantially different performance outcome. The outstanding 2017 PSU awards continue to have relative TSR measured against the S&P 400 Capital Goods index only.
■	TSR performance is measured for companies in the TSR peer group by comparing the average closing stock price for the month of December prior to the start of the three-year performance cycle, to the average closing stock price for the month of December that concludes the three-year performance, including reinvestment of dividends during the period.
■	Vesting at the end of the applicable three-year performance period is based on the Company’s TSR performance ranked against the TSR performance of the other companies within the index.

If Company’s Relative Total Shareholder Return Performance is:	Payout Factor for TSR Component of PSUs*
at the 80th percentile or greater	200%
at the 50th percentile	100%
at the 35th percentile	50%
less than the 35th percentile	0%
*	Payouts for performance between the percentiles shown are interpolated.

PAYOUT ON PSUs GRANTED IN 2016

In 2016, ITT granted PSUs to certain executives, including each of the NEOs. The three-year performance targets were based equally on the Company’s TSR performance relative to the performance of the S&P 400 Capital Goods Index and the Company’s ROIC performance relative to the results of the companies in the 2016 Representative Peer Group. The payout of the 2016 PSUs was 126% and based on the following:

■	2016-2018 TSR Results (50% weighting): During the three-year performance period, ITT’s TSR was at the 45th percentile of the index of companies, which corresponded to an 83.9% payout.
■	2016-2018 ROIC Results (50% weighting): ITT’s relative ROIC performance was at the 71st percentile of the 2016 Representative Peer Group companies. The payout for the ROIC metric was 168.6% of target.

RESTRICTED STOCK UNITS

RSUs are settled in shares after a three-year vesting period and provide alignment with stock performance and retention value. Grants of RSUs provide NEOs with stock ownership of unrestricted shares after the restrictions lapse. NEOs receive RSU awards because, in the judgment of the Compensation and Personnel Committee and based on management recommendations, these individuals are in positions most likely to influence the achievement of the Company’s long-term value creation goals and to create shareholder value over time. The Compensation and Personnel Committee reviews all grants of RSUs for executive officers prior to the award, including awards based on performance, retention-based awards, and awards contemplated for new employees as part of employment offers. The CEO has the authority to grant RSUs to other employees in certain situations. These grants are reviewed by the Compensation and Personnel Committee at its next scheduled meeting. RSUs do not grant dividend or voting rights to the holder over the vesting period, however, dividend equivalents are accrued and paid after vesting. In certain cases, such as for new hires or to facilitate retention, selected employees may receive RSUs subject to different vesting terms.

TRANSITION-RELATED GRANTS

In addition to annual LTI awards, the Compensation and Personnel Committee may award other grants in the form of PSUs, RSUs or stock options. These grants are used to attract new senior executives to ITT, provide additional retention incentive or reward extraordinary performance.

As previously described above in “Executive Compensation Highlights,” in connection with the CEO succession plan and as disclosed in our August 2018 announcement of the CEO transition, the Committee granted Thomas M. Scalera, the Company’s Executive Vice President and Chief Financial

ITT INC. | 2019 PROXY STATEMENT    53

Back to Contents

Officer, $500,000 of PSUs and $500,000 of RSUs. In making the decision to grant these awards, the Committee considered Mr. Scalera’s significant contributions and impact on the business and the importance of leadership continuity through the succession process. The Committee chose PSUs and RSUs, consistent with the Company’s regular long-term incentive award granting practices, to continue to align Mr. Scalera’s pay with the Company’s financial results and shareholder returns. These awards will be forfeited if Mr. Scalera voluntarily leaves the Company during their respective three-year vesting periods. The Committee has approved no other transition-related compensation arrangements for any other members of management.

WHAT’S NEW FOR 2019?

The Compensation and Personnel Committee approved the 2019 LTI awards for executive officers to be comprised of 60% PSUs and 40% RSUs. In 2018 the LTI awards were comprised of 50% PSUs and 50% RSUs. The Committee made the decision to increase the relative percentage of PSUs to more directly align executive pay with ITT’s financial performance.

In addition, although we received support for our LTI program design during our meetings with investors, we did receive feedback that increasing the mix of PSUs would be viewed favorably. These awards were granted on March 4, 2019 and therefore are not included in the Compensation Tables in this Proxy Statement.

BENEFITS AND PERQUISITES

All of the NEOs, except for Mr. Savi who is employed by ITT Italy Holding s.r.l., are eligible to participate in the Company’s broad-based U.S. employee benefits program. The program includes the ITT Retirement Savings Plan, which provides before-tax and after-tax savings features, group medical and dental coverage, group life insurance, group accidental death and dismemberment insurance and other benefit plans. Prior to the spin-off of our defense and water businesses on October 31, 2011 which established us as a new diversified global, multi-industrial company (the “Spin Transaction”), employees also participated in a pension program.

All of the NEOs, except for Mr. Savi, together with most of the Company’s other salaried employees who work in the United States, participate in the ITT Retirement Savings Plan, a tax-qualified savings plan, which allows employees to contribute to the plan on a before-tax basis, on an after-tax basis or as a Roth contribution. The Company makes a core contribution of 3% or 4% of pay to the plan for all eligible employees, and matches 50% of employee contributions, up to 6% of pay. The core contribution is 3% for employees whose age plus years of service is less than 50, and 4% for employees whose age plus years of service is at least 50.

The Company provides only those perquisites that it considers to be reasonable and consistent with competitive practices. Perquisites available for our NEOs are financial and estate planning reimbursement of up to $15,000 per year. Mr. Savi is on an international assignment from Italy to China and receives a transportation allowance in connection with that assignment. Since 2011, the Company has not provided any tax gross-up for personal income taxes due on these perquisites.

Amounts reported as perquisites also include reimbursement of certain relocation-related expenses, which are described in detail in the notes to the “All Other Compensation Table” later in this Proxy Statement.

RETIREMENT AND BENEFITS PLAN FOR MR. SAVI

Mr. Savi participates in a supplemental retirement plan provided under the terms of the collective bargaining agreement applicable to Dirigenti (Executives) of Industrial companies. These benefits are provided in addition to the Italian government-provided retirement benefits. Under the terms of the plan, Mr. Savi can contribute up to €6,000 annually and receive a company matching contribution of up to €6,000.

Mr. Savi is eligible for other statutory retirement and health and welfare benefits that are generally provided to our employees in Italy that have the classification of Dirigenti (Executives). During Mr. Savi’s assignment in China, he and his family have been covered by ITT’s international healthcare coverage plan, which covers all employees that participate in an international assignment.

ITT INC. | 2019 PROXY STATEMENT    54

Back to Contents

OTHER COMPENSATION AND BENEFITS

CEO EMPLOYMENT AGREEMENT

Ms. Ramos had an employment agreement with the Company that governed the terms of her employment. The agreement was entered into on October 31, 2011 and amended on May 16, 2016 and does not have a stated expiration date.

The employment agreement for Ms. Ramos is attached as Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on May 16, 2016. Ms. Ramos retired as CEO on December 31, 2018. Mr. Savi does not have an employment agreement with the Company.

POST-EMPLOYMENT COMPENSATION

ITT DEFERRED COMPENSATION PLAN

Our NEOs, except Mr. Savi, are eligible to participate in the ITT Deferred Compensation Plan. This plan provides United States executives an opportunity to defer receipt of between 2% and 90% of any AIP awards they earn. The amount of deferred compensation ultimately received reflects the performance of benchmark investment funds made available under the ITT Deferred Compensation Plan as selected by the executive. Participants in the ITT Deferred Compensation Plan may elect a fund that tracks the performance of the Company’s common stock.

ITT SALARIED RETIREMENT PLAN

Until October 31, 2011, most of our salaried employees who work in the United States participated in the ITT Salaried Retirement Plan. Under the plan, participants could elect, on an annual basis, to be covered by either a Traditional Pension Plan (described elsewhere in this Proxy Statement under the heading “Compensation Tables—2018 Pension Benefits”) or a Pension Equity Plan formula for future pension accruals. The ITT Salaried Retirement Plan was a tax-qualified plan, which provided a base of financial security for employees after they cease working. The ITT Salaried Retirement Plan was transferred by the Company to Exelis Inc., our defense business that was spun off in the Spin Transaction, effective on October 31, 2011. Both service credit and accrued benefits were frozen as of that date, and certain participants were eligible to receive transition employer contributions into the ITT Retirement Savings Plan.

SEVERANCE PLAN ARRANGEMENTS

The Company maintains severance arrangements for most of its senior executives, including all of the NEOs. These arrangements are included in two plans, one covering most severance circumstances (the ITT Senior Executive Severance Pay Plan), and the other covering severance following a change-in-control event (the ITT Senior Executive Change in Control Severance Pay Plan). These plans do not allow for the payment of tax gross-ups on severance pay or other benefits. These plans are regularly reviewed by the Compensation and Personnel Committee.

The purpose of the ITT Senior Executive Severance Pay Plan is to provide a period of transition for senior executives. The terms of the ITT Senior Executive Severance Pay Plan apply to all of our NEO’s, however the length of Mr. Scalera’s severance benefit is specified in a 2011 employment letter entered into at the time of the Spin Transaction. The severance terms for Ms. Ramos were covered under her employment agreement. The severance terms for Mr. Savi are covered under the National Collective Agreement for the Industrial Sector Managers in Italy. This agreement provides Mr. Savi with termination benefits in the event his employment is terminated for other than cause. The plan generally provides for severance payments if the Company terminates a senior executive’s employment without cause. In the event that any payment would constitute an excess parachute payment within the meaning of Section 280G of the Code, then the aggregate of all payments would be reduced so that the present value of the aggregate of all payments is maximized, but is not subject to excise tax under Section 4999 of the Code or the deduction limitation of Section 280G of the Code.

The purpose of the ITT Senior Executive Change in Control Severance Pay Plan is to provide compensation in the case of termination of employment in connection with an acceleration event (defined under the heading “Potential Post-Employment Compensation—Change in Control Arrangements”) including a change in control. The ITT Senior Executive Change in Control Pay Plan applies to all of our NEOs with the exception of Ms. Ramos. The severance terms for Ms. Ramos in the event of an acceleration event were covered under her employment agreement. The provisions of this plan are specifically designed to address the inability of senior executives to influence the Company’s future performance after certain change of control events. The plan is structured to encourage executives to act in the best interests of shareholders by providing for certain compensation and retention benefits and payments in the case of an acceleration event.

ITT INC. | 2019 PROXY STATEMENT    55

Back to Contents

These plans, including the potential post-employment payments that our NEOs would receive pursuant to these plans, are described in more detail elsewhere in this Compensation Discussion and Analysis under the heading “Potential Post-Employment Compensation.” The severance plans apply to our key employees as defined by Section 409A.

POLICIES

THE ROLE OF RISK AND RISK MITIGATION

In 2018, the Compensation and Personnel Committee evaluated risk factors associated with our businesses in determining compensation structure and pay practices. The structure of the Board of Directors’ committees facilitates this evaluation and determination. More specifically, during 2018, the Chair of the Compensation and Personnel Committee was a member of the Audit Committee. This membership overlap provides insight into the Company’s business risks and affords the Compensation and Personnel Committee access to the information necessary to consider the impact of business risks on compensation structure and pay practices.

Further, overall enterprise risk is considered and discussed at Board meetings, providing additional important information to the Compensation and Personnel Committee. The Chief Executive Officer and the Chief Financial Officer attend those portions of the Compensation and Personnel Committee meetings at which plan features and design configurations of our annual and long-term incentive plans are considered and approved.

We believe our executive compensation program appropriately balances risk with maximizing long-term shareholder value. The following features of our executive compensation program help to contribute to the achievement of this goal.

Emphasis on Long-Term Compensation	By granting long-term incentive compensation at 40% to 67% of our NEOs’ total compensation package, the Compensation and Personnel Committee believes that it is encouraging strategies that correlate with the long-term interests of the Company. Our LTI awards, described elsewhere in this Compensation Discussion and Analysis under the heading “2018 Long-Term Incentive Compensation,” feature a three-year vesting threshold at the senior vice president level and above, encouraging behavior focused on long-term value creation. PSUs focus on ITT’s three-year TSR and ROIC performance, encouraging behavior focused on long-term goals.
Pay Mix	15% to 34% of total target compensation is fixed for NEOs while the remaining total compensation is tied to performance, consistent with our pay-for-performance philosophy. As scope of responsibility increases, the amount of performance-based pay increases and fixed pay decreases relative to other officers. Our incentive design provides multiple performance time frames and a variety of financial measures that are intended to drive profitable and sustained growth.
Clawback Policy	We have a policy that provides for recoupment of performance-based compensation if the Board of Directors determines that a senior executive has engaged in fraud or willful misconduct that caused or otherwise contributed to the need for a material restatement of the Company’s financial results. In such a situation, the Board will review all compensation awarded to or earned by that senior executive on the basis of our financial performance during fiscal periods materially affected by the restatement. This would include annual cash incentive and bonus awards and all forms of equity-based compensation. If, in the Board’s view, the compensation related to our financial performance would have been lower if it had been based on the restated results, the Board will, to the extent permitted by applicable law, seek recoupment from that senior executive of any portion of such compensation as it deems appropriate after a review of all relevant facts and circumstances. The policy covers all executives that receive PSUs, including our NEOs.
Required Executive Stock Ownership	NEOs are required to own Company shares or share equivalents with a value equal to a multiple of their base salary, as discussed in more detail below. We believe this requirement aligns their interests with the interests of the Company’s shareholders and also discourages behavior that is focused only on the short-term.
Prohibition Against Speculating, Hedging or Pledging Stock	We have a policy prohibiting employees from hedging and speculative trading in and out of the Company’s securities, including short sales and leverage transactions, such as puts, calls, and listed and unlisted options. We also prohibit employees from pledging Company securities as collateral for a loan.
Rule 10b5-1 Trading Plans	The Board of Directors has authorized the use by executive officers of prearranged trading plans under Rule 10b5-1 under the Exchange Act. Rule 10b5-1 permits insiders to adopt predetermined plans for selling specified amounts of stock or exercising stock options under specified conditions and at specified times. Executive officers may only enter into a trading plan during an open trading window and they must not possess material nonpublic information regarding the Company at the time they adopt the plan. Using trading plans, insiders can diversify their investment portfolios while avoiding concerns about transactions occurring at a time when they might possess material nonpublic information. Generally, under these trading plans, the individual relinquishes control over the transactions once the plan is put into place. Accordingly, sales may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving the Company. Both new plans and modifications are subject to a mandatory “waiting period” designed to safeguard the plans from manipulation or market timing. Trading plans adopted by executive officers are reviewed and approved by the Legal Department.

ITT INC. | 2019 PROXY STATEMENT    56

Back to Contents

EXECUTIVE STOCK OWNERSHIP GUIDELINES

In 2018, the Compensation and Personnel Committee approved an increase of the ownership requirements for the CEO from 5x to 6x of annual base salary. The Company maintains stock ownership guidelines for all of its executive officers, including the NEOs. Executive officers have five years in order to meet the guidelines.

Stock ownership guidelines for officers specify the desired levels of Company stock ownership and encourage a set of behaviors for each officer to reach the guideline levels. The guidelines specify expected stock ownership levels expressed as a multiple of base salary, as set forth in the table below. Only the following equity holdings count toward achieving these ownership levels: shares owned outright, Company unvested RSUs, shares held in the Company’s dividend reinvestment plan, shares owned in the ITT Retirement Savings Plan, and “phantom” shares held in a fund that tracks an index of the Company’s stock in the deferred compensation plan. Stock options and unvested PSUs, which may comprise a significant percentage of total compensation for the CEO and other NEOs, do not count towards the achievement of our executive stock ownership guidelines.

Until an executive has attained the ownership levels set forth in the guidelines, executives are prohibited from selling any restricted stock that vests and becomes unrestricted, as well as required to hold all shares acquired through the exercise of stock options (except to the extent necessary to meet tax and exercise price obligations). Both the guidelines, and compliance with the guidelines, are monitored periodically. As of the date of this Proxy Statement, all NEOs either have met the guidelines, or are on track to meet the guidelines.

Chief Executive Officer	6 x Annual Base Salary
Executive Vice Presidents	3 x Annual Base Salary
Senior Vice Presidents	2 x Annual Base Salary
Selected Vice Presidents	1 x Annual Base Salary

CONSIDERATIONS OF TAX AND ACCOUNTING IMPACTS

In establishing total compensation for the executive officers, the Compensation and Personnel Committee has considered the effect of Section 162(m) of the Internal Revenue Code and the accounting rules associated with the Company’s compensation programs. Prior to 2018, Section 162(m) generally disallowed a tax deduction for compensation over $1,000,000 paid for any fiscal year to the CEO and the three other highest-paid NEOs, other than the CFO. However, Section 162(m) contained an exception from this $1,000,000 limit for compensation that qualified as “performance-based.” The Tax Cuts and Jobs Act of 2017 (the “Tax Act”) made several changes to Section 162(m), the most significant of which was removing this exception for “performance-based” compensation. In addition, the Tax Act extended the application of Section 162(m) to the CFO and to any employee who, at any time after 2016, was the CEO, CFO or one of the other three highest-paid NEOs for a fiscal year. The changes made by the Tax Act apply beginning January 1, 2018, other than with respect to compensation paid pursuant to written binding contracts that were in effect on November 2, 2017.

The primary objective of the Company’s compensation program is to support the Company’s business strategy. Prior to the adoption of the Tax Act, the Compensation and Personnel Committee generally sought to preserve the deductibility of most compensation paid to executive officers, but believed it also should have flexibility to award non-deductible compensation. As a result of these considerations in 2017, our AIP awards, as well as awards under our LTI program (including PSUs, RSUs and stock options), were intended to qualify as performance-based compensation that was deductible under Section 162(m), provided, however, that there is no guarantee that such awards would be treated as qualified performance-based compensation under Section 162(m). As a result of the Tax Act’s elimination of the exception for performance-based compensation, the Compensation and Personnel Committee did not design the 2018 executive compensation program to preserve the deductibility of most compensation that is paid to executive officers, as it did in 2017 and prior years. The elimination of the performance-based pay exemption did not otherwise affect the Company’s 2018 executive compensation program.

For purposes of Section 162(m) compliance for PSUs and RSUs granted in 2017 and prior years, the payout of awards requires the Company to meet a threshold adjusted EBITDA target during the three-year performance period. If the threshold is achieved, the Compensation and Personnel Committee may use discretion on the PSU awards and approve payouts that range from zero to 200% of the units initially awarded, depending on the Company’s performance.

ITT INC. | 2019 PROXY STATEMENT    57

Back to Contents

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table provides information regarding the compensation earned by each of our NEOs.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Comp(3)	Change in Pension Value and Non-qualified Deferred Comp Earnings(4)	All Other Comp(5)	Total
Denise L. Ramos Chief Executive Officer	2018	$1,000,000	$—	$4,745,826	$—	$1,782,000	$—	$183,821	$7,711,647
	2017	1,000,000	—	4,766,404	—	1,500,000	39,555	208,028	7,513,987
	2016	1,000,000	—	3,500,125	1,125,012	805,000	35,585	211,818	6,677,540
Luca Savi President and Chief Operating Officer(6)	2018	649,309	—	1,582,038	—	877,630	—	738,900	3,847,877
	2017	539,575	—	1,112,329	—	697,131	—	604,058	2,953,093
	2016	468,541	—	466,760	150,002	491,800	—	635,070	2,212,173
Thomas M. Scalera Executive Vice President and Chief Financial Officer	2018	527,694	—	2,080,799	—	580,350	—	85,488	3,274,331
	2017	512,692	—	980,005	—	571,650	8,359	73,535	2,146,241
	2016	497,526	—	700,224	225,002	300,000	4,017	78,681	1,805,450
Mary Beth Gustafsson Senior Vice President and General Counsel	2018	470,579	—	770,277	—	526,250	—	55,503	1,822,609
	2017	457,923	—	741,553	—	524,400	2,412	58,766	1,785,054
	2016	445,103	—	625,188	168,752	274,598	1,828	67,288	1,582,757
Farrokh Batliwala Senior Vice President and President, Connect & Control Technologies	2018	378,462	—	464,103	—	430,350	—	46,041	1,318,956

(1)	Amounts include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for PSUs and RSUs. A discussion of the assumptions used in calculating these values may be found in Note 17 to the Consolidated Financial Statements in our 2018 Annual Report on Form 10-K.

(2)	Amounts in this column include the aggregate grant date fair value of non-qualified stock option awards in the year of grant based on a binomial lattice valuation. A discussion of assumptions relating to stock option awards may be found in Note 17 to the Consolidated Financial Statements in the Company’s 2018 Form 10-K.

(3)	As described in the “2018 Annual Incentive Plan” section of the Compensation Discussion and Analysis, the amounts reported reflect compensation earned for performance under the annual incentive compensation program for that year.

(4)	The change in pension value is reported as a value of zero in the above table for 2018. This is the result of the present value of future pension benefits decreasing from the values reported in last year’s Proxy Statement. Assumptions used to calculate these amounts can be found immediately after the 2018 Pension Benefits table.

(5)	Amounts in this column for 2018 represent items specified in the All Other Compensation Table.

(6)	Mr. Savi’s compensation was converted from euros to U.S. dollars based on the average exchange rate for the year Mr. Savi was paid. The exchange rates used were 1.16, 1.13 and 1.11 for 2018, 2017 and 2016, respectively.

ITT INC. | 2019 PROXY STATEMENT    58

Back to Contents

ALL OTHER COMPENSATION TABLE

	Denise L. Ramos	Luca Savi	Thomas M. Scalera	Mary Beth Gustafsson	Farrokh Batliwala
Executive Perquisites:
Financial Counseling(1)	$15,000	$—	$9,000	$11,065	$10,467
Assignment and Relocation Expense(2)	—	418,088	—	—	—
Total Perquisites	15,000	418,088	9,000	11,065	10,467
All Other Compensation:
Tax Reimbursements(3)	—	187,563	—	—	—
Insurance Benefits(4)	7,524	24,523	860	2,170	395
Retirement Plan Contributions(5)	161,297	108,726	75,628	42,268	35,179
Total All Other Compensation	$183,821	$738,900	$85,488	$55,503	$46,041

(1)	Amounts represent taxable financial and estate planning services fees paid during 2018.

(2)	Amounts represent the following:

• Mr. Savi started an international assignment in China during 2015. This assignment placed one of ITT’s senior leaders in China, which is a country with significant potential growth for ITT. Mr. Savi plans to relocate his family to the U.S. during 2019. In connection with his assignment and pursuant to the ITT International Assignment policy, ITT provides allowances for the costs that Mr. Savi and his family incur in excess of their costs had they remained in Italy. The total amount includes: housing costs in China ($137,712), costs for his children to attend school in China ($126,953), cost of living and hardship allowances ($87,356), transportation costs ($34,579) and other assignment-related costs including China immigration fees.

• Mr. Savi’s assignment cost was converted from Chinese renminbi to U.S. dollars based on the average exchange rate for the year Mr. Savi was paid. The exchange rate used was 0.151 for 2018.

(3)	Under ITT’s International Assignment policy, employees on assignment to another country maintain the tax treatment they would have received if they remained in their home country. Any incremental home or host country taxes associated with the assignment are paid by the Company. The Company paid $76,329 for taxes and gross-ups for Mr. Savi in connection with his assignment from Italy to China. In addition, Mr. Savi is a U.S. green card holder and as a result had a U.S. tax liability of $111,234 that was paid by the Company for the 2017 tax year.

(4)	Amounts include taxable group term-life insurance premiums attributable to each NEO, except Mr. Savi. Mr. Savi’s insurance benefits include taxable amounts for medical, business trip, life and disability.

(5)	Amounts represent the total employer contributions under the ITT Retirement Savings Plan and the ITT Supplemental Retirement Savings Plan. 2018 contributions to the ITT Retirement Savings Plan are: $19,034 for Ms. Ramos, $17,924 for Mr. Scalera, $19,400 for Ms. Gustafsson and $16,650 for Mr. Batliwala. Contributions to the ITT Supplemental Retirement Savings Plan are discussed in the 2018 Nonqualified Deferred Compensation table. The amount for Mr. Savi is the employer contribution to the Italian statutory termination indemnity fund (Previndai) that would be paid upon termination from the Company.

ITT INC. | 2019 PROXY STATEMENT    59

Back to Contents

GRANTS OF PLAN-BASED AWARDS IN 2018

The following table provides information about 2018 equity and non-equity awards for the NEOs. The table includes the grant date for equity-based awards, the estimated future payouts under non-equity incentive plan awards (which consist of potential payouts under the 2018 AIP) and estimated future payouts under 2018 equity incentive plan awards, which consist of potential payouts related to the PSUs granted in 2018 for the 2018-2020 performance period. Also provided is the number of shares underlying all other stock awards, which for 2018 were composed solely of RSU awards. The grants in the following table were made under the 2011 Omnibus Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards:	Grant Date Fair Value: Equity
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units(3) (#)	Incentive Plan Awards(4) ($)
Denise L. Ramos	2/26/2018	$600,000	$1,200,000	$2,400,000
	2/26/2018				21,778	43,555	87,110		$2,495,702
	2/26/2018							42,240	$2,250,125
Luca Savi	2/26/2018	$295,498	$590,995	$1,181,990
	2/26/2018				7,260	14,520	29,040		$831,996
	2/26/2018							14,080	$750,042
Thomas M. Scalera	2/26/2018	$198,750	$397,500	$795,000
	2/26/2018				4,720	9,440	18,880		$540,912
	2/26/2018							9,155	$487,687
	8/6/2018				4,115	8,230	16,460		$551,904
	8/6/2018							8,055	$499,571
Mary Beth Gustafsson	2/26/2018	$177,188	$354,375	$708,750
	2/26/2018				3,535	7,070	14,140		$405,111
	2/26/2018							6,855	$365,166
Farrokh Batliwala	2/26/2018	$142,500	$285,000	$570,000
	2/26/2018				2,130	4,260	8,520		$244,098
	2/26/2018							4,130	$220,005

(1)	Amounts reflect the threshold, target and maximum payment levels, respectively, if an award payout is achieved under the AIP. These potential payments are based on achievement of specific performance metrics and are completely at risk. The AIP target award is computed based upon the applicable range of net estimated payments denominated in dollars where the target award is equal to 100% of the award potential, the threshold is equal to 50% of target, and the maximum is equal to 200% of target. Zero payment is possible for performance below the threshold. Mr. Savi is employed by ITT Italy Holding s.r.l. and his amounts have been converted from euros to U.S. dollars using a 2018 average exchange rate of 1.16.

(2)	Amounts reflect the threshold, target and maximum unit levels, respectively, of potential PSU award payouts. These potential unit amounts are based on achievement of specific performance metrics and are completely at risk. The PSU is computed based upon the applicable range of net estimated payments denominated in units where the target award is equal to 100% of the award potential, the threshold is equal to 50% of target and the maximum is equal to 200% of target.

(3)	Amounts reflect RSU awards granted in 2018 to the NEOs.

(4)	Amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for PSU and RSU awards granted to the NEOs in 2018. A discussion of assumptions relating to these LTI awards may be found in Note 17 to the Consolidated Financial Statements in our 2018 Form 10-K.

ITT INC. | 2019 PROXY STATEMENT    60

Back to Contents

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR END

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Award: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Denise L. Ramos	3/4/2014	74,470	—	—	43.52	3/4/2024	—	—	—	—
	2/25/2015	92,720	—	—	41.52	2/25/2025	—	—	—	—
	2/19/2016	—	123,900	—	33.01	2/19/2026	34,085	1,645,283	89,945	4,341,645
	2/23/2017	—	—	—	—	—	53,985	2,605,856	28,028	1,352,912
	2/26/2018	—	—	—	—	—	42,240	2,038,925	21,778	1,051,224
Luca Savi	3/8/2012	13,295	—	—	22.80	3/8/2022	—	—	—	—
	3/5/2013	10,290	—	—	26.76	3/5/2023	—	—	—	—
	3/4/2014	6,385	—	—	43.52	3/4/2024	—	—	—	—
	2/25/2015	7,095	—	—	41.52	2/25/2025	—	—	—	—
	2/19/2016	—	16,520	—	33.01	2/19/2026	4,545	219,387	11,995	578,999
	2/23/2017	—	—	—	—	—	12,600	608,202	6,540	315,686
	2/26/2018	—	—	—	—	—	14,080	679,642	7,260	350,440
Thomas M. Scalera	3/4/2014	13,830	—	—	43.52	3/4/2024	—	—	—	—
	2/25/2015	17,455	—	—	41.52	2/25/2025	—	—	—	—
	2/19/2016	—	24,780	—	33.01	2/19/2026	6,820	329,201	17,993	868,522
	2/23/2017	—	—	—	—	—	11,100	535,797	5,763	278,180
	2/26/2018	—	—	—	—	—	9,155	441,912	4,720	227,834
	8/6/2018	—	—	—	—	—	8,055	388,815	4,115	198,631
Mary Beth Gustafsson	3/4/2014	13,405	—	—	43.52	3/4/2024	—	—	—	—
	2/25/2015	14,185	—	—	41.52	2/25/2025	—	—	—	—
	2/19/2016	—	18,585	—	33.01	2/19/2026	8,145	393,159	13,495	651,404
	2/23/2017	—	—	—	—	—	8,400	405,468	4,360	210,457
	2/26/2018	—	—	—	—	—	6,855	330,891	3,535	170,634
Farrokh Batliwala	2/19/2016	—	8,950	—	33.01	2/19/2026	2,465	118,986	6,502	313,852
	2/23/2017	—	—	—	—	—	5,100	246,177	2,648	127,819
	2/26/2018	—	—	—	—	—	4,130	199,355	2,130	102,815

(1)	Stock options vest on the third anniversary of the grant date.
(2)	RSUs vest on the third anniversary of the grant date. PSUs vest upon the completion of a three-year performance period beginning January 1 of the grant year and are shown at threshold payout with the exception of the PSUs granted on February 19, 2016, which are shown at 126% of target based on the actual three-year TSR and ROIC results.
(3)	Reflects the Company’s closing stock price of $48.27 on December 31, 2018. Under the Equity Incentive Plan Awards column, the 2016 PSUs granted on February 19, 2016 vested on December 31, 2018 and are shown at 126% of target based on three-year TSR and ROIC results.

ITT INC. | 2019 PROXY STATEMENT    61

Back to Contents

OPTION EXERCISES AND STOCK VESTED IN 2018

The following table provides information regarding the values realized by our NEOs upon the exercise of stock options and the vesting of stock awards in 2018.

	Option Awards		Stock Awards
Named Executive Officer	# of Shares Acquired on Exercise	Value Realized on Exercise	# of Shares Acquired on Vesting	Value Realized on Vesting
Denise L. Ramos	105,295	$ 2,735,449	63,733	$ 3,377,212
Luca Savi	—	—	14,515	769,150
Thomas M. Scalera	—	—	16,822	891,398
Mary Beth Gustafsson	—	—	9,751	516,706
Farrokh Batliwala	—	—	5,845	336,964

2018 PENSION BENEFITS

Effective on October 31, 2011, all of the Company’s pension benefits described in this section were frozen, and the cumulative liability of these benefits was assumed by Exelis Inc. only. Ms. Ramos and Mr. Scalera participated in the plans described below, and they remain eligible for frozen pension benefits under the ITT Salaried Retirement Plan.

ITT SALARIED RETIREMENT PLAN

Under the ITT Salaried Retirement Plan, participants had the option, on an annual basis, to elect to be covered under either a Traditional Pension Plan or a Pension Equity Plan formula for future pension accruals. The ITT Salaried Retirement Plan was a funded and tax-qualified retirement program. The plan is described in detail below.

While the Traditional Pension Plan formula paid benefits on a monthly basis after retirement, the Pension Equity Plan formula enabled participants to elect to have benefits paid as a single sum payment upon employment termination, regardless of the participant’s age. The Traditional Pension Plan benefit payable to an employee depended upon the date an employee first became a participant under the plan.

TRADITIONAL PENSION PLAN

A participant first employed prior to January 1, 2000, under the Traditional Pension Plan would receive an annual pension that would be the total of:

■	2% of his or her average final compensation (as defined below) for each of the first 25 years of benefit service, plus

■	1.5% of his or her average final compensation for each of the next 15 years of benefit service, reduced by

■	1.25% of his or her primary Social Security benefit for each year of benefit service up to a maximum of 40 years.

A participant first employed on or after January 1, 2000, under the Traditional Pension Plan would receive an annual pension that would equal:

■	1.5% of his or her average final compensation for each year of benefit service up to 40 years, reduced by

■	1.25% of his or her primary Social Security benefit for each year of benefit service up to a maximum of 40 years.

For a participant first employed prior to January 1, 2005, average final compensation (including salary and approved bonus or AIP awards) is the total of:

■	The participant’s average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service that would result in the highest average annual base salary amount, plus

■	The participant’s average annual pension eligible compensation, not including base salary, for the five calendar years of the participant’s last 120 consecutive calendar months of eligibility service that would result in the highest average annual compensation amount.

For a participant first employed on or after January 1, 2005, average final compensation is the average of the participant’s total pension eligible compensation (salary, bonus and annual incentive payments for NEOs and other exempt salaried employees) over the highest five consecutive calendar years of the participant’s final 120 months of eligibility service.

ITT INC. | 2019 PROXY STATEMENT    62

Back to Contents

As it applies to participants first employed prior to January 1, 2000, under the Traditional Pension Plan, Standard Early Retirement is available to employees at least 55 years of age with 10 years of eligibility service. Special Early Retirement is available to employees at least age 55 with 15 years of eligibility service or at least age 50 whose age plus total eligibility service equals at least 80. For Standard Early Retirement, if payments begin before age 65, payments from anticipated payments at the normal retirement age of 65 (the “Normal Retirement Age”) are reduced by one-fourth of one percent for each month that payments commence prior to the Normal Retirement Age. For Special Early Retirement, if payments begin between ages 60-64, benefits will be payable at 100%. If payments begin prior to age 60, they are reduced by five-twelfths of one percent for each month that payments start before age 60 but not more than 25%. For participants first employed from January 1, 2000 through December 31, 2004, under the Traditional Pension Plan, Standard Early Retirement was available as described above. Special Early Retirement was also available to employees who attained at least age 55 with 15 years of eligibility service (but not earlier than age 55). For Special Early Retirement, the benefit payable at or after age 62 would be at 100%; if payments commenced prior to age 62 they would be reduced by five-twelfths of one percent for each of the first 48 months prior to age 62 and by an additional four-twelfths of one percent for each of the next 12 months and by an additional three-twelfths of one percent for each month prior to age 57.

For participants first employed on or after January 1, 2005, and who retire before age 65, benefits may commence at or after age 55 but they would be reduced by five-ninths of one percent for each of the first 60 months prior to age 65 and an additional five-eighteenths of one percent for each month prior to age 60.

PENSION EQUITY PLAN

A participant under the Pension Equity Plan would receive a single sum pension that would equal the total accumulated percentage (as described below) times final average compensation (as defined above).

Total accumulated percentage is the sum of annual percentages earned for each year of benefit service. The percentage earned for any given year of benefit service ranges from three percent to six percent based on age:

■	Under age 30: 3% per year of benefit service

■	Age 30 to age 39: 4% per year of benefit service

■	Age 40 to age 49: 5% per year of benefit service

■	Age 50 and over: 6% per year of benefit service

Effective January 1, 2008, the ITT Salaried Retirement Plan was amended to provide for a three-year vesting requirement. In addition, for employees who were already vested and who were involuntarily terminated and entitled to severance payments from the Company, additional months of age and service (not to exceed 24 months) were to be imputed based on the employee’s actual service to his or her last day worked, solely for purposes of determining eligibility for early retirement.

The 2018 Pension Benefits table provides information on the pension benefits for the NEOs. Ms. Ramos and Mr. Scalera participated under the terms of the plan in effect for employees hired after January 1, 2005. The Traditional Pension Plan accumulated benefit an employee earned over his or her career with the Company is payable on a monthly basis starting after retirement. Employees may retire as early as age 50 under the terms of the plan. Pensions may be reduced if retirement starts before age 65. Possible pension reductions are described above. The Pension Equity Plan benefit can be received as a lump sum or an annuity following termination. Mr. Scalera participated in the Pension Equity Plan formula prior to 2011. Ms. Ramos has always participated only under the Traditional Pension Plan formula. Benefits under this plan are subject to the limitations imposed under Sections 415 and 401(a)(17) of the Internal Revenue Code in effect as of December 31, 2011. Section 415 limits the amount of annual pension payable from a qualified plan. For 2018, this limit is $220,000 per year for a single-life annuity payable at an IRS-prescribed retirement age. This ceiling may be actuarially adjusted in accordance with IRS rules for items such as employee contributions, other forms of distribution and different annuity starting dates. Section 401(a) (17) limits the amount of compensation that may be recognized in the determination of a benefit under a qualified plan. For 2018, this limit is $275,000.

2018 PENSION BENEFITS TABLE

Present Value of
		Number of	Accumulated Benefit	Payments
		Years Credit	at Earliest Date for	During
Named Executive Officer	Plan Name	Service (#)	Unreduced Benefit	Last Fiscal Year
Denise L. Ramos	ITT Salaried Retirement Plan	4.33	$ 178,124	$ —
Thomas M. Scalera(1)	ITT Salaried Retirement Plan	5.77	51,203	—
Luca Savi(2)	ITT Salaried Retirement Plan	N/A	N/A	N/A
Mary Beth Gustafsson(3)	ITT Salaried Retirement Plan	N/A	N/A	N/A
Farrokh Batliwala(3)	ITT Salaried Retirement Plan	N/A	N/A	N/A

(1)	Mr. Scalera has an accrued benefit under both the Traditional Pension Plan formula and the Pension Equity Plan formula. His lump sum Pension Equity Plan benefit is $52,105 under the ITT Salaried Retirement Plan as of December 31, 2018.

(2)	Mr. Savi receives statutory retirement benefits under Italian law and additional benefits applicable to Dirigenti employees.

(3)	Ms. Gustafsson and Mr. Batliwala were hired after October 31, 2011, the date on which the plans were frozen, therefore they are not eligible to participate in the plans.

ITT INC. | 2019 PROXY STATEMENT    63

Back to Contents

Assumptions used to determine present value as of December 31, 2018 are generally consistent with those used by Harris Corporation (the acquirer of the ITT Salaried Retirement Plan from Exelis Inc. in 2015). The assumptions utilized were as follows:

■	Measurement date: December 31, 2018

■	Discount Rate: 4.14%

■	Mortality (pre-commencement): None

■	Mortality (post-commencement): RP-2014 Annuitant Mortality Table, separate rates for males and females

■	Mortality projection (post-commencement): Generational projection with MP-2018 Mortality Improvement Scale from 2006.

■	Normal retirement date: age 65

■	Unreduced retirement date: age 65

■	Assumed benefit commencement date: age 65

■	Accumulated benefit is calculated based on credited service and pay as of October 31, 2011

■	For benefits under the Traditional Pension Plan formula, present value is based on the single life annuity payable at assumed benefit commencement date.

■	For benefits under the Pension Equity Plan formula, present value is based on projected lump sum value at assumed benefit commencement date; Pension Equity Plan value is projected from December 31, 2018, to age 65 using an interest crediting rate of 1.55% for the ITT Salaried Retirement Plan.

■	All results shown are estimates only; actual benefits will be based on precise credited service and compensation history, which will be determined at benefit commencement date.

2018 NONQUALIFIED DEFERRED COMPENSATION

ITT DEFERRED COMPENSATION PLAN

The ITT Deferred Compensation Plan is a tax deferral plan. The ITT Deferred Compensation Plan permits eligible employees with a base salary of at least $200,000 to defer between 2% and 90% of their AIP payment. The AIP amount deferred is included in the Summary Compensation Table under Non-Equity Incentive Plan Compensation. Withdrawals under the plan are available on payment dates elected by participants at the time of the deferral election. The withdrawal election is irrevocable, except in cases of demonstrated hardship due to an unforeseeable emergency as provided by the ITT Deferred Compensation Plan. Amounts deferred will be unsecured general obligations of the Company to pay the deferred compensation in the future and employees will have the rights of an unsecured general creditor with respect to those funds.

Participants can elect to have their account balances allocated into one or more of the 25 phantom investment funds (including a phantom Company stock fund) and can change their investment allocations on a daily basis. All plan accounts are maintained on the accounts of the Company and investment earnings are credited to a participant’s account (and charged to corporate earnings) to mirror the investment returns achieved by the investment funds chosen by that participant.

A participant can establish up to six “accounts” into which AIP award deferrals are credited and he or she can elect a different form of payment and a different payment commencement date for each “account.” One account may be selected based on a termination date (the “Termination Account”) and five accounts are based on employee-specified dates (each a “Special Purpose Account”). Each Special Purpose and Termination Account may have different investment and payment options. Termination Accounts will be paid in the seventh month following the last day worked. Changes to Special Purpose Account distribution elections must be made at least 12 months before any existing benefit payment date, may not take effect for at least 12 months, and must postpone the existing benefit payment date by at least five years. Additionally, Termination Account distribution elections are irrevocable.

ITT INC. | 2019 PROXY STATEMENT    64

Back to Contents

The table below shows the annual rate of return for the funds available under the ITT Deferred Compensation Plan, as reported by the administrator for the calendar year ended December 31, 2018.

	Rate of		Rate of
	Return		Return
	1/1/18 to		1/1/18 to
Name of Fund	12/31/18	Name of Fund	12/31/18
Fixed Rate Option(1)	3.00%	American Funds EuroPacific Growth (REREX)	-15.22%
PIMCO Total Return Institutional (PTTRX)	-0.26%	First Eagle Overseas A (SGOVX)	-10.29%
PIMCO Real Return Institutional (PRRIX)	-1.97%	Lazard Emerging Markets Equity Open (LZOEX)	-18.32%
T Rowe Price High Yield (PRHYX)	-3.33%	Clearbridge Small Cap Growth IS (LMOIX)	4.58%
Dodge & Cox Stock (DODGX)	-7.07%	DFA US Targeted Value I (DFFVX)	-15.78%
Vanguard Developed Markets Index Inv (VDVIX)	-14.56%	Invesco Global Real Estate A (AGREX)	-6.16%
Vanguard 500 Index (VFINX)	-4.52%	Model Portfolio(2) — Conservative	-1.92%
American Funds Growth Fund of America R4 (RGAEX)	-2.95%	Model Portfolio(2) — Moderate Conservative	-4.05%
Artisan Mid Cap (ARTMX)	-4.02%	Model Portfolio(2) — Moderate	-6.16%
Vanguard Selected Value Inv (VASVX)	-19.73%	Model Portfolio(2) — Moderate Aggressive	-7.77%
Vanguard Federal Money Market Inv (VMFXX)	1.78%	Model Portfolio(2) — Aggressive	-9.52%
Hartford Schroders Int’l Multi-Cap Value S (SIDRX)	-15.23%	ITT Stock Fund (ITT)	-8.66%
Vanguard Total Bond Market Index (VBMFX)	-0.13%

(1)	The Fixed Rate Option rate is based on guaranteed contractual returns from the insurance company provider.

(2)	The returns shown in the model portfolio are not subsidized by the Company, but represent returns for a managed portfolio based on funds available to deferred compensation participants.

ITT SUPPLEMENTAL RETIREMENT SAVINGS PLAN

Since federal law limits the amount of compensation that can be used to determine employee and employer contribution amounts to the tax-qualified plan to $275,000 in 2018, the Company has established and maintains a non-qualified unfunded ITT Supplemental Retirement Savings Plan to allow for Company contributions based on base salary and actual annual bonus paid in excess of these limits. All balances under this plan are maintained on the books of the Company and earnings are credited to the accumulated savings under the plan based on the earnings in the Stable Value Fund in the tax-qualified plan. Benefits will be paid in a lump sum in the seventh month following the last day worked. Effective January 1, 2012, the plan was amended to no longer permit employee contributions.

ITT INC. | 2019 PROXY STATEMENT    65

Back to Contents

2018 NONQUALIFIED DEFERRED COMPENSATION TABLE

The table below shows nonqualified deferred compensation activity for the NEOs for 2018.

Name	Executive Contributions Last Fiscal Year(1)	Registrant Contributions Last Fiscal Year(2)	Aggregate Earnings Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Denise L. Ramos
Non-qualified savings	$—	$142,263	$25,395	$—	$1,169,737
Deferred compensation	—	—	100,530	220,303	3,450,931
TOTAL	$—	$142,263	$125,925	$220,303	$4,620,668
Luca Savi
Non-qualified savings	$—	$—	$—	$—	$—
Deferred compensation	—	—	—	—	—
TOTAL	$—	$—	$—	$—	$—
Thomas M. Scalera
Non-qualified savings	$—	$57,704	$5,757	$—	$298,202
Deferred compensation	—	—	—	—	—
TOTAL	$—	$57,704	$5,757	$—	$298,202
Mary Beth Gustafsson
Non-qualified savings	$—	$22,868	$1,996	$—	$110,483
Deferred compensation	393,300	27,531	(36,104)	—	1,060,966
TOTAL	$393,300	$50,399	$(34,108)	$—	$1,171,449
Farrokh Batliwala
Non-qualified savings	$—	$18,529	$715	$—	$45,265
Deferred compensation	—	—	—	—	—
TOTAL	$—	$18,529	$715	$—	$45,265

Note:	“Non-qualified savings” represent amounts in the ITT Supplemental Retirement Savings Plan. “Deferred compensation” earnings under the ITT Deferred Compensation Plan are calculated by reference to actual earnings of the investment funds as provided in the table above.

(1)	Ms. Gustafsson deferred a portion of her 2017 bonus that was paid in March 2018. None of the other NEOs elected to defer their 2017 bonus.

(2)	Amounts represent the core, match and applicable transition employer contributions into the ITT Supplemental Retirement Savings Plan (Non-qualified savings) and the ITT Deferred Compensation Plan (Deferred compensation).

ITT INC. | 2019 PROXY STATEMENT    66

Back to Contents

POTENTIAL POST-EMPLOYMENT COMPENSATION

The potential post-employment compensation tables reflect the amount of compensation payable to each of the NEOs in the event their ITT employment ceases, including voluntary termination, termination for cause, death or disability, termination without cause, or termination in connection with a change of control. Post-separation compensation of our NEOs, other than Mr. Savi, is governed by the ITT Senior Executive Severance Pay Plan. In addition, post-separation compensation of all of our NEOs is governed by the ITT Senior Executive Change in Control Severance Pay Plan (applicable to situations involving a change of control) and our equity award agreements. In the case of Mr. Scalera, the length of his severance benefit is specified in a 2011 employment letter entered into at the time of the Spin Transaction.

The amounts shown in the potential post-employment compensation tables are estimates, assuming that the triggering event occurred on December 31, 2018, including amounts that would be earned through such date (or that would be earned during a period of severance), and where applicable, are based on the closing price of the Company’s stock on December 31, 2018, the last trading day of 2018, which was $48.27.

The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

PAYMENTS AND BENEFITS PROVIDED GENERALLY TO SALARIED EMPLOYEES

The amounts shown in the tables in this section do not include payments and benefits to the extent these payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

■	Accrued salary and vacation pay.

■	Regular pension benefits under the ITT Salaried Retirement Plan (frozen as of the date of the Spin Transaction and transferred to Exelis Inc., which was later acquired by Harris Corporation). ITT participants do not accrue any additional service credit under the plan in the event of a termination. See the section “Post-Employment Compensation” in the Compensation Discussion and Analysis for more information.

■	Health care benefits provided to retirees under the ITT Salaried Retirement Plan, including retiree medical and dental insurance (if eligible as of the date of the Spin Transaction). Employees who terminate prior to retirement are eligible for continued benefits under COBRA.

■	Distributions of plan balances under the ITT Retirement Savings Plan and amounts under the ITT Supplemental Retirement Savings Plan.

No perquisites are available to any NEOs in any of the post-employment compensation circumstances. With respect to the ITT Salaried Retirement Plan, frozen benefits under such plan may be deferred to age 65, but may become payable at early retirement age, or earlier for benefits under the Pension Equity Plan formula. Employees of the Company do not have to terminate employment in order to receive their benefits from the ITT Salaried Retirement Plan since the plan is now sponsored by Harris Corporation.

ITT SENIOR EXECUTIVE SEVERANCE PAY PLAN

The ITT Senior Executive Severance Pay Plan provides overall cash severance benefits to executives, provides participants with outplacement assistance for one year and does not allow for the vesting of equity awards during the severance period. The amount of severance pay under this plan depends on the executive’s base pay and years of service, not to exceed 12 months of base pay. The Company considers these severance pay provisions appropriate transitional provisions given the job responsibilities and competitive market in which senior executives function.

No severance is provided if an employee is terminated for cause, because the Company believes employees terminated for cause should not receive additional compensation.

In addition, the Company’s obligation to continue severance payments stops if the executive does not comply with the Company’s Code of Conduct. We consider this cessation provision to be critical to the Company’s emphasis on ethical behavior. The Company’s obligation to continue severance payments also stops if the executive does not comply with non-competition provisions of the ITT Senior Executive Severance Pay Plan. These provisions protect the integrity of our businesses and are consistent with typical commercial arrangements.

If a covered executive receives or is entitled to receive other compensation from another company, the amount of that other compensation could be used to offset amounts otherwise payable under the ITT Senior Executive Severance Pay Plan. For six months following the termination date, the executive will continue to be eligible for healthcare benefits and for 12 months the executive will entitled to outplacement support. Severance pay will start within 60 days following the covered executive’s scheduled termination date.

ITT INC. | 2019 PROXY STATEMENT    67

Back to Contents

CEO EMPLOYMENT AGREEMENT

Ms. Ramos retired as CEO on December 31, 2018 and did not receive any severance benefits, therefore she is not included in the Potential Post-Employment Compensation Table below.

ITT SENIOR EXECUTIVE CHANGE IN CONTROL SEVERANCE PAY PLAN

This plan provides two levels of benefits for covered executives, based on their position within the Company. The Compensation and Personnel Committee considered two levels of benefits appropriate based on the relative ability of each level of employee to influence future Company performance. The President, Executive Vice Presidents and Senior Vice Presidents receive the higher level and certain Vice Presidents the second level. Under the ITT Senior Executive Change in Control Severance Pay Plan, if a covered executive is terminated within two years of a change in control or in contemplation of a change in control event that ultimately occurs or if the covered executive terminates his or her employment for good reason within two years of a change in control, he or she would be entitled to:

■	Any accrued but unpaid base salary, bonus (AIP award), vacation and unreimbursed expenses;

■	Two or three times the current base salary and target annual incentive as of the termination date;

■	A lump sum payment equal to two or three times the highest annual base salary rate during the three years preceding termination or an acceleration event times the highest percentage rate of the Company’s contributions to the ITT Retirement Savings Plan and the ITT Supplemental Retirement Savings Plan, such percentage rate not to exceed 7% per year;

■	Subsidized healthcare benefits for six months after termination; and

■	One year of outplacement assistance.

All of the NEOs, other than Ms. Ramos, are covered at the highest level of benefits. The severance terms for Ms. Ramos in the occurrence of an acceleration event were covered under her employment agreement.

CHANGE IN CONTROL ARRANGEMENTS

There are change in control provisions in various Company plans, which were adopted to mitigate the concern that, in the event the Company is considering a change in control transaction, the employees involved in considering the transaction might otherwise be motivated to act in their own interests rather than in the interests of the shareholders.

The payment or vesting of awards or benefits under certain of the plans listed below are accelerated solely upon the occurrence of a change in control of the Company. As described on the next page, our equity plans and our severance pay plans have “double triggers,” requiring both a change in control and a termination of employment to accelerate the vesting of unvested awards.

The following Company plans have change in control provisions:

■	2011 Omnibus Incentive Plan

■	2003 Equity Incentive Plan

■	ITT Annual Incentive Plan for Executive Officers

■	ITT Senior Executive Change in Control Severance Pay Plan

■	ITT Change in Control Severance Pay Plan

■	ITT Deferred Compensation Plan

■	ITT Supplemental Retirement Savings Plan

■	Ramos Employment Agreement

The 2011 Plan, 2003 Equity Incentive Plan, ITT Annual Incentive Plan for Executive Officers, ITT Senior Executive Change in Control Severance Pay Plan, and ITT Change in Control Severance Pay Plan consider a change in control to have occurred if one of the following acceleration events occurs:

1.	A report on Schedule 13D was filed with the SEC disclosing that any person, other than the Company or one of its subsidiaries or any employee benefit plan that is sponsored by the Company or a subsidiary, had become the beneficial owner of 20% or more of the Company’s outstanding stock.

2.	A person other than the Company or one of its subsidiaries or any employee benefit plan that is sponsored by the Company or a subsidiary purchased the Company’s shares in connection with a tender or exchange offer, if after consummation of the offer the person purchasing the shares is the beneficial owner of 20% or more of the Company’s outstanding stock.

ITT INC. | 2019 PROXY STATEMENT    68

Back to Contents
3.	The shareholders of the Company approved, and the Company fully executed:

(a)	Any consolidation, business combination or merger of the Company other than a consolidation, business combination or merger in which the shareholders of the Company immediately prior to the merger would hold 50% or more of the combined voting power of the Company or the surviving corporation of the merger and would have the same proportionate ownership of common stock of the surviving corporation that they held in the Company immediately prior to the merger; or

(b)	Any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company.

4.	A majority of the members of the Board of Directors of the Company changed within a 12-month period, unless the election or nomination for election of each of the new directors by the Company’s shareholders had been approved by two-thirds of the directors still in office who had been directors at the beginning of the 12-month period or whose nomination for election or election was recommended or approved by a majority of directors who were directors at the beginning of the 12-month period.

5.	Any person other than the Company or one of its subsidiaries or any employee benefit plan sponsored by the Company or a subsidiary became the beneficial owner of 20% or more of the Company’s outstanding stock.

The ITT Supplemental Retirement Savings Plan and ITT Deferred Compensation Plan consider a change in control to have occurred if one of the following acceleration events occurs:

1.	A majority of the members of the Board of Directors of the Company changed within a 12-month period, unless the election or nomination for election of each of the new directors by the Company’s shareholders had been approved by two-thirds of the directors still in office who had been directors at the beginning of the 12-month period or whose nomination for election or election was recommended or approved by a majority of directors who were directors at the beginning of the 12-month period.

2.	Any one person, or more than one person acting as a group (as defined in Treasury Regs. 1.409A-2(i)(5)(v)(B)), acquires ownership of shares that, together with shares held by such person or group constitutes more than 50% of the total fair market value or total voting power of the shares of the Corporation.

3.	Either (i) a person, or more than one person acting as a group (as defined in Treasury Regs. 1.409A-2(i)(5)(v)(B)), acquires ownership of shares possessing 30% or more of the total voting power of the shares of the Corporation, taking into account all such shares acquired during the 12-month period ending on the date of the most recent acquisition, or (ii) a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board of Directors prior to the date of the appointment or election, but only if no other corporation is a majority shareholder.

4.	A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group (as defined in Treasury Regs. 1.409A-2(i)(5)(v)(B)), other than a person or group of persons that is related to the Company, acquires assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.

Beginning with the Company’s annual grant cycle in March 2014, all long-term incentive awards (PSUs, RSUs and stock options) have included a “double trigger” provision, whereby no benefits will be paid to an executive unless (i) a change in control of the Company has occurred and (ii) there has been a specified change in the employment status of the executive within a period of time following the change in control. For example, if a covered executive is terminated without cause within two years of a change in control or terminates his or her employment for good reason within two years of a change in control, or is terminated before the change in control occurs, but after its announcement or at the request of a participant, he or she would be entitled to vesting of long-term incentive awards pursuant to the award agreements. The ITT Senior Executive Change in Control Severance Plan and ITT Change in Control Severance Pay Plan also have double trigger provisions. We utilize “double trigger” vesting to ensure management talent will be available to assist in the successful integration following a change in control and to align with prevailing governance practices.

ITT INC. | 2019 PROXY STATEMENT    69

Back to Contents

Potential post-employment compensation arrangements are more fully described for the NEOs in the following table. As noted above, this table assumes a triggering event as of December 31, 2018.

	Resignation or Termination for Cause	Death or Disability	Termination Not For Cause	Termination Not For Cause or With Good Reason After Change of Control
Luca Savi
Cash Severance(1)	$—	$—	$2,087,243	$2,250,000
AIP	—	—	—	2,250,000
Unvested Equity Awards(2)	—	3,670,586	2,239,307	3,670,586
ITT Supplemental Retirement Savings Plan(3)	—	—	—	—
Other Benefits(4)	551,046	3,277,046	593,370	593,370
TOTAL(5)	$551,046	$6,947,632	$4,919,920	$8,763,956
Thomas M. Scalera
Cash Severance(1)	$—	$—	$618,333	$1,590,000
AIP	—	—	—	1,192,500
Unvested Equity Awards(2)	—	4,351,623	2,685,131	4,351,623
ITT Supplemental Retirement Savings Plan(3)	—	—	—	111,300
Other Benefits(4)	—	—	38,692	38,692
TOTAL(5)	$—	$4,351,623	$3,342,156	$7,284,115
Mary Beth Gustafsson
Cash Severance(1)	$—	$—	$472,500	$1,417,506
AIP	—	—	—	1,063,130
Unvested Equity Awards(2)	—	2,826,693	2,024,618	2,826,693
ITT Supplemental Retirement Savings Plan(3)	—	—	—	99,226
Other Benefits(4)	—	—	38,692	38,692
TOTAL(5)	$—	$2,826,693	$2,535,810	$5,445,247
Farrokh Batliwala
Cash Severance(1)	$—	$—	$321,538	$1,140,000
AIP	—	—	—	855,000
Unvested Equity Awards(2)	—	1,476,147	999,951	1,476,147
ITT Supplemental Retirement Savings Plan(3)	—	—	—	68,400
Other Benefits(4)	—	—	32,657	32,657
TOTAL(5)	$—	$1,476,147	$1,354,146	$3,572,204

(1)	Under the ITT Senior Executive Severance Pay Plan, Mr. Scalera’s 2011 employment letter entered into at the time of the Spin Transaction, and as described elsewhere in this section, the following executives would receive base salary after termination without cause for the following severance periods: Mr. Scalera 14 months, Ms. Gustafsson 12 months, and Mr. Batliwala 44 weeks. Although also eligible under the ITT Senior Executive Severance Pay Plan (12 months), Mr. Savi would receive the higher severance benefits afforded by his status as a Dirigenti (executive level employee) under the Italy national labor contract, which is equal to 20 months of pay based on his average annual compensation over the past three years. In the event of termination following a change of control, all NEOs are covered under the Company’s ITT Senior Executive Change in Control Severance Pay Plan described elsewhere in this section and, under the terms of the plan, would be paid a lump sum payment equal to the sum of (x) three (3) times the current annual base salary rate paid at the time of termination of employment, and (y) three (3) times the annual bonus awarded (whether or not deferred). For Mr. Savi, this amount was greater than the benefit afforded to him by his status as a Dirigenti, and therefore the higher amount has been reported in the table. Mr. Savi’s potential payouts have been converted from euros to U.S. dollars using the 2018 average exchange rate of 1.16.

(2)	Unvested equity awards reflect the market value of stock and in the money value of stock options based on the Company’s December 31, 2018 closing stock price of $48.27. Termination provisions are set forth in the specific award agreements.

(3)	No additional ITT Supplemental Retirement Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. Amount reflects the additional cash payment representing Company contributions, which would be made following a change of control as described in the ITT Senior Executive Change in Control Severance Pay Plan.

ITT INC. | 2019 PROXY STATEMENT    70

Back to Contents
(4)	Under the ITT Senior Executive Severance Pay Plan and the ITT Senior Executive Change in Control Severance Pay Plan, eligible executives will continue to receive subsidized healthcare benefits during the severance period for the first six months after termination without cause. Senior executives are eligible for up to one year of outplacement services. Mr. Savi would be eligible to receive payment under the Italian statutory termination indemnity plan (Previndai) upon separation for any reason in the amount of $551,046. In the event of death, Mr. Savi’s estate would be eligible to receive $2,726,000 from an insurance policy for Dirigenti and a Company-sponsored life insurance policy. In the event of Mr. Savi being disabled, as a Dirigenti, he would be eligible for a benefit of $406,000, which is not included in the table above.

(5)	Values in this table show the full payments per the applicable plan documents under the potential termination scenarios. In the event of a change of control a “best net” provision would apply, which provides either an unreduced benefit or a reduction in payments sufficient to avoid triggering an excise tax, whichever is better after-tax.

CEO PAY RATIO

We are required to calculate and report a reasonable estimate of the ratio of the annual total compensation of our CEO to the median total compensation of our other employees. For 2018, we calculated the CEO Pay Ratio to be 148.

The date used to determine the median employee was December 31, 2018. We used annual salary rate as the consistently applied measure to determine the median employee. To account for employees paid in currencies other than the U.S. dollar, we used currency exchange rates as of December 31, 2018 to convert their compensation into U.S. dollars. We started with 10,446 full time, part-time and temporary employees who were paid directly by ITT or our subsidiaries, and also included contractors for whom ITT or our subsidiaries determine compensation, but were employed by third parties as of December 31, 2018.

We then excluded all of our 432 employees in Poland under an applicable exemption for limited numbers of non-U.S. employees. The excluded employees in Poland represented less than 5% of our total employee population. No cost of living adjustments were utilized in identifying our median employee or calculating the annual total compensation.

We identified the median employee to be a full-time hourly employee located in the U.S. We then determined the annual total compensation of the median employee, which included actual annual salary, overtime and company contributions toward benefits (medical and dental premiums and contributions to the employee’s 401(k) account). The total annual compensation of our median employee was determined to be $52,048. For 2018, the annual compensation for Ms. Ramos was $7,729,030 which is $17,383 higher than the amount shown in the Summary Compensation Table because of the inclusion of company-paid medical and dental benefits, which are not reflected in the Summary Compensation Table in accordance with SEC rules. Last year we did not include the company contributions toward benefits when we calculated the CEO pay ratio.

ITT INC. | 2019 PROXY STATEMENT    71

Back to Contents

COMPENSATION AND PERSONNEL COMMITTEE REPORT

ITT’s Compensation and Personnel Committee is responsible for the overall design and governance of the Company’s executive compensation program, senior leadership development and talent management programs. The Compensation and Personnel Committee’s primary objective is to establish a competitive executive compensation program that clearly links executive compensation to business performance and shareholder return. The Compensation and Personnel Committee considers and monitors appropriate risk factors in structuring compensation to discourage unnecessary or excessive risk-taking behaviors and encourage long-term value creation.

RECOMMENDATION REGARDING COMPENSATION DISCUSSION AND ANALYSIS

In performing its governance function, with regard to the Compensation Discussion and Analysis, the Compensation and Personnel Committee relied on statements and information prepared by the Company’s management. It also relied on information provided by Pay Governance. The Compensation and Personnel Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Compensation and Personnel Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2018 Annual Report on Form 10-K and this Proxy Statement.

This report is furnished by the members of the Compensation and Personnel Committee.

■	Orlando D. Ashford	■	Christina A. Gold	■	Richard P. Lavin (Chair)
■	Mario Longhi	■	Rebecca A. McDonald

2018 NON-MANAGEMENT DIRECTOR COMPENSATION

The table below represents the 2018 compensation for our non-management directors. As discussed in more detail in the narrative following the table, all non-management directors receive the same cash fees and stock awards for their service, which consists of a $100,000 annual cash retainer and an annual RSU award with a value of $100,000, except for the following: Mr. MacInnis, as Non-Executive Chairman, received an additional $62,500 cash payment and an additional RSU award with a value of $62,500; Mr. Powers as Audit Committee Chair, received an additional $15,000 cash payment; Mr. Lavin as Compensation and Personnel Committee Chair, received an additional $10,000 cash payment; and Mr. DeFosset as the Nominating and Governance Committee Chair received an additional $10,000 cash payment. As a management director, Mr. Savi does not receive compensation for Board service.

Compensation is paid to non-management directors in a lump sum following the annual meeting at which they are elected. Non-management directors who join the Board of Directors during the course of a year receive their compensation promptly following their election, in amounts that are pro-rated to reflect their partial year of service on the Board. Non-management directors may also choose to defer receipt of either or both of their cash retainer and equity retainer. The grant date fair value of stock awards granted to non-management directors in 2018 is provided in footnote (2) to the table below. Stock awards are composed of RSUs.

ITT INC. | 2019 PROXY STATEMENT    72

Back to Contents
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Orlando D. Ashford	$100,000	$100,031	$200,031
Geraud Darnis	100,000	100,031	200,031
Donald DeFosset, Jr.	110,000	100,031	210,031
Nicholas C. Fanandakis	100,000	100,031	200,031
Christina A. Gold	100,000	100,031	200,031
Richard P. Lavin	110,000	100,031	210,031
Mario Longhi	100,000	100,031	200,031
Frank T. MacInnis	162,500	162,523	325,023
Rebecca A. McDonald	100,000	100,031	200,031
Timothy H. Powers	115,000	100,031	215,031
Cheryl L. Shavers(3)	66,667	66,704	133,371
Sabrina Soussan(3)	66,667	66,704	133,371

(1)	Fees may be paid in cash at the time they are earned, or deferred, at the election of the director. Non-management directors may irrevocably elect deferral into an interest-bearing cash account or into the ITT Stock Fund, which is a tracking fund that invests in Company stock.

(2)	Awards are made in RSUs and they reflect a grant date fair value computed in accordance with GAAP. The grant date fair value of the RSUs granted to Mr. MacInnis on May 23, 2018, the date of our 2018 Annual Meeting, was $162,523. The grant date fair value of the RSUs granted to the other non-management directors on May 23, 2018 was $100,031. The closing price of ITT stock on that date was $53.78. The equity component of the non-management director compensation program was increased from $90,000 to $100,000 in May 2016 after a review by Pay Governance of market comparison data.

(3)	Dr. Shavers and Ms. Soussan were elected to the Board of Directors on October 15, 2018 and therefore they received compensation that was pro-rated to reflect their partial year of service on the Board for the 2018-2019 director term. They were paid $66,667 in cash and were granted 1,272 RSUs on October 15, 2018 with a grant date fair value of $66,704. The closing price of ITT stock on that date was $52.44.

NON-MANAGEMENT DIRECTOR STOCK AWARDS AND OPTION AWARDS OUTSTANDING AT DECEMBER 31, 2018 FISCAL YEAR-END

Non-Management Director Name	Stock Awards	Option Awards
Orlando D. Ashford	1,860	—
Geraud Darnis	1,860	—
Donald DeFosset, Jr.	9,338	—
Nicholas C. Fanandakis	1,860	—
Christina A. Gold	19,997	—
Richard P. Lavin	1,860	—
Mario Longhi	1,860	—
Frank T. MacInnis	22,669	1,430
Rebecca A. McDonald	6,430	—
Timothy H. Powers	9,290	—
Cheryl L. Shavers	1,272	—
Sabrina Soussan	1,272	—

Outstanding stock awards include unvested RSUs granted under the 2011 Plan and vested but deferred restricted shares and RSUs granted under the 2011 Plan, the ITT 1996 Restricted Stock Plan for Non-Employee Directors and the Amended and Restated 2003 Equity Incentive Plan. RSUs granted to non-management directors vest one business day prior to the next annual meeting. Unvested RSUs do not earn dividends or carry voting rights while unvested, however dividend equivalents are accrued during this period and are paid out in cash following vesting of the award.

ITT reimburses directors for expenses they incur to travel to and from Board, Committee and shareholder meetings and for other Company business-related expenses (including travel expenses of spouses if they are specifically invited to attend an event for appropriate business purposes).

ITT INC. | 2019 PROXY STATEMENT    73

Back to Contents

NON-MANAGEMENT DIRECTOR STOCK OWNERSHIP GUIDELINES

ITT’s stock ownership guidelines currently provide for non-management directors to achieve stock ownership levels of five times the annual base cash retainer amount within five years of joining the Board. Non-management directors receive a portion of their retainer in RSUs, which are paid in shares when the RSUs vest. Non-management directors are required to hold such shares until their total share ownership meets or exceeds the ownership guidelines. Both the guidelines, and compliance with the guidelines, are monitored periodically. All non-management directors with at least one full year of service on the Board of Directors own stock in the Company. Directors are also subject to the Company’s policy prohibiting hedging and speculative trading in and out of the Company’s securities, including short sales and leverage transactions, such as puts, calls, and listed and unlisted options.

The Company also prohibits directors from pledging Company securities as collateral for a loan.

INDEMNIFICATION AND INSURANCE

As permitted by its By-laws, ITT indemnifies its directors to the fullest extent permitted by law and maintains insurance to protect the directors from liabilities, including certain instances where ITT could not otherwise indemnify them. All directors are covered under a non-contributory group accidental death and dismemberment policy that provides each of them with $1,000,000 of coverage. They may elect to purchase additional coverage under that policy. Non-management directors also may elect to participate in an optional non-contributory group life insurance plan that provides $100,000 of coverage.

ITT INC. | 2019 PROXY STATEMENT    74

Back to Contents

CONSIDERATION OF A SHAREHOLDER PROPOSAL REGARDING THE CHAIR OF THE BOARD TO BE INDEPENDENT
(PROXY ITEM NO. 4)

The following shareholder proposal will be voted on at the Annual Meeting if properly presented by or on behalf of the shareholder proponent. Other than minor formatting changes, we are reprinting the proposal and supporting statement as they were submitted to us, and we have not endeavored to correct any erroneous statements or typographical errors contained therein. Share holdings of the shareholder proponent, and where applicable, of co-filers, will be supplied upon request to the Company’s Corporate Secretary. Our Board of Directors has recommended a vote against the proposal for the reasons set forth following the proposal.

Mr. John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, California 90278, has submitted the following shareholder proposal: Independent Board Chairman-Proposal [4]

Shareholders request our Board of Directors to adopt as a policy, and amend our governing documents as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next Chief Executive Officer transition, implemented so it does not violate any existing agreement.

If the Board determines that a Chairman, who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman. This proposal requests that all the necessary steps be taken to accomplish the above.

This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73% support at Netflix. These 5 majority votes would have been still higher if all shareholders had access to independent proxy voting advice.

This proposal is more important to ITT shareholders because our current Chairman has 17-years long-tenure on the ITT Board and is no longer a director on any other significant Board in order to keep his skills up-to-date. Long-tenure can lead a Chairman to be more concerned about getting along with management than looking out for shareholders.

For instance Frank MacInnis was Chairman in 2018 when the Board of Directors prevented ITT shareholders from voting on a shareholder proposal to enable 10% of shares to call for a special shareholder meeting. It is hard to understand how a truly independent Chairman of the Board would be opposed to a shareholder vote on a 100% non-binding shareholder proposal asking that ITT shareholders simply have the same rights as shareholders at scores of companies that already enable 10% of shares to call for a special shareholder meeting.

This Independent Board Chairman proposal topic won 43%-support at ITT previously. This 43% support would have been higher if all shareholders had access to independent proxy voting advice.

Stockholder proposals such as this have taken a leadership role in improving the governance rules of ITT. After receiving shareholder proposals ITT adopted a rudimentary right for shareholders to call for a special meeting (2011) and proxy access for shareholder-nominated director candidates (2016).

An independent Chairman is best positioned to build up the oversight capabilities of our directors while our CEO addresses the challenging day-to-day issues facing the company. The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent.

Please vote yes:

Independent Board Chairman - Proposal [4]

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote against this proposal for the following reasons:

1.	The Board of Directors has had an independent Chair since 2011 and has no intention of changing its leadership structure for the foreseeable future.

2.	It is in shareholders’ interests to provide the Board of Directors the flexibility to determine the appropriate leadership structure based on future facts and circumstances.

3.	Our corporate governance policies and practices promote effective, independent Board oversight.

ITT INC. | 2019 PROXY STATEMENT    75

Back to Contents
1.	The Board of Directors has had an independent Chair since 2011 and has no intention of changing its leadership structure for the foreseeable future.

The Board currently has an independent Chair separate of our CEO, and has maintained this leadership structure since October 2011.

The Board assesses its leadership structure from time to time, including most recently as part of the CEO transition, and continues to believe that having separate individuals hold the Chair and Chief Executive Officer positions is the right leadership structure for the Company. This structure has allowed our Chief Executive Officer to focus on the operations of our business while the independent Chair focuses on leading the Board in its oversight responsibilities.

Effective January 1, 2019 Denise L. Ramos stepped down and Luca Savi became our Chief Executive Officer. Our independent Chairman, Frank MacInnis, was instrumental in leading the Board through this succession process and providing continuity of leadership. Mr. MacInnis has remained the independent Chairman through this leadership transition and, if re-elected as described in Item 1, will remain as independent Chairman. As indicated in his letter to shareholders, Mr. MacInnis anticipates retiring from the Board after one year, and the Board will be focused this year on the process for appointing and transitioning to a new independent Board chair.

The Board believes in the importance of having a strong independent person to lead the Board, and the role of the Chair includes important responsibilities such as setting agendas for meetings of the Board of Directors and conducting regularly scheduled executive sessions for the independent directors to meet without management present.

2.	It is in shareholders’ interests to provide the Board of Directors the flexibility to determine the appropriate leadership structure based on future facts and circumstances.

Going forward, the Board believes it is important for it to have the flexibility to continue to be able to assess all relevant facts and circumstances, in fulfillment of its fiduciary duty, to determine the leadership structure that is best suited to meet the needs of the Company at a particular time. The Board recognizes that different board leadership structures have distinct advantages and disadvantages, and believes that the Company’s shareholders are best served by preserving this flexibility, rather than implementing the rigid, “one-size-fits-all” policy requested by the shareholder proposal.

The Company operates in a dynamic and competitive industry, and the best leadership structure for the Board may change over time. Flexibility in selecting Board leadership, as part of a thoughtful process, benefits the Company and its shareholders because the Board is best positioned to regularly evaluate the optimal leadership structure for the Company based upon the Company’s specific and evolving circumstances, giving due consideration to the individuals involved, the culture and performance of the Company, the needs of the business, fulfillment of the duties of the Board and the best interests of shareholders.

3.	Our corporate governance policies and practices promote effective, independent Board oversight.

The Company has strong corporate governance policies and practices in place to promote effective Board leadership and constant re-evaluation of Board effectiveness and composition. For example:

■	Directors are elected annually and by a majority of votes cast in uncontested elections.

■	All members of the Board, other than the Chief Executive Officer, are independent (92.3% independent).

■	Shareholders have meaningful proxy access rights.

■	Shareholders have the right to call special meetings at a reasonable threshold (reduced to 25% in 2018).

■	The Board annually assesses its contribution to governing the Company in order to enhance its performance.

■	The Nominating and Governance Committee annually evaluates each director and recommends to the Board whether each should be re-nominated.

■	The Board is authorized to retain outside counsel, independent advisors or other experts and, as necessary, consult with any members of management to assist the Board in fulfilling its responsibilities.

■	The Board regularly schedules executive sessions for independent directors to meet without management present, which are led by the independent Chair. Independent directors use these executive sessions to discuss matters of concern, as well as evaluations of the Chief Executive Officer and senior management, management and Board succession planning, matters to be included on Board agendas, information to request from management and other relevant matters.

■	The Board communicates with shareholders on these governance policies and practices.

In addition, our Board of Directors is committed to effective Board refreshment and having highly qualified, independent voices on the Board. The Board’s commitment over time to continuous self-evaluation, refreshment and proactive Board succession planning has resulted in nine new directors since 2013, and a reduction in the average tenure on the Board to its current average of 5.6 years.

The Board of Directors recommends a vote against this proposal for the reasons discussed above. The Board has since 2011 maintained an independent Chair, and should have the flexibility to determine the best person to serve as Chair of the Board. This proposal is both unnecessary and unduly restrictive.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED AGAINST THIS PROPOSAL.

ITT INC. | 2019 PROXY STATEMENT    76

Back to Contents

OTHER MATTERS

INFORMATION ABOUT THE PROXY STATEMENT & VOTING

PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of record of ITT Inc., an Indiana corporation in connection with the solicitation of proxies on behalf of the Board of Directors of the Company, for use at the Annual Meeting of Shareholders to be held on May 22, 2019. The Annual Meeting will be held at 9:00 a.m. Eastern Time at ITT Inc. Headquarters, 1133 Westchester Avenue, White Plains, NY 10604.

WHY DID I RECEIVE THESE PROXY MATERIALS?

Beginning on or about April 8, 2019, this Proxy Statement is being mailed or made available, as the case may be, to shareholders who were shareholders as of March 25, 2019, the record date, as part of the Board of Directors’ solicitation of proxies for the Annual Meeting, including any adjournment or postponement thereof. This Proxy Statement and the ITT 2018 Annual Report to Shareholders (the “Annual Report”) and Annual Report on Form 10-K (which have been furnished to shareholders eligible to vote at the Annual Meeting) contain information that the Board of Directors believes is relevant to shareholders in voting on the matters to be addressed at the Annual Meeting.

WHO IS ENTITLED TO VOTE?

You can vote if you owned shares of the Company’s common stock as of the close of business on March 25, 2019, the record date.

HOW DO I GET ADMITTED TO THE ANNUAL MEETING?

Only shareholders of record or beneficial owners of the Company’s common stock as of the record date may attend the Annual Meeting in person. You will need an admission ticket or proof of ownership to enter the Annual Meeting. An admission ticket is attached to your proxy card if you hold shares directly in your name as a shareholder of record. If you received a Notice of Internet Availability of Proxy Materials (a “Notice”), your Notice is your admission ticket. We encourage you to vote your proxy as soon as possible, even if you plan to attend the Annual Meeting, but please keep the admission ticket and bring it with you to the Annual Meeting.

If your shares are held beneficially in the name of a broker, bank or other holder of record, you must present proof of your ownership of common stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. Please note that if you plan to attend the Annual Meeting in person and would like to vote there, you will need to bring a legal proxy from your broker, bank or other holder of record as explained below. If your shares are held beneficially and you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of common stock, to:

ITT Inc.
1133 Westchester Avenue
White Plains, NY 10604
Attn: Corporate Secretary

Shareholders also must present a form of photo identification, such as a driver’s license, in order to be admitted to the Annual Meeting. No cameras, recording equipment, large bags or packages will be permitted in the Annual Meeting.

ITT INC. | 2019 PROXY STATEMENT    77

Back to Contents

VOTING INFORMATION

HOW DO I VOTE?

Shareholders may vote using any of the following methods:

BY TELEPHONE OR ON THE INTERNET

You can vote by calling the toll-free telephone number on your proxy card or Notice. Please have your proxy card or Notice handy when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

The website for Internet voting is www.proxyvote.com. Please have your proxy card or Notice handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 21, 2019. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, the Company recommends that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not need to return your proxy card.

BY MAIL

If you received your Annual Meeting materials by mail, you may complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

IN PERSON AT THE ANNUAL MEETING

All shareholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting. We encourage you to vote as soon as possible, even if you intend to attend the Annual Meeting in person.

BY GRANTING A PROXY OR SUBMITTING VOTING INSTRUCTIONS

You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your bank, broker or other holder of record.

WHAT IS THE DIFFERENCE BETWEEN A REGISTERED OWNER AND A BENEFICIAL OWNER?

If your shares are registered in your name with ITT’s transfer agent, Computershare, you are a “registered owner,” also sometimes referred to as the “shareholder of record” of those shares.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and this Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

HOW MANY VOTES DO I HAVE?

You have one vote for every share of common stock that you own as of the record date.

WHY DOES THE BOARD SOLICIT PROXIES FROM SHAREHOLDERS?

Since it is impractical for all shareholders to attend the Annual Meeting and vote in person, the Board of Directors recommends that you appoint the two people named on the accompanying proxy card to act as your proxies at the Annual Meeting.

ITT INC. | 2019 PROXY STATEMENT    78

Back to Contents

WHAT ITEMS ARE ON THE AGENDA FOR THE ANNUAL MEETING?

There are four formal items scheduled to be voted upon at the Annual Meeting as described in the Notice of 2019 Annual Meeting of Shareholders. As of the date of this Proxy Statement, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If you have returned your signed and completed proxy card and other matters are properly presented for voting at the Annual Meeting, the people named on the accompanying proxy card (or, if applicable, their substitutes), will have the discretion to vote on those matters for you.

HOW WILL MY SHARES BE VOTED AT THE ANNUAL MEETING?

At the Annual Meeting, the people named on the accompanying proxy card (or if applicable, their substitutes), will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is set forth under “Proxy Statement Executive Summary” on page 9 of this Proxy Statement. With respect to any other business as may properly come before the Annual Meeting, your shares will be voted in accordance with the judgment of the persons voting the proxy.

WHAT IF I CHANGE MY MIND?

As a holder of record of common stock, you may revoke or change your proxy at any time before the Annual Meeting by filing a notice of revocation or another signed, later-dated proxy card with the Corporate Secretary of the Company, at the Company’s principal executive offices as listed on the first page of this Proxy Statement. You may also revoke your proxy by attending the Annual Meeting and voting in person. If you are a beneficial owner of common stock, you should follow the voting directions you will receive from your broker, bank or other holder of record along with the Company’s proxy solicitation materials. As previously noted, you will need a legal proxy from your broker, bank or other holder of record if you prefer to cast your vote in person at the Annual Meeting.

HOW MANY SHARES OF ITT STOCK ARE OUTSTANDING?

As of March 25, 2019, the record date, 87,798,466 shares of common stock were outstanding.

HOW MANY HOLDERS OF ITT OUTSTANDING SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

In order to conduct business at the Annual Meeting, it is necessary to have a quorum. To have a quorum, shareholders entitled to cast a majority of votes at the Annual Meeting must be present in person or by proxy. The inspectors of election appointed for the Annual Meeting will separately tabulate all affirmative and negative votes, abstentions and “broker non-votes.” Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

WHAT IS A “BROKER NON-VOTE”?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares with respect to certain items of business. If you do not provide voting instructions, your shares will not be voted on any item of business on which the broker does not have discretionary authority to vote. This is called a broker non-vote. In these cases, the broker will not be able to vote on those matters for which specific authorization is required under the rules of the NYSE.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of Deloitte as the Company’s independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote without instructions from you on the election of directors, the advisory vote on the compensation of the Company’s named executive officers, or the shareholder proposal, in which case a broker non-vote will occur and your shares will not be voted on these items of business.

If you hold shares of common stock through a broker, bank or other holder of record, follow the voting instructions you receive from that organization.

ITT INC. | 2019 PROXY STATEMENT    79

Back to Contents

HOW MANY VOTES ARE REQUIRED TO ELECT DIRECTORS? HOW MANY VOTES ARE REQUIRED FOR OTHER AGENDA ITEMS TO PASS?

ELECTION OF DIRECTORS

The Company’s By-laws provide that in uncontested elections, a director nominee shall be elected by a majority of the votes cast by the shareholders represented in person or by proxy at the Annual Meeting. A “majority of the votes cast” means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee (with abstentions and broker non-votes not counted as votes cast with respect to that director nominee). The By-laws further provide that in uncontested elections, any director nominee who fails to be elected by a majority, but who also is a director at the time, shall promptly provide a written conditional resignation, as a holdover director, to the Chair of the Board or the Corporate Secretary, and remain a director until a successor is elected and qualified. The Nominating and Governance Committee shall promptly consider the resignation and all relevant facts and circumstances concerning any vote and the best interests of the Company and its shareholders. After consideration, the Nominating and Governance Committee shall make a recommendation to the Board whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the Nominating and Governance Committee’s recommendation no later than its next regularly scheduled Board meeting (after certification of the shareholder vote) or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision. As discussed above, brokers (and many banks and other record holders of “street name” shares that follow the applicable NYSE voting rules for member brokers) do not have discretionary voting power with respect to director elections unless they have customer voting instructions. This means that, without your voting instructions on this matter, a broker non-vote will occur because your broker (or bank or other holder of record) does not have the power to vote your shares on the election of directors. As a result, it is very important that you return voting instructions relating to the election of directors to your broker, bank or other holder of record.

ALL OTHER MATTERS

The proposals relating to the selection of the Company’s independent registered public accounting firm, the compensation of the Company’s named executive officers and the shareholder proposal are each advisory in nature and non-binding.

For each of these proposals, the votes cast in favor of the proposal must exceed the votes cast against the proposal. If you abstain from voting or if there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered to be votes cast.

HOW DO I VOTE IF I AM A PARTICIPANT IN THE ITT RETIREMENT SAVINGS PLAN?

If you participate in the ITT Retirement Savings Plan (formerly the ITT Corporation Retirement Savings Plan), your plan trustee will vote the ITT shares credited to your ITT Retirement Savings Plan account in accordance with your voting instructions, except as otherwise provided in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”). The trustee will vote the shares on your behalf because you are the beneficial owner, not the shareholder of record, of the shares held by the ITT Retirement Savings Plan. The trustee votes the shares held in your ITT Retirement Savings Plan account for which no voting instructions are received (“Undirected Shares”) in the same proportion as the shares for which the trustee receives voting instructions, except as otherwise provided in accordance with ERISA. Under the ITT Retirement Savings Plan, participants are “named fiduciaries” to the extent of their authority to direct the voting of ITT shares credited to their savings plan accounts and their proportionate share of Undirected Shares. By submitting voting instructions by telephone, the Internet or by signing and returning the voting instruction card, you direct the trustee of the ITT Retirement Savings Plan to vote these shares, in person or by proxy at the Annual Meeting.

ITT Retirement Savings Plan participants should mail their confidential voting instruction card to Broadridge Financial Solutions, Inc. (“Broadridge”), acting as tabulation agent, or vote by telephone or Internet. Instructions from ITT Retirement Savings Plan Participants must be received by Broadridge no later than 11:59 p.m. Eastern Time on May 19, 2019.

HOW MANY SHARES ARE HELD BY PARTICIPANTS IN THE ITT RETIREMENT SAVINGS PLAN?

As of March 25, 2019, the record date, the ITT Retirement Savings Plan held 169,269 shares of common stock (approximately 0.19% of the outstanding shares). J.P. Morgan Chase is trustee of the ITT Retirement Savings Plan.

ITT INC. | 2019 PROXY STATEMENT    80

Back to Contents

WHO COUNTS THE VOTES? IS MY VOTE CONFIDENTIAL?

In accordance with the By-laws, the Company will appoint two Inspectors of Election, who may be officers or employees of the Company, and they will tabulate the votes. The Inspectors of Election monitor the voting and also certify whether the votes of shareholders are kept in confidence in compliance with ITT’s confidential voting policy.

WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?

ITT will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. Innisfree M&A Incorporated, 501 Madison Avenue, New York, NY 10022, has been retained to assist in soliciting proxies for a fee of $12,500, plus distribution costs and other costs and expenses.

WHAT IS “HOUSEHOLDING” AND HOW DOES IT AFFECT ME?

The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, beneficial shareholders who have the same address and last name and who do not participate in electronic delivery or Internet access of proxy materials will receive only one copy of the Company’s Annual Report and Proxy Statement unless one or more of these shareholders notifies the Company that they wish to continue receiving individual copies. This procedure is designed to reduce duplicate mailings and save significant printing and processing costs, as well as natural resources.

Each shareholder who participates in householding will continue to receive a separate proxy card or Notice. Your consent to householding is perpetual unless you revoke it. You may revoke your consent at any time by contacting Broadridge, either by calling toll-free at (800) 542-1061, or by writing to Broadridge Financial Solutions, Inc. Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your response, after which you will receive an individual copy of the proxy materials.

WHY DID I RECEIVE A “NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS” BUT NO PROXY MATERIALS?

We distribute our proxy materials to certain shareholders by giving notice to those shareholders that they may access their proxy materials on the Internet. This so-called “Notice and Access” approach, which is permitted by SEC rules, conserves natural resources and reduces our costs of printing and distributing the proxy materials, while providing a convenient method of accessing the materials and voting to shareholders. On April 8, 2019, we mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders, containing instructions on how to access the proxy materials on the Internet.

HOW DO I RECEIVE PROXY MATERIALS ELECTRONICALLY IN THE FUTURE?

This Proxy Statement and the Annual Report are available online at www.proxyvote.com. Instead of receiving future proxy statements and accompanying materials by mail, most shareholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you, and will also give you an electronic link to the proxy voting site.

SHAREHOLDERS OF RECORD

You may sign up for the service by logging onto the Internet at www.proxyvote.com. Please have your proxy card handy when you go online.

BENEFICIAL OWNERS

You also may be able to receive copies of these documents electronically. Check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service or contact them regarding electronic delivery of materials.

ITT INC. | 2019 PROXY STATEMENT    81

Back to Contents

HOW DOES A SHAREHOLDER PROPOSE MATTERS FOR CONSIDERATION AT THE 2020 ANNUAL MEETING OF SHAREHOLDERS?

PROPOSALS TO BE INCLUDED IN OUR PROXY STATEMENT

Under SEC rules, if a shareholder wants us to include a proposal in our proxy statement for presentation at our 2020 annual meeting of shareholders, the proposal must be received by us by December 10, 2019. Any such proposal must comply with Rule 14a-8 under the Exchange Act.

PROPOSALS TO BE BROUGHT BEFORE THE 2020 ANNUAL MEETING OF SHAREHOLDERS

A shareholder seeking to introduce an item of business at the 2020 annual meeting of shareholders must comply with the procedures set forth in our By-laws. If you intend to propose an item of business to be presented at our 2020 annual meeting of shareholders, you must notify us of your intention, in writing, on or after December 10, 2019, but not later than January 9, 2020. In the event that the date of the 2020 annual meeting of shareholders is changed by more than 30 days from the anniversary date of the Annual Meeting, such notice must be received not earlier than 120 calendar days prior to the 2020 annual meeting and not later than 90 calendar days prior to the 2020 annual meeting, or, if later, 10 calendar days following the date on which public announcement of the date of the 2020 annual meeting is first made.

For any special meeting of shareholders, the item of business must be received no earlier than 120 calendar days nor later than 90 calendar days prior to the date of the special meeting, or, if later, 10 calendar days following the date on which the public announcement of the date of the special meeting is first made.

HOW DOES A SHAREHOLDER NOMINATE DIRECTORS FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS?

DIRECTOR NOMINATIONS FOR INCLUSION IN OUR PROXY STATEMENT

In February 2016, we amended our By-laws to implement “proxy access,” which allows a shareholder or group of shareholders meeting certain conditions to nominate directors for election at annual meetings of shareholders using our proxy statement. This provision allows a shareholder, or group of up to 20 shareholders, to nominate up to two director candidates or, if greater, up to 20% of the number of directors then serving on our Board of Directors, if the shareholder or group has owned continuously for at least three years a number of shares equal to at least three percent of our outstanding common stock measured as of the date we receive the nomination. The number of director candidates who may be nominated under our proxy access By-law will be reduced by the number of director nominations made under our advance notice By-law, as described in the following section.

If you intend to nominate a director for election at the 2020 annual meeting of shareholders using our proxy access By-law, you must submit the nomination, along with the other materials required by our By-laws, on or after November 10, 2019, but not later than December 10, 2019.

DIRECTOR NOMINATIONS TO BE BROUGHT BEFORE THE 2020 ANNUAL MEETING OF SHAREHOLDERS

If you intend to nominate a director for consideration at the 2020 annual meeting of shareholders, you must notify us in writing of your intention to do so and provide us with the information required by our advance notice By-law on or after December 10, 2019, but not later than January 9, 2020. In the event that the date of the 2020 annual meeting of shareholders is changed by more than 30 days from the anniversary date of the Annual Meeting, such notice must be received not earlier than 120 calendar days prior to the 2020 annual meeting and not later than 90 calendar days prior to the 2020 annual meeting, or, if later, 10 calendar days following the date on which public announcement of the date of the 2020 annual meeting is first made.

For any special meeting of shareholders, a nomination to be brought before the meeting must be received no earlier than 120 calendar days nor later than 90 calendar days prior to the date of the special meeting, or, if later, 10 calendar days following the date on which the public announcement of the date of the special meeting is first made.

Note that any such nominations will not be included in or voted through the Company’s proxy materials.

ITT INC. | 2019 PROXY STATEMENT    82

Back to Contents

WHAT INFORMATION MUST I SUBMIT WITH A PROPOSAL OR NOMINATION?

A shareholder’s submission of a proposal or director nomination must include information specified in our By-laws concerning the proposal or nomination, as the case may be, and information as to the shareholder’s ownership of common stock. Any person considering submission of a proposal for an item of business or a nomination to be considered at a shareholder meeting should carefully review our By-laws. We will not entertain any proposals or nominations at the 2020 annual meeting of shareholders that do not meet these requirements. The By-laws are available upon request, free of charge, from ITT Inc., 1133 Westchester Avenue, White Plains, NY 10604, Attention: Corporate Secretary. The By-laws were also filed as Exhibit 3.2 to the Current Report on Form 8-K that we filed with the SEC on May 25, 2018, which is available, free of charge, on the SEC’s website, www.sec.gov, and our Investor Relations website, www.itt.com/investors.

Nominations of directors and notices relating thereto must meet all other qualifications and requirements of the Company’s Corporate Governance Principles, the committee charters and Regulation 14A under the Exchange Act. Any shareholder nominees will be evaluated by the Nominating and Governance Committee of the Board using the same standards as it uses for all other director nominees. These standards are discussed in further detail elsewhere in this Proxy Statement under the heading of “Corporate Governance and Related Matters—Directors’ Qualification and Selection Process.”

WHERE SHOULD I SEND A SHAREHOLDER PROPOSAL OR DIRECTOR NOMINATION FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS?

If you intend to submit a proposal or director nomination, you must send the proposal or nomination, along with all information required by our By-laws, to our principal executive offices at: ITT Inc., 1133 Westchester Avenue, White Plains, NY 10604, Attention: Corporate Secretary. We strongly encourage any shareholder interested in submitting a proposal or director nomination to contact our Corporate Secretary in advance of the above deadlines to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws and the Company’s By-laws. Submitting a shareholder proposal or nomination does not guarantee that we will include it in our Proxy Statement. The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

WHO CAN HELP ANSWER MY ADDITIONAL QUESTIONS?

If you have any additional questions about the Annual Meeting or how to vote, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at 888-750-5834. Banks and brokers may call at 212-750-5833.

ITT INC. | 2019 PROXY STATEMENT    83

Back to Contents

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN SHAREHOLDERS

The following table shows the beneficial ownership of our common stock, as of January 31, 2019, by each director, by each of the NEOs, and by all directors and executive officers as a group.

The number of shares beneficially owned by each non-management director or executive officer has been determined under the rules of the SEC, which provide that beneficial ownership includes any shares as to which a person has sole or shared voting or dispositive power, and any shares which the person would have the right to acquire beneficial ownership of within 60 days through the exercise of any stock option or other right. Unless otherwise indicated, each non-management director or executive officer has sole dispositive and voting power, or shares those powers with his or her spouse. No directors or executive officers have pledged any shares of common stock.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Total Shares Beneficially Owned	Shares Owned Directly(1)	Options(2)	Stock Units(3)	Percent of Class
Denise L. Ramos	594,210	179,090	291,090	124,030	*
Luca Savi	96,359	26,234	53,585	16,540	*
Thomas M. Scalera	90,311	9,433	56,065	24,813	*
Mary Beth Gustafsson	76,435	8,620	46,175	21,640	*
Farrokh Batliwala	22,331	4,414	8,950	8,967	*
Orlando D. Ashford	18,648	18,648	—	—	*
Geraud Darnis	17,026	17,026	—	—	*
Donald DeFosset, Jr.	19,474	11,996	—	7,478	*
Nicholas C. Fanandakis	4,404	4,404	—	—	*
Christina A. Gold	41,384	23,247	—	18,137	*
Richard P. Lavin	12,686	12,686	—	—	*
Mario Longhi	1,468	1,468	—	—	*
Frank T. MacInnis	48,138	27,061	1,430	19,647	*
Rebecca A. McDonald	10,589	6,019	—	4,570	*
Timothy H. Powers	9,860	570	—	9,290	*
Cheryl L. Shavers(4)	—	—	—	—	—%
Sabrina Soussan(4)	—	—	—	—	—%
All Directors and Executive Officers as a Group (22 persons)	1,074,925	358,274	457,295	259,356	1.0%

*	Less than 1%

(1)	Includes units held as of January 31, 2019 representing interests in the ITT Stock Fund held within the ITT Retirement Savings Plan.

(2)	Exercisable within 60 days of January 31, 2019. The amounts for our executive officers include stock options that vested and became exercisable in February 2019.

(3)	Reflects PSUs and RSUs that vest or that may be settled within 60 days of January 31, 2019. The amounts for Ms. Ramos, Mr. Scalera, Mr. Savi, Ms. Gustafsson and Mr. Batliwala include RSUs and PSUs that vested, and were settled in stock, in February and March 2019. Non-management directors’ total shares beneficially owned include RSUs that have vested but for which settlement is deferred until a later date.

(4)	Dr. Shavers and Ms. Soussan were elected to the Board of Directors on October 15, 2018 and did not have any shares beneficially owned as of January 31, 2019.

The principal occupation and certain other information about the nominees is set forth in “Election of Directors (Proxy Item No. 1).”

ITT INC. | 2019 PROXY STATEMENT    84

Back to Contents

The following table gives information about each person or group of persons whom the Company knows to be the beneficial owner of more than 5% of the outstanding shares of common stock based on information filed by that entity with the SEC on the dates indicated below.

Name and address of beneficial owner	Number of Shares Beneficially Owned	Percent of Class(4)
The Vanguard Group(1) 100 Vanguard Blvd Malvern, PA 19355	8,804,879	10.07%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10022	7,918,600	9.0%
FMR LLC(3) 245 Summer Street Boston, MA 02210	6,148,098	7.02%

(1)	As reported on Amendment 8 to Schedule 13G filed on March 11, 2019, The Vanguard Group has sole voting power with respect to 41,649 shares, shared voting power with respect to 10,996 shares, sole dispositive power with respect to 8,760,533 shares, and shared dispositive power with respect to 43,346 shares.

(2)	As reported on Amendment No. 6 to Schedule 13G filed on February 4, 2019, BlackRock, Inc. has sole voting power with respect to 7,538,779 shares, sole dispositive power with respect to 7,918,600 shares, and no shared voting or dispositive power with respect to any shares.

(3)	As reported on Amendment 1 to Schedule 13G filed on February 13, 2019, FMR LLC has sole voting power with respect to 1,164,067 shares, sole dispositive power with respect to 6,148,098 shares, and no shared voting or dispositive power with respect to any shares.

(4)	Calculations based on the Company’s shares outstanding as of January 31, 2019.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board of Directors, the executive officers and persons who hold more than 10% of the outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of, and transactions in, our common stock. Based on our records and other information, we believe that in 2018 our directors and our executive officers who are subject to Section 16(a) met all applicable filing requirements.

EQUITY COMPENSATION PLAN INFORMATION

The following sets forth information concerning the shares of common stock that may be issued under equity compensation plans as of December 31, 2018.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans:
Approved by Security Holders(1)	1,832,469	(2)	$ 35.04	(3)	38,009,082	(4)
Not Approved by Security Holders	—		—		—
Total	1,832,469		$ 35.04		38,009,082

(1)	Equity compensation plans approved by shareholders include the 2003 Equity Incentive Plan and the 2011 Plan. Since the approval of the 2011 Plan, no additional awards will be granted under the ITT Amended and Restated 2003 Equity Incentive Plan.

(2)	This amount includes 700,865 shares of common stock that are issuable upon the exercise of outstanding stock options, 703,947 shares of common stock that are deliverable under outstanding RSU awards and 427,657 shares of common stock that may be issued under outstanding PSU awards, which reflects the 2016 PSU awards at their actual 126% payout and the 2017 and 2018 PSU awards at the target (100%) number of shares that may be issuable under such awards. The weighted-average remaining contractual life of the total number of outstanding stock options was 5.7 years as disclosed in Note 17 to the Consolidated Financial Statements in the Company’s 2018 Annual Report on Form 10-K. The number of shares, if any, to be issued pursuant to outstanding PSU awards can range from zero to 200% of the units initially awarded based on our achievement, over a three-year period, of the stated performance goals described in this Proxy Statement.

(3)	The weighted-average exercise price pertains only to outstanding stock options and not to outstanding restricted stock units or performance stock units, which by their nature have no exercise price.

(4)	This amount represents the number of shares available for issuance pursuant to equity awards that may be granted in the future under the 2011 Plan.

ITT INC. | 2019 PROXY STATEMENT    85

Back to Contents

FORM 10-K

The Company filed its Annual Report on Form 10-K for the 2018 fiscal year with the SEC on February 22, 2019. A copy of the Company’s Form 10-K (without exhibits or documents incorporated by reference) is included in the 2019 Annual Report to Shareholders that is being delivered or made available via the Internet concurrently with this Proxy Statement to all shareholders.

By Order of the Board of Directors,

Lori B. Marino

Corporate Secretary

Dated: April 8, 2019

ITT INC. | 2019 PROXY STATEMENT    86

Back to Contents

APPENDIX A

LIST OF COMPANIES UTILIZED FROM THE WILLIS TOWERS WATSON COMPENSATION DATA BANK (CDB) ANALYSIS

2018 BENCHMARK GROUP — WILLIS TOWERS WATSON CDB

(INDUSTRIALS, MATERIALS, AND ENERGY COMPANIES WITH REVENUE BETWEEN APPROXIMATELY $1.25 & $5.0 BILLION)

A.O. Smith	GATX	Rockwell Collins
Advanced Drainage Systems	GCP Applied Technologies	Rowan Companies
American Styrenics	Granite Construction	RPM International
Apex Tool Group	H.B. Fuller	Ryerson
AMETEK	Harsco	Sensata Technologies
Ashland	Herman Miller	Sensient Technologies
Brembo	Hexcel	Snap-on
Cabot	Hexion	Sonoco Products
Carpenter Technology	HNI	Steelcase
CF Industries	Hunt Consolidated	TimkenSteel
Chemtura	International Flavors & Fragrances	Toro
Cliffs Natural Resources	Kennametal	Transocean
CoorsTek	Kinross Gold	Trinity Industries
Cubic	Lincoln Electric	USG Corporation
Curtiss-Wright	Magellan Midstream Partners	Valvoline
Donaldson Company	Martin Marietta Materials	Vectrus
Encana Corporation	Meritor	Vulcan Materials
EnLink Midstream	Peabody Energy	W. R. Grace
Equifax	Pitney Bowes	Watts Water Technologies
Esterline Technologies	PolyOne	Westlake Chemical
Flowserve	Precision Drilling	Worthington Industries
Fortune Brands Home & Security

ITT INC. | 2019 PROXY STATEMENT    87

Back to Contents

ENGINEERED FOR LIFE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Telephone and Internet voting are available through 11:59 P.M. Eastern Time on May 21, 2019. Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy by telephone or on the Internet, you do not need to mail back your proxy card.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

VOTE BY INTERNET - *www.proxyvote.com*
Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E63357-P16265 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ITT INC.

The Board of Directors recommends a vote FOR each of these thirteen nominees:

Proposal 1

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Orlando D. Ashford	☐	☐	☐
1b. Geraud Darnis	☐	☐	☐
1c. Donald DeFosset, Jr.	☐	☐	☐
1d. Nicholas C. Fanandakis	☐	☐	☐
1e. Christina A. Gold	☐	☐	☐
1f. Richard P. Lavin	☐	☐	☐
1g. Mario Longhi	☐	☐	☐
1h. Frank T. MacInnis	☐	☐	☐
1i. Rebecca A. McDonald	☐	☐	☐
1j. Timothy H. Powers	☐	☐	☐
1k. Luca Savi	☐	☐	☐
1l. Cheryl L. Shavers	☐	☐	☐
1m. Sabrina Soussan	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3:	**For**	**Against**	**Abstain**
Proposal 2			
2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2019 fiscal year	☐	☐	☐
Proposal 3			
3. Approval of an advisory vote on executive compensation	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 4:	**For**	**Against**	**Abstain**
Proposal 4			
4. A shareholder proposal requiring a policy that the chair of the Board be independent	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

(NOTE: Please sign exactly as your name or names appear(s) on this Proxy Card. When signing as attorney, executor, officer, administrator, trustee, custodian or guardian, please indicate full title. If there is more than one named shareholder, all should sign unless evidence or authority to sign on behalf of others is attached.)

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners, if applicable) Date

Back to Contents

ITT

ENGINEERED FOR LIFE

ADMISSION TICKET

Annual Meeting of Shareholders

Shareholders will be admitted to the Annual Meeting beginning at 8:30 a.m. Eastern Time.
If you wish to attend, please plan to arrive early since seating will be limited. For directions, contact us at (914) 641-2000.

If you plan to attend the Annual Meeting, please bring this admission ticket with you.

Note: If you plan to attend the Annual Meeting, please indicate your intention to attend by marking the appropriate box on the attached proxy card. If you plan to attend the Annual Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video, still photography or audio recording at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. This Admission Ticket should not be returned with your proxy but should be retained and brought with you to the Annual Meeting.

The proxy materials for ITT's 2019 Annual Meeting of Shareholders, including the 2018 Annual Report and the 2019 Notice and Proxy Statement are available on the Internet. To view these proxy materials, please visit *www.proxyvote.com.*

E63358-P16265

ITT

ENGINEERED FOR LIFE

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ITT INC. FOR THE ANNUAL MEETING TO BE HELD MAY 22, 2019

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Thomas M. Scalera and Mary E. Gustafsson, or either of them, each with full power of substitution as proxies, to vote all shares of ITT Inc. common stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the Annual Meeting and at any adjournments or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the shareholder(s) on the reverse side of this form. If this form is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors. **In either case, if this form is signed and returned, the proxies thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the Annual Meeting and at adjournments or postponements.**

For participants in the ITT Retirement Savings Plan:
Under the savings plan, participants are "named fiduciaries" to the extent of their authority to direct the voting of ITT shares credited to their savings plan accounts and their proportionate share of allocated shares for which no direction is received and unallocated shares, if any (together, "Undirected Shares"). ITT Retirement Savings Plan participants should mail their confidential voting instruction card to Broadridge Financial Solutions, Inc., acting as tabulation agent, or vote by telephone or Internet. Instructions must be received by Broadridge before 11:59 p.m. Eastern Time on May 19, 2019. The trustee of the savings plan will vote Undirected Shares in the same proportion as the shares for which directions are received, except as otherwise provided in accordance with ERISA. By submitting voting instructions by telephone, Internet, or by signing and returning this proxy form, you direct the trustee of the savings plan to vote these shares, in person or by proxy, as designated herein, at the Annual Meeting.

The Trustee will exercise its discretion in voting on any other matter that may be presented for a vote at the Annual Meeting and at adjournments or postponements.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be dated and signed on the reverse side.)